UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

☑	Filed by the Registrant

☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

TTEC Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☑	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Proxy Statement

NOTICE OF 2023 ANNUAL
MEETING OF STOCKHOLDERS

OUR VISION

We are transforming our company to help our clients transform theirs. Every interaction we have with our clients, their customers, our colleagues and the communities where we operate is guided by this vision and these values.

Purpose

Deliver humanity to business.

Vision

Leading the world’s most respected organizations to create and grow emotionally connected, valuable, lasting relationships.

Mission

Accelerate growth by simplifying and personalizing interactions that build deep engagement between people and brands.

OUR VALUES

Lead every day

We lead every day at every level to achieve results. We know that courageous, authentic leadership translates into positive impact.

Seek first to understand

We delight customers every chance we get. We strive to see the world through the eyes of our clients, their customers and our colleagues.

Do the right thing

We expect the highest degree of integrity from ourselves and each other. We act with honesty and respect in everything we do.

Act as one

We’re stronger together - one Company with one purpose and one team. We work together and have each others’ backs.

Reach for amazing

We are innovators who make amazing things possible. We spark creativity and never accept “can’t.”

Live life passionately

We believe in our purpose and live it with intensity. We celebrate, laugh and have fun together.

April 11, 2023

Dear Stockholders:

It is my pleasure to invite you to join us at the Annual Meeting of Stockholders of TTEC Holdings, Inc. The meeting will be held on Wednesday, May 24, 2023, at 10:00 a.m., Mountain Daylight Time, and will be conducted virtually. You will be able to attend the Annual Meeting, vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/TTEC2023 and entering the 16-digit control number included in our notice of internet availability within the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.

As permitted by the Securities and Exchange Commission (“SEC”), we are making our proxy materials available to our stockholders electronically via the Internet. In our business, we are focused on improving the engagement between our clients and their customers. Our aspirations with respect to our stockholders are no different. We believe electronic delivery expedites your receipt of materials, reduces the environmental impact of our Annual Stockholders Meeting, reduces costs significantly, and enhances our stockholders’ experience in accessing our information, understanding our business, and the way in which TTEC is governed and managed.

For additional information about the Annual Meeting, please see the Important Information About the Proxy Materials and Voting Your Shares section of this Proxy Statement.

PLEASE VOTE

Your vote is important. Whether or not you plan to attend the Annual Meeting via the webcast, we encourage you to read these materials carefully and promptly vote your shares. There are several ways you can vote: via the internet, by telephone, by mailing the enclosed proxy or by attending our Annual Stockholders Meeting virtually. Please vote as soon as possible to ensure that your vote is recorded promptly. If you hold shares in a brokerage account, your broker will not be able to vote your shares on most matters unless you provide your voting instructions.

On behalf of the Board of Directors and nearly 70,000 TTEC employees, thank you for your continued confidence in TTEC and our business.

Very truly yours,

KENNETH D. TUCHMAN

Chairman and Chief Executive Officer

TTEC Global Headquarters

9197 South Peoria Street

Englewood, Colorado 80112

Notice of 2023 Annual Meeting of Stockholders

Wednesday, May 24, 2023

10:00 a.m. Mountain Daylight Time

Join the webcast at www.virtualshareholdermeeting.com/TTEC2023.

ITEMS OF BUSINESS:

At the meeting, our stockholders will be asked to:

●	Elect eight directors named in the Proxy Statement, for a term of one year;

●	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2023;

●	Approve an advisory vote on frequency of Say-on-Pay votes;

●	Approve an advisory vote on Executive Compensation; and

●	Transact such other business, including stockholder proposals, as may properly come before the meeting.

The meeting will also include a report on our financial results for fiscal year 2022, an overview of our 2022 ESG initiatives, and our outlook for the remainder of 2023.

RECORD DATE:

Only stockholders of record at the close of business on March 31, 2023, will be entitled to receive notice of, and to vote at, the 2023 Annual Stockholders Meeting. Our total shares outstanding on the Record Date are 47,253,110.

By Order of the Board of Directors

Margaret B. McLean

Corporate Secretary and General Counsel

Englewood, Colorado

April 11, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 24, 2023: This Notice of Annual Meeting and Proxy Statement and the 2022 Annual Report are available at ttec.com.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
VIA INTERNET Visit the website listed on your proxy card.	BY MAIL Sign, date and return your proxy card in the enclosed envelope.
BY TELEPHONE Call the telephone number on your proxy card.	AT THE VIRTUAL MEETING Attend the Annual Meeting virtually and vote using the URL provided above.

ELECTION TO RECEIVE ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS. You can expedite delivery and avoid costly mailings by confirming in advance your preference for electronic delivery.

9197 South Peoria Street
Englewood, CO 80112

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT EXECUTIVE SUMMARY

This summary highlights only selected information contained in this Proxy Statement. We encourage you to read the entire Proxy Statement and TTEC’s 2022 Annual Report on Form 10-K for the period ended December 31, 2022, and any subsequent financial filings, before voting your shares.

MATTERS TO BE VOTED ON AT THE 2023 ANNUAL MEETING

Proposal		Board Recommendation	For more detail, see page:
1.	Election of Directors	FOR each Nominee	59
2.	Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for fiscal year 2023	FOR	66
3.	Approve an Advisory Vote on Frequency of Say-on-Pay votes	THREE YEARS	67
4.	Approve an Advisory Vote on Executive Compensation	FOR	68

On or about April 11, 2023, we will begin distributing to each stockholder entitled to vote at the Annual Meeting either (1) this Proxy Statement, a proxy card or voting instruction form, and our 2022 Annual Report to Stockholders, which we collectively refer to as the “proxy materials,” or (2) an email or notice of internet availability of proxy materials, in each case with instructions on how to access electronic copies of our proxy materials.

OUR COMPANY

TTEC Holdings, Inc. (“TTEC”, “the Company”, “we”, “our” or “us”; pronounced “T-TEC”) is a leading global customer experience (“CX”) as a service (“CXaaS”) partner for many of the world’s most iconic companies, disruptive hypergrowth brands, and large public sector agencies. TTEC designs, builds, orchestrates, and delivers seamless digitally-enabled customer experiences that increase brand value, customer loyalty, revenue, and profitability through personalized, outcome-based interactions. We help clients improve their customer satisfaction while lowering their total cost to serve by combining innovative digital solutions with service capabilities that deliver a frictionless CX across numerous real-time digital and live interaction channels and different phases of the customer lifecycle.

The Company operates and reports its financial results of operations through two business segments: TTEC Digital and TTEC Engage.

●	TTEC Digital is one of the largest pure-play CX technology service providers with expertise in CX strategy, digitization, analytics, process optimization, system integration, cloud-based technology solutions and transformation enabled by our proprietary CX applications and technology partnerships. TTEC Digital designs, builds and operates robust digital experiences for clients and their customers through the contextual integration and orchestration of customer relationship management (“CRM”), data, analytics, CXaaS technology, and intelligent automation to ensure high-quality, scalable CX outcomes.
●	TTEC Engage provides the digitally enabled CX managed services to support our clients’ end-to-end customer interaction delivery at scale. The segment delivers omnichannel customer care, technology support, order fulfillment, customer acquisition, growth, and retention services with industry specialization and distinctive CX capabilities for hypergrowth brands. TTEC Engage also delivers digitally enabled back office and industry specific specialty services including artificial intelligence (“AI”) operations and fraud management services.

TTEC Digital and TTEC Engage strategically come together under our unified offering, Humanify® CXaaS, which drives measurable customer results for clients through the delivery of personalized and seamless omnichannel experiences. Our Humanify® cloud platform provides a fully integrated ecosystem of CX offerings, including messaging, AI, machine learning, robotic process automation, analytics, cybersecurity, CRM, knowledge management, journey orchestration, and traditional voice solutions. Our end-to-end CXaaS platform differentiates us from competitors by combining design, strategic consulting, technology, data analytics, process optimization, system integration, and operational excellence along with our decades of industry know-how. This unified offering is value-oriented, outcome-based and delivered to large enterprises, hypergrowth companies and public sector agencies on a global scale.

During 2022, the TTEC global operating platform delivered onshore, nearshore and offshore services in 21 countries on six continents -- the United States, Australia, Belgium, Brazil, Bulgaria, Canada, Colombia, Costa Rica, Germany, Greece, India, Ireland, Mexico, the Netherlands, New Zealand, the Philippines, Poland, Singapore, South Africa, Thailand, and the United Kingdom – with the help of almost 70,000 customer care associates, consultants, technologists, and CX professionals.

In 2022, our clients continued to reposition their work in the post-pandemic environment, leveraging new ways of working and evolving the use of technology; and we proactively partnered with them to accommodate their needs. As these needs evolve, some of our clients now require us to return our employees, who have been working remotely, to on-site work in our delivery centers, while others prefer an intentional mix of on-site and remote work as a diversification and business continuity risk mitigation method. Our employees’ preferences for remote and on-site work do not always align with our clients’ priorities; and we adjust our hiring and employee retention practices to address these new business challenges.

Our revenue for fiscal 2022 was $2.444 billion, approximately $472 million, or 19%, which came from our TTEC Digital segment and $1.972 billion, or 81%, which came from our TTEC Engage segment.

To improve our competitive position in a rapidly changing market and to lead our clients with emerging CX methodologies, we continue to invest in innovation and service offerings for both mainstream and high-growth disruptive businesses, diversifying and strengthening our core customer care services with technology-enabled, outcomes-focused services, data analytics, insights and consulting.

We also invest to broaden our product and service capabilities, increase our global client base and industry expertise, tailor our geographic footprint to the needs of our clients and further scale our end-to-end integrated solutions platform. To this end, in April 2022, we acquired certain public sector assets of Faneuil, Inc. that included healthcare exchange and transportation services contracts. The acquisition expanded our capabilities in the growing public sector market by adding technology-enabled citizen engagement solutions to our offerings.

We return capital to our shareholders through our dividend program. Since the inception of our dividend program in 2015, the Company has continued to pay a semi-annual dividend, usually in April and October of each year. Our dividends have gradually increased from $0.27 to $0.52 per common share in the last five years. On February 23, 2023, the Board of Directors authorized a semi-annual dividend of $0.52 per common share, payable on April 20, 2023, to shareholders of record as of March 31, 2023; on September 26, 2022, the Board of Directors authorized a semi-annual dividend of $0.52 per common share, payable on October 26, 2022, to shareholders of record as of October 11, 2022; and on February 24, 2022, the Board of Directors authorized a semi-annual dividend of $0.50 per common share, payable on April 20, 2022, to shareholders of record as of March 31, 2022. During 2021 we paid a $0.43 and a $0.47 per share semi-annual dividend on our common stock, in April and October respectively. While it is our intention to continue to pay semi-annual dividends in 2023 and beyond, any decision to pay future cash dividends will be made by our Board of Directors based on the economic and TTEC business outlook and the state of liquidity for the Company.

2022 PERFORMANCE HIGHLIGHTS

Our 2022 performance is summarized below:

●	Our revenue was $2.44 billion, an increase of 7.5% over the year ago period.
●	Our income from operations was $168.5 million or 6.9% of revenue, a 22.4% decrease year over year. Income from operations on a non-GAAP basis[1] was $248.5 million, or 10.2% of revenue, compared to 12.6% in the prior year.
●	Our net cash provided by operating activities was $137.0 million compared to $251.3 million in the prior year.
●	We booked $762 million in new business, a 1.5% increase over the prior year.
●	Our diluted earnings per share were $2.18 compared to $2.97 in the prior year, and $3.68[1] compared to $4.62 in the prior year on a non-GAAP basis.
●	We paid a total of $48.1 million in cash dividends to our shareholders.

1.	TTEC presents company performance metrics on a non-GAAP basis to more accurately convey the performance of the business, which adjusts for non-operating items including, but not limited to, asset impairment, restructuring charges, cybersecurity incident-related costs, equity-based compensation expense, depreciation and amortization expense, changes in acquisition contingent consideration, changes in tax valuation allowances, return to provision adjustments, and one-time non-recurring items. For additional information, please review GAAP to Non-GAAP Reconciliation of Performance Metrics on page 58 of this Proxy Materials.

CORPORATE GOVERNANCE HIGHLIGHTS

Our Board follows sound governance practices.

Independence

●      In 2022, seven out of our eight Board members were independent directors pursuant to the standards set forth in the NASDAQ Stock Market Rules, which is the standard used by the Company to determine Board member independence.

●      All Board Committees, except a limited purpose Executive Committee of the Board, are comprised exclusively of independent directors.

●      In 2023, subject to TTEC stockholders voting in favor of the directors nominated by the Board, our independent and executive director mix will continue to be the same as in the prior year.

Executive Sessions

●      The independent directors regularly meet in executive sessions without management.

●      They also regularly meet with the independent auditor; and internal audit, financial, IT and cyber security, compliance, legal executives, human capital and compensation executives, and compensation consultants in executive sessions without other members of management.

Board Oversight of Risk Management

●      Our Board understands, oversees, and regularly reviews risks inherent in TTEC’s business with emphasis on the oversight of the appropriateness of the Company’s risk management strategy, long and short-range risk mitigation planning, and the effectiveness of our risk strategy execution.

●      The Audit Committee of the Board reviews our overall enterprise risk management policies and practices, is actively involved in the oversight of our Enterprise Risk Management (ERM) program, and reviews risks inherent in our internal controls over financial reporting; risks specific to our geographic footprint, and its expansion and concentration; risks specific to our complex regulatory compliance framework around the world; and risks arising from macro and micro economic volatility, this volatilities’ impact on TTEC clients’ and our business outlook, and our financial and liquidity risks.

●      The Compensation Committee of the Board evaluates the risks associated with TTEC’s management and employee compensation plans, the structure of and risks specific to our employees’ and senior management incentives, risks specific to TTEC employment practices including the Company’s emphasis on diversity, equality, and inclusion; and risks inherent in hiring, retention, and development of our people.

●      The Nominating and Governance Committee of the Board is focused on risks inherent in our governance, senior management and board succession planning, risks specific to crisis management and crisis response.

●      The Security and Technology Committee of the Board, newly established in 2022, oversees and reviews risks inherent in TTEC’s IT resilience, including TTEC’s cybersecurity initiatives designed to protect TTEC’s IT infrastructure and data, as well as the data of the Company’s clients, their customers, and TTEC employees; and risks specific to our data governance, including how we collect, store, use, transfer and protect information. The newly formed committee consists of directors with extensive cybersecurity expertise.

Board Oversight of Cybersecurity

●      Although in 2022 the Board formed a special Security & Technology Committee specifically to oversee technology resilience and cybersecurity at TTEC, the full Board retained the overarching responsibility for cyber-related risk management oversight and business continuity practices.

●      The Board routinely seeks information from and offers input to management about the ongoing cyber security maturity evolution at the Company; and monitors how TTEC performs against its cybersecurity risk management plans that are designed and funded to protect TTEC’s IT infrastructure and data; safeguard the interface with TTEC clients’ IT environments; and build, test and improve the Company’s incident response and business continuity and disaster recovery practices.

Board Oversight of Environmental, Social and Governance (ESG) Initiatives

●      Our Board supports and regularly reviews TTEC’s ongoing commitment to ESG initiatives.

●      The Nominating and Governance Committee of the Board is tasked with the oversight of ESG at TTEC, including the establishment of ESG priorities for the Company, the implementation of ESG disclosure reporting standards, ESG-related awareness and training initiatives; and with environmental stewardship.

●      The Compensation Committee of the Board is tasked with the oversight of diversity, equity and inclusion programs, as part of a broader ESG initiative, and challenges management to stand up employee and philanthropy programs that are at the core of the Company’s social responsibility.

●      The Security & Technology Committee of the Board is responsible for the oversight of global data privacy, technology reliance and business continuity planning; all critical to good governance at the company.

●      The Audit Committee of the Board is focused on financial governance and on the accuracy of auditable ESG-related disclosures.

●      In 2022, the Board oversaw the publishing of the Company’s inaugural ESG report for fiscal year 2021, adopting the Sustainability Accounting Standards Board’s (SASB) framework for ESG disclosure. Together with this Proxy materials the Company is issuing its 2022 ESG report that outlines progress made against ESG priorities identified in the 2021 report and the Company’s ESG outlook over the next few years.

Stock Ownership Requirements

●      TTEC Board members have committed to hold 5x of their annual cash retainer in TTEC common stock and should attain this level of holdings within five (5) years of joining our Board.

●      TTEC Chief Executive Officer and our business segment and key regional leaders must, within five (5) years of attaining their positions, hold TTEC common stock valued at 4x their annual base salary.

●      Our Chief Financial Officer is expected, within five (5) years of attaining the position, to hold TTEC common stock valued at 3x the annual base salary.

●      Our business segment chief revenue officers and other executives at the executive vice president level must, within five (5) years of attaining their respective positions, hold common stock valued at 2.5x their annual base salary.

●      Our chief people officer, general counsel, chief information officer, chief security officer, business segment chief operating officers, and senior vice president level executives must hold TTEC common stock valued at 1.5x their base annual salary. Company executives at group vice president level must hold 0.5x their annual base salary in TTEC common stock.

Board Practices

●      Our Board annually reviews its overall effectiveness and the effectiveness of its committees, utilizing confidential self-assessment surveys that cover topics generally recommended by the National Association of Corporate Directors (NACD) or engages third-party specialists for such evaluations. The assessment findings are reviewed by the Nominating Committee of the Board with necessary changes in board practices adopted from time to time to address the insights and feedback developed through such annual evaluations.

●      Board nomination priorities are adjusted annually to ensure that our Board, as a whole, continues to reflect the appropriate mix of skills, experience, and competencies necessary to support TTEC’s business strategy.

●      Our Board and its committees have access to independent advisors at their sole discretion.

●      The Nominating and Governance Committee of the Board maintains and enforces TTEC’s Corporate Governance Guidelines, which include business conduct, conflicts of interest, board qualifications and over-boarding guidelines.

●      Our Board also engages in ongoing education and our directors take ethics training consistent with best practices.

Accountability

●      All directors stand for election annually.

●      Our Chairman of the Board and Chief Executive Officer is the controlling stockholder of TTEC. He controls 58.9% of our common stock.

●      Although certain listing rules of NASDAQ stock market are permitted not to be mandatory for controlled companies like TTEC, TTEC does not avail itself of these exceptions and its governance is consistent with best practices of NASDAQ-listed companies that are not controlled companies.

DIRECTOR EXPERIENCE

The Board and our Nominating and Governance Committee of the Board believe that diversity in experience and perspectives is important to achieving sound decisions and driving stockholder value. The following chart reflects the experience of our Board members and nominees:

Our Board includes two women and two ethnically diverse directors who we believe further enhance the quality of deliberations and ultimately the decision-making processes of our Board (see, Board Diversity Matrix table on page 65).

ESG: LIVING OUR VALUES

At its core, TTEC is a company focused on people helping people, and our ESG initiatives are a natural extension of that goal. TTEC’s commitment to sustainable growth dates back to our start 40 years ago. We continue to refine our ESG priorities to ensure that they appropriately align with our business strategy to maximize shareholder value, while prioritizing our investment in our people and communities where we live and work. Simply put, for us ESG is simply living our values.

Our 2022 ESG Report (which can be found at www.ttec.com/about-us/esg-growing-a-socially-and-environmentally-responsible-business and which is not incorporated into these Proxy materials by reference) highlights how we execute on our commitment to diversity, equity, and inclusion (DEI) initiatives through broader engagement with our employees around the globe; how we include our critical vendors in our ESG priorities; how we invest in our employees; how we create shared ESG accountability through our ESG executive leadership council; how we leverage lessons learned during the pandemic to maintain our commitment to an environmentally friendly work-from-home platform, while returning to our brick-and-mortar sites more mindful about reduced energy consumption and the reuse of resources; and how we invest in technology resilience, ethics and compliance programs and training, data governance and business continuity initiatives to honor our commitment to our clients and their customers, our partners and our stockholders to consistently execute our business in a manner that aligns with our stated ESG priorities and best practices.

2023 BOARD NOMINEES

Director	Age	Director Since	Independent	Qualifications
Kenneth D. Tuchman	63	1994

●   Business Transformation Experience

●   Capital Markets or M&A Experience

●   Global Experience

●   Industry Experience

●   Operator or CEO Experience

●   Public Company CEO and Board Experience

●   Risk Management Experience

●   Service Industry Experience

●   Technology/Digital Sector Experience

●   TTEC Founder

Steven J. Anenen	70	2016

●   Business Transformation Experience

●   Capital Markets or M&A Experience

●   Global Experience

●   Industry Experience

●   Operator or CEO Experience

●   Public Company CEO and Board Experience

●   Risk Management Experience

●   Service Industry Experience

Tracy L. Bahl	61	2013

●   Business Transformation Experience

●   Capital Markets or M&A Experience

●   Industry Experience

●   Operator or CEO Experience

●   Public Company Audit Experience

●   Public Company Board Experience

●   Risk Management Experience

●   Service Industry Experience

Gregory A. Conley	68	2012

●   Business Transformation Experience

●   Capital Markets or M&A Experience

●   Global Experience

●   Industry Experience

●   Operator or CEO Experience

●   Public Company Audit Experience

●   Public Company Board Experience

●   Risk Management Experience

●   Service Industry Experience

●   Technology/Digital Sector Experience

Robert N. Frerichs	71	2012

●   Business Transformation Experience

●   Capital Markets or M&A Experience

●   Global Experience

●   Industry Experience

●   Operator or CEO Experience

●   Public Company Audit Experience

●   Public Company Board Experience

●   Public Sector Experience

●   Risk Management Experience

●   Service Industry Experience

●   Technology/Digital Sector Experience

Marc L. Holtzman	63	2014

●   Business Transformation Experience

●   Capital Markets or M&A Experience

●   ESG Experience

●   Global Experience

●   Industry Experience

●   Operator or CEO Experience

●   Public Company Board Experience

●   Public Company Audit Experience

●   Public Sector Experience

●   Risk Management Experience

●   Service Industry Experience

Gina L. Loften	57	2021

●   Business Transformation Experience

●   Capital Markets or M&A Experience

●   ESG Experience

●   Global Experience

●   Industry Experience

●   Public Sector Experience

●   Public Company Board Experience

●   Risk Management Experience

●   Service Industry Experience

●   Technology/Digital Sector Experience

Ekta Singh-Bushell	51	2017

●   Business Transformation Experience

●   ESG Experience

●   Global Experience

●   Public Company Audit Experience

●   Public Company Board Experience

●   Public Sector Experience

●   Risk Management Experience

●   Service Industry Experience

●   Technology/Digital Sector Experience

2022 EXECUTIVE COMPENSATION HIGHLIGHTS

●	Our executive compensation program is designed to reward financial results and effective strategic leadership, which we believe are key to building sustainable value for our stockholders.

●	Our executive compensation program utilizes a mix of base salary, and short- and long-term incentives, to attract and retain highly qualified executives and maintain a strong relationship between executive pay and company performance.

●	Our executive compensation program places significant weight on ethical and responsible conduct in pursuit of TTEC’s strategic goals. Our incentive recoupment (clawback) policy requires our Board of Directors to recoup cash and equity incentive compensation from those senior executives whose conduct would contribute to a financial restatement or damage TTEC in other material respects.

●	Our executive compensation program places a meaningful portion of compensation “at risk” by aligning cash incentive payments to performance and by granting equity that vests over three-, four- and five-year periods to ensure that the actual compensation realized by executives aligns with stockholder value over the long term.

●	Our executive officers are subject to stock holding requirements that further align their interests with our stockholders.

●	Currently, our equity incentive program includes two components: one that rewards the prior year’s performance but vests over time, and another that is forward looking and rewards growth of key performance indicators like revenue and operating income over a three-year period. By emphasizing a longer-term view in equity performance incentives, the Company aligns our Named Executive Officers’ and other executives’ interests with the interests of and value creation for our stockholders.

●	We ensure that our rewards are affordable by aligning them to the Company’s annual business plan.

●	At our 2020 Annual Meeting of Stockholders, the last time our stockholders had the opportunity to consider our executive compensation, they indicated strong support for the program with 99.77% voting in favor of the program. The stockholders will again consider our executive compensation on an advisory basis as part of the 2023 Annual Stockholder Meeting.

●	At our 2017 Annual Meeting of Stockholders, the last time our stockholders had the opportunity to consider the frequency with which they should provide an advisory vote on executive compensation, the stockholders indicated strong support, with 82.96% voting in favor, for executive compensation to be considered on an advisory basis once every three years. This year the stockholders will again have the opportunity to consider the frequency with which they should provide an advisory vote on executive compensation.

The following table reflects the compensation decisions made by the Compensation Committee of the Board for TTEC’s Named Executive Officers (NEOs).

In 2022, we paid the following to our Named Executive Officers:

Named Executive Officers	Actual Total Direct (TDC) Compensation [1]	Market TDC at 25th	Market TDC at 50th	Market TDC at 75th	Percentile
Kenneth D. Tuchman [2]	$1	$5,850,000	$7,208,000	$9,370,000	<25th
Dustin J. Semach	$994,465	$2,199,000	$2,728,000	$3,333,000	<25th
Michelle “Shelly” R. Swanback [3]	$5,396,624	$1,991,000	$3,157,000	$3,980,000	--
Regina M. Paolillo [4]	$2,351,906	$1,014,653	$1,975,945	$3,886,554	50th
David J. Seybold [5]	$3,306,052	$841,611	$1,502,389	$3,108,217	--

1.	Actual TDC represents base salary earned in 2022, bonus paid in 2022 for 2021 performance, fair market value (FMV) RSU equity grants awarded in 2022, performance-based shares granted at target achievement under the 2022 annual long-term incentive plan and new hire RSU award that vests over five years for Ms. Swanback and Mr. Seybold. The TDC excludes grants made in 2022 under the Value Creation Program (VCP). Based on current outlook and the current targets, it unlikely the VCP awards will vest.

2.	As previously disclosed, at Mr. Tuchman’s request, the Compensation Committee approved Mr. Tuchman’s base salary to be $1 per year.

3.	Ms. Swanback was hired in May 2022 as CEO of TTEC Engage, and gained additional responsibility as President, TTEC Holdings, Inc. in November 2022. Market data above aligns with Ms. Swanback’s current role. We have not compared her 2022 actual TAD against market due to her limited tenure in this role.

4.	Ms. Paolillo retired from her role as Global Chief Operating Officer effective December 31, 2022.

5.	Mr. Seybold was hired in November 2022. His actual TDC represents base salary earned in 2022, as well as a new hire RSU grant. We have not compared his 2022 actual compensation against the market due to his limited tenure with the company.

GENERAL INFORMATION

This proxy statement (“Proxy Statement”) is issued in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 24, 2023, at 10:00 a.m. Mountain Daylight Time, completely “virtually” as further covered in this Proxy Statement, and at any adjournment or postponement thereof.

On or about April 11, 2023, we will begin distributing to each stockholder entitled to vote at the Annual Meeting either (1) this Proxy Statement, a proxy card or voting instruction form, and our 2022 Annual Report to Stockholders, which we collectively refer to as the “proxy materials,” or (2) an email or notice of internet availability of proxy materials, in each case with instructions on how to access electronic copies of our proxy materials.

This Proxy Statement contains important information regarding the Annual Meeting, the proposals on which you are being asked to vote, information about our voting procedures, and information you may find useful in determining how to vote.

IMPORTANT INFORMATION ABOUT THE PROXY MATERIALS AND VOTING YOUR SHARES

Why am I receiving these proxy materials?

The Company is soliciting your proxy in connection with the Annual Meeting. As a stockholder, you are requested to vote on the items of business discussed in this Proxy Statement.

How can I vote my shares electronically and participate in the Annual Meeting?

This year’s Annual Meeting will be held entirely online. Stockholders may participate in the virtual Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/TTEC2023. To participate in the virtual Annual Meeting, you will need the 16-digit control number included on your notice of internet availability of proxy materials (“Notice of Internet Availability”), on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the virtual Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the virtual Annual Meeting. However, even if you plan to attend the virtual Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

In our desire to ensure that the virtual Annual Meeting provides stockholders with a meaningful opportunity to participate, our stockholders will be able to ask questions to the Board of Directors and management both at the time of registration and during the Annual Meeting. Stockholders may submit questions during the Annual Meeting by typing questions in the question/chat section of the meeting screen. Questions relevant to meeting matters will be answered during the Annual Meeting, subject to time constraints and in accordance with the rules of conduct which will be posted on ttec.com under the “Investors” tab. We will also post on our Investors page responses to questions relevant to meeting matters that are not answered during the Annual Meeting due to time constraints.

How can I vote my shares without attending the virtual Annual Meeting?

To vote your shares without attending the virtual Annual Meeting, please follow the instructions for internet or telephone voting on the Notice of Internet Availability. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. This way your shares will be represented whether or not you are able to attend the virtual meeting.

What will I need in order to attend the virtual Annual Meeting?

You are entitled to attend the virtual Annual Meeting only if you were a stockholder as of the record date for the Annual Meeting, or March 31, 2023 (the “Record Date”), or you hold a valid proxy for the Annual Meeting. You may attend the virtual Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TTEC2023 and using your 16-digit control number to enter the meeting. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting.

Why did I receive a Notice of Internet Availability of proxy materials?

Under the rules of the SEC, we are using the internet as the primary means of furnishing proxy materials to our stockholders. Most of our stockholders will not receive printed copies of the proxy materials unless they request them. Accordingly, if you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials, unless you request one as instructed in that notice. Instead, the Notice of Internet Availability will instruct you on how you may access and review the proxy materials on the internet, free of charge. This approach to distribution of proxy materials reduces the environmental impact of our Annual Meeting, expedites stockholders’ receipt of our proxy materials, and lowers our costs. The Notice of Internet Availability also includes instructions allowing stockholders to request to receive future proxy materials in printed form by mail or electronically by email.

For your information, voting via the internet is the least expensive to us, followed by telephone voting, with voting by mail being the most expensive. Also, you may help to save us the expense of a second mailing if you vote promptly.

What are the matters to be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

●	Proposal No. 1:	The election of eight directors (see, page 59);

●	Proposal No. 2:	The ratification of the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting firm for 2023 (see, page 66);

●	Proposal No. 3:	Approve an advisory vote on Frequency of Say-on-Pay votes (see, page 67); and

●	Proposal No. 4:	Approve an advisory vote on Executive Compensation (see, page 68);

We will also consider other business that properly comes before the Annual Meeting.

What are my voting choices?

For the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to each nominee. Cumulative voting is not permitted in the election of directors. For ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023 (Proposal No. 2), you may vote “FOR”, “AGAINST” or “ABSTAIN”. For the approval of an Advisory Vote on the Frequency of Say-On-Pay (Proposal No. 3), you may vote every “3 YEARS”, “2 YEARS”, or “1 YEAR”. For the approval of an Advisory Vote on Executive Compensation (Proposal No. 4), you may vote “FOR”, “AGAINST” or “ABSTAIN”.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

●	“FOR” each of the nominees to our Board;

●	“FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting for 2023;

●	Every “THREE YEARS” for the proposal to approve an advisory vote on Frequency of Say-on-Pay votes; and

●	“FOR” the proposal to approve, on an advisory basis, the compensation for our Named Executive Officers.

Kenneth D. Tuchman, our Chairman and Chief Executive Officer and the beneficial owner of 58.9% of the issued and outstanding shares of common stock as of the record date (58.9% of the shares entitled to vote, excluding stock options) has indicated that he intends to vote:

●	“FOR” each of the nominees to our Board;

●	“FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023;

●	Every “THREE YEARS” for the proposal to approve an advisory vote on Frequency of Say-on-Pay votes; and

●	“FOR” the proposal to approve, on an advisory basis, our Executive Compensation.

How will my shares be voted by proxy?

Valid proxies provided to the Company by telephone, over the internet, or by a mailed proxy card will be voted at the Annual Meeting as directed by you unless revoked in accordance with the instructions. If you properly execute and submit your proxy, but do not indicate how you want your shares voted, the persons named as your proxies will vote your shares in accordance with the recommendations of our Board of Directors. These recommendations are:

●	“FOR” each of the nominees to our Board;

●	“FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023;

●	Every “THREE YEARS” for the proposal to approve an advisory vote on Frequency of Say-on-Pay votes; and

●	“FOR” the proposal to approve, on an advisory basis, our Executive Compensation.

How can I revoke my proxy or change my vote?

You may revoke your proxy or change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by:

●	Voting again through the internet, by telephone, or by completing, signing, dating, and returning a new proxy card with a later date, all of which automatically revoke the earlier proxy so long as completed prior to the applicable deadline for each method;

●	Providing a written notice of revocation to our Corporate Secretary at TTEC Holdings, Inc., 9197 South Peoria Street, Englewood, CO 80112, prior to your shares being voted; or

●	Attending the virtual Annual Meeting and voting during the meeting. Your virtual attendance at the Annual Meeting alone will not cause your previously granted proxy to be revoked unless you specifically so request before the taking of the vote.

For shares you hold beneficially in “street name”, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the virtual Annual Meeting and voting during the meeting.

Will shares I hold in my brokerage account be voted if I do not provide timely voting instructions?

If your shares are held through a brokerage firm, they will be voted as you instruct on the voting instruction card provided by your broker. If you sign and return your card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors.

If you do not provide timely instructions as to how your brokerage shares are to be voted, your broker will have the authority to vote them only on the ratification of our independent registered public accounting firm. Your broker will be prohibited from voting your shares on the election of directors, the frequency of Say-on-Pay votes, and the advisory approval of our executive compensation. These “broker non-votes” will be counted only for the purpose of determining whether a quorum is present at the meeting and not as votes cast. As a result, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Will shares that I own as a stockholder of record be voted if I do not return my proxy card in a timely manner?

Shares that you own as a stockholder of record will be voted as you instruct on your proxy card. If you sign and return your proxy card without giving specific instructions, they will be voted in accordance with the recommendations of our Board of Directors. If you do not return your proxy card in a timely manner or provide voting instructions though the internet or by phone, your shares will not be voted unless you or your proxy holder attend the virtual Annual Meeting and vote during the meeting.

What is required to conduct the business of the Annual Meeting?

In order to conduct business at the Annual Meeting, a quorum of a majority of the outstanding shares of common stock entitled to vote as of the record date must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

How many votes are required to approve each proposal?

Directors are elected by a plurality of the votes cast. This means that the eight individuals nominated for election to the Board who receive the most “FOR” votes will be elected.

The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the meeting and entitled to vote is required to approve the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

The vote on executive compensation and frequency with which stockholders are invited to vote on executive compensation is advisory and non-binding, but we will consider stockholders to have approved the compensation if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” the proposal.

How are votes counted?

Votes cast by proxy prior to the Annual Meeting will be tabulated by an automatic system administered by Broadridge Financial Solutions, Inc. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons we appoint to act as election inspectors for the Annual Meeting.

Votes withheld from a director nominee will have no effect on the election of the director from whom votes are withheld. Abstentions will be treated as shares that are present and entitled to vote and will consequently have the effect of a vote “AGAINST” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm. In the case of the vote on executive compensation and frequency with which stockholders are invited to vote on executive compensation, an abstention will have no effect.

If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter, it is referred to as a “broker non-vote.” Broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but will not be considered as voted for the purpose of determining the approval of the particular matter.

If I share an address with another stockholder, how will we receive our proxy materials?

For stockholders of record, we have adopted a procedure called “householding”, which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice of Internet Availability and, if applicable, this Proxy Statement and the 2022 Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs and the impact of printing and mailing these materials on the environment. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or verbal request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, this Proxy Statement and the 2022 Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice of Internet Availability and, if applicable, this Proxy Statement, the 2022 Annual Report, or to request delivery of a single copy of these materials if multiple copies are currently being delivered, stockholders may contact us at TTEC Holdings, Inc., 9197 South Peoria Street, Englewood, CO 80112, Attention: Investor Relations, or by calling +1.800.835.3832. If you are outside of the U.S., please dial +1.303.397.8100, or send an email to investor.relations@ttec.com.

Stockholders who hold shares in “street name” (as described above) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

How can I see the list of stockholders entitled to vote?

A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the meeting, at the Annual Meeting by means of a link to be made available on the meeting screen and at our principal office located at 9197 South Peoria Street, Englewood, CO 80112, during normal business hours for a period of at least 10 days prior to the Annual Meeting.

What happens if additional items of business are presented at the Annual Meeting?

We are not aware of any items that may be voted on at the Annual Meeting that are not described in this Proxy Statement. However, the holders of the proxies that we are soliciting will have the discretion to vote them in accordance with their best judgment on any additional matters that may be voted on, including matters incidental to the conduct of the Annual Meeting.

Is my vote confidential?

Stockholders may elect that their identity and individual vote be held confidential by marking the appropriate box on their proxy card or ballot. Confidentiality will not apply to the extent that voting disclosure is required by law or is necessary or appropriate to assert or defend any claim relating to voting. Confidentiality also will not apply with respect to any matter for which votes are solicited in opposition to the director nominees or voting recommendations of our Board of Directors, unless the persons engaging in the opposing solicitation provide stockholders with voting confidentiality comparable to that which we provide.

Where can I find the voting results?

We expect to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days following the meeting. The report will be available on our website at ttec.com under the “Investors” and “SEC Filings” tabs.

How may I obtain financial and other information about TTEC?

Additional financial and other information about the Company is included in our Annual Report on Form 10-K, which we file with the SEC, and which is available on our website at ttec.com under the “Investors” and “SEC Filings” tabs. We will also furnish a copy of our 2022 Annual Report (excluding exhibits), except those that are specifically requested, without charge to any stockholder who so requests by contacting our Investor Relations department at TTEC Holdings, Inc., 9197 South Peoria Street, Englewood, CO 80112, Attention: Investor Relations, or by calling +1.800.835.3832. If you are based outside of the U.S., please dial +1.303.397.8100, or send an email to investor.relations@ttec.com.

You can also obtain, without charge, a copy of our bylaws, codes of conduct and Board committee charters by contacting the Investor Relations department, or you can view these materials on the internet by accessing our website at ttec.com and clicking on the “Investors” tab, then clicking on the “Corporate Governance” tab.

Who will conduct and pay for the cost of this proxy solicitation?

We will bear all costs of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees, and fiduciaries for reasonable expenses they incur. Proxies may be solicited personally, by mail, by telephone, or via internet; by our directors, officers, or other regular employees without remuneration other than regular compensation. We will request brokers and other fiduciaries to forward proxy materials to the beneficial owners of shares of common stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

CORPORATE GOVERNANCE

TTEC is committed to best practices in corporate governance. The Company is governed by our Board of Directors. The role of the Board and the Board committees include:

●	Oversight of the Company’s management;

●	Appointment of the Chief Executive Officer;

●	Goal setting for and overseeing performance of the Company’s executive management team;

●	Management succession planning;

●	Oversight of effective corporate governance, including selecting and recommending for stockholders’ approval nominees for the Board of Directors;

●	Annual assessment of Board performance;

●	Board succession planning;

●	Forming and staffing Board Committees;

●	Review and oversight of the development and implementation of the Company’s annual strategic, financial, and operational plans and budgets;

●	Oversight of the Company’s environmental, social and governance (ESG) practices, including the progress that it makes against its environmental stewardship and diversity, equity and inclusion commitments;

●	Assessment and monitoring of Company’s risk and risk management practices;

●	Oversight of TTEC’s cyber security programs and protection of TTEC data and data of TTEC clients, their customers, and the Company’s employees;

●	Review and approval of significant corporate actions;

●	Monitoring of processes designed to assure TTEC’s integrity and transparency to its stakeholders, including financial reporting, compliance with legal and regulatory obligations, maintenance of confidential channels to report concerns about violations of laws and policies, and protection against reprisals for those who report such violations; and

●	Oversight of the relationship between the Company and its stockholders.

Board Leadership Structure

Our Board is led by TTEC’s founder, Kenneth D. Tuchman, who serves as the Chairman of the Board. Mr. Tuchman is also TTEC’s Chief Executive Officer. The Board retains the flexibility to determine from time to time whether the position of the Chief Executive Officer and the Chairman of the Board should be combined or separated, whether an independent director should serve as Chairman of the Board, and whether to appoint a lead independent director to serve as a liaison between independent directors and the Chairman.

At present, the Board believes that the Company is best served by having Mr. Tuchman serve as both the Chairman of the Board and Chief Executive Officer of TTEC. The Board’s view is based on the facts that Mr. Tuchman beneficially owns 58.9% of the outstanding equity in the Company, has a unique insight into the Company’s CX solutions strategy as an industry innovator and the Company founder, and is intimately involved in the day-to-day strategic direction of the Company.

Since the size of the Company’s Board is relatively small and each independent director has unrestricted access to Mr. Tuchman and the Company’s management, the independent members of the Board do not currently perceive the need for an appointment of a lead independent director. Our Board also believes that appointing a lead independent director may serve to create a potential conflict among the directors and interfere with the current collaborative environment in the boardroom that permits the Board to leverage the knowledge and experience of each Board member to drive strategic initiatives necessary to support the Company’s transformation from a business process outsourcing service provider to an integrated customer engagement technology and digital solutions provider.

With the exception of Mr. Tuchman, all TTEC’s other directors are independent. In addition, there are no family relationships among any director, executive officer, or any person nominated or chosen by us to become a director.

The Board is aware of the potential conflicts that may arise in having Mr. Tuchman, the Company’s largest and controlling stockholder, serve as the Chairman of the Board, but believes that there are adequate governance safeguards in place to mitigate such risks. Such safeguards include, but are not limited to:

●	The Board and Board committees hold executive sessions comprised entirely of the independent directors.

●	During 2022, seven of eight directors were independent on our Board.

●	Our Compensation Committee of the Board, comprised entirely of independent directors, makes all executive management compensation determinations based on the individual manager’s performance and input from independent compensation consultants.

●	Our Compensation Committee of the Board retains an independent compensation consultant when it deems it appropriate.

●	Our Board members have unrestricted access to independent consultants, including legal counsel.

●	Our Board members and executives have a shareholding guideline consistent with industry best practices.

●	Our Board and Board committees perform an annual self-assessment and act on the findings.

●	Our Board published Corporate Governance Guidelines to communicate to the stockholders and other stakeholders how the Company is governed.

Although we qualify as a “controlled company” under the listing rules of the NASDAQ Stock Market, the Company elects not to avail itself of governance exceptions available to “controlled companies” under these rules. Specifically, a majority of our Board of Directors is independent and our Board’s committees, including our Nominating and Governance Committee of the Board and our Compensation Committee of the Board, are comprised solely of independent directors, even though the Company is exempt from these corporate governance requirements as a controlled company.

Lastly, our Board has in the past demonstrated the independence necessary to address potential conflicts of interest through the use of special ad hoc committees to address specific matters when they arise or requesting that the Chairman abstain from deliberations and voting on certain decisions that may represent a conflict with his controlling stockholdings in the Company.

Board Participation in 2022
● 6 Board meetings held in 2022
● Each director attended 100% of all Board and relevant committee meetings, either in person or virtually
● All directors attended our Annual Meeting of Stockholders in 2022

Board Risk Oversight

While our executive officers are responsible for day-to-day management of risk at TTEC, our Board oversees and monitors our Enterprise Risk Management (ERM), regulatory compliance, ESG initiatives, technology resilience and cyber security, business continuity, and financial disclosure practices, in the course of its ongoing review of the Company’s strategy, business plans, risk management, and financial reporting programs. The Board recognizes that certain risk-taking is essential for any company to stay competitive. It is the view of the Board, however, that the risk-taking must be reasoned and measured, and must be evaluated and mitigated appropriately.

In 2022, the Board’s ERM oversight primarily focused on, but was not limited to, the following areas (i) the Company’s strategy and long-term growth plans; (ii) technology resilience and stability of TTEC information technology platforms; (iii) cyber security preparedness and incident response; (iv) risks inherent in our work from home service delivery; (v) crisis management, business continuity planning, emergency preparedness, critical incident response, and disaster recovery planning and execution; (vi) risks arising from the complexities of the regulatory compliance framework that affects TTEC’s regulated business around the globe; (vii) the service delivery effectiveness of the Company’s business segments; (viii) anticipating and planning for the rapidly evolving micro- and macroeconomic conditions in the market place, how such conditions may impact our clients and, therefore, have an indirect impact on our business volumes and liquidity; and (ix) our ongoing effort to embed AI, machine learning (ML) and robotic process automation (RPA) into our solutions so that our offerings are at the forefront of offerings that leverage these technological disruptors. The responsibility for managing each of these high-priority risk areas, as identified by the ERM process, was assigned to one or more members of the Company’s executive leadership team. The Board has delegated the oversight of certain categories of risk management to designated Board committees, which periodically report to the Board on matters related to the specific areas of risk they oversee.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Enterprise risk management structure; strategic risk associated with TTEC’s business plan; litigation that may have material financial or reputational impact on the Company; significant capital transactions, including M&A, technology investment and divestitures; capital structure risks; cyber security and cyber security incident response; service delivery effectiveness; and CEO succession planning.
Audit Committee	Risks related to financial reporting, disclosure, and related controls; major financial exposure risks; ethics and compliance risks; risks inherent in the Company’s regulatory environment; currency exposure risks; liquidity risks; business continuity and disaster recovery planning; health and safety risk; and related-party transactions risk.
Compensation Committee	Executive recruiting, retention, and succession planning; compensation policies and practices, including incentive compensation; and health and welfare benefits programs. Assessment of the risks associated with compensation policies and practices applicable to TTEC’s employees to determine if such policies and practices are reasonably likely to have a material adverse effect on TTEC. Employee engagement and turnover risks and the Company’s execution against its diversity, equality, and inclusion goals.
Nominating and Governance Committee	Corporate governance risks; effectiveness of the Board’s and its committees’ performance; Board candidate nomination and succession planning; conflicts of interest; director independence and competencies; executive management succession, and ESG initiatives including the company’s execution against its ESG goals.
Security and Technology Committee	Risk management oversight of the Company’s technology resilience and cyber security practices and stability of our technology platforms used to support our business and service deliver to our clients, including the oversight of the practices and controls that management uses to identify, manage and mitigate risks related to cybersecurity, disaster recovery, cyber event management and response, fraud and physical security.

The Board and its committees periodically request and receive comprehensive reports from Digital and Engage business segments and key Company functions, including finance, treasury, tax, legal and regulatory compliance, information security, human capital, risk management, and the Company’s ESG leadership team including its Diversity Council; and have the opportunity to assess risk exposures to the business in these specific functional areas. In addition to the Company’s ERM and internal audit processes, the Board and the Audit Committee monitor and oversee the Company’s periodic assessment of the effectiveness of its internal controls over financial reporting.

To ensure that the Company’s compensation practices and policies do not have a material adverse effect on the Company and its business, the Compensation Committee of the Board annually reviews TTEC’s executive compensation programs for inherent risks and alignment with the Company’s objectives. The Committee receives periodic reports from the Company’s human capital and legal departments on steps that TTEC takes to anticipate and mitigate any potential risks in long- and short-term incentive and performance-based compensation programs. The Compensation Committee of the Board believes that executive compensation should be contingent on performance relative to targets and business plans. It expects TTEC senior executives to achieve these targets in a manner consistent with TTEC’s values, ethical standards, and policies. The Board engages in periodic discussions with management on how to maximize executives’ performance through compensation incentives without creating unreasonable risks to the business. For additional information on TTEC compensation program risks, please review section titled “Compensation Discussion and Analysis” in these proxy materials.

Communications with The Board

The Board established a process for stockholders and other interested parties to communicate with the Board or any directors by requesting that all communication be sent via email to corporatesecretary@ttec.com or to the following address:

Board of Directors

c/o Corporate Secretary

TTEC Holdings, Inc.

9197 South Peoria Street

Englewood, CO 80112

Since most members of the TTEC leadership team, including the Corporate Secretary, work hybrid schedules where they attend meetings and plenary sessions in the offices while performing most of their day-to-day functions remotely working from home, communication via email through the corporatesecretary@ttec.com dedicated mailbox may be a more reliable method to connect with our Board of Directors as there can be no assurance that physical mail delivery would be monitored on a daily basis.

Board Committees

The following table outlines the composition of each of our Board committees during 2022:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Security and Technology Committee	Executive Committee
Kenneth D. Tuchman					Chair
Steven J. Anenen
Tracy L. Bahl		Chair
Gregory A. Conley	Chair
Robert N. Frerichs			Chair
Marc L. Holtzman
Gina L. Loften
Ekta Singh-Bushell				Chair

The Nominating and Governance Committee of the Board, with input from the Board Chairman, periodically reviews Committee membership and chairmanships and makes adjustments as needed to address the needs of the business, appropriately leverage Board members’ expertise, and provide important development opportunities to Board members as part of its longer-term succession planning for the Board.

Audit Committee

The Audit Committee of the Board operates under the Audit Committee charter adopted by our Board and available at ttec.com/investors/corporate-governance/ (“Corporate Governance” under the “Investors” tab on our public website ttec.com). It is responsible for, among other things:

●	Assisting the Board in its oversight of the integrity of TTEC’s financial statements including any critical audit matters;

●	Overseeing the adequacy of internal controls over our financial reporting and disclosure processes;

●	Selecting, evaluating, and appointing the independent registered public accounting firm, including assessing the registered public accounting firm’s independence and qualifications;

●	Reviewing and approving all non-audit services performed by the independent registered public accounting firm;

●	Overseeing the activities and processes of the TTEC internal audit department;

●	Overseeing TTEC’s ethics program and its confidential hotline process, including reviewing the establishment of and compliance by employees and executives with the Company’s employee code of conduct, Code of Ethics: How TTEC Does Business and the Company’s Ethics Code for Executive and Financial Officers;

●	Overseeing investigations into any matters within the Audit Committee’s scope of responsibility;

●	Reviewing and approving all related-party transactions; and

●	Overseeing business continuity and disaster recovery plans and practices of the Company.

In 2022, the members of the Audit Committee of the Board included Gregory A. Conley (Chair), Robert N. Frerichs, Ekta Singh-Bushell, and Steven J. Anenen. Throughout 2022, each Committee member was “independent” in accordance with the NASDAQ Stock Market Rules and Rule 10A-3(b)(1) under the U.S. Securities Exchange Act of 1934.

Our Board determined that Mr. Conley, Mr. Frerichs, and Ms. Singh-Bushell each qualify as an “audit committee financial expert” within the meaning of the SEC rules. Mr. Conley’s relevant experience includes his experience as a chief executive officer and director of several public and private companies. Mr. Frerichs’ relevant experience includes his CPA credentials, his role as chair of one of the largest public consultancies in the world, his career in audit and risk management, and his tenure on the audit committees of several companies. Ms. Singh-Bushell’s relevant experience includes her CPA credentials, her tenure as a member of several audit committees for public companies, and her two decades of experience working for a global public accounting and consultancy firm.

The Audit Committee of the Board oversees TTEC’s disclosure processes, including TTEC’s anonymous and confidential channels available to employees. The Committee established procedures for, and oversees receipt and treatment of, confidential (including anonymous) submissions by TTEC employees of concerns about the Company’s accounting, internal control, and auditing practices. These processes are established to ensure accurate and complete financial reporting and to identify timely any potential issues that could impact TTEC’s accounting, financial reporting, and effectiveness of its internal controls. The Audit Committee of the Board reviews and assesses the matters raised through these reporting channels and monitors management’s response to these reports, engaging when warranted.

The Audit Committee of the Board evaluates the independence, qualifications, and performance of TTEC’s internal audit function and annually approves the Company’s internal audit plan. The Committee also discusses with management TTEC’s risk assessment and management practices; the Company’s major financial, operational, and regulatory risk exposures; and the steps management has taken to monitor and mitigate such exposures to be within the Company’s risk tolerance levels.

During 2022, the Audit Committee of the Board held four regularly scheduled meetings and four special meetings. The Committee also approved one matter through unanimous written consent. The Audit Committee of the Board reviews and assesses the adequacy of its charter, and revises it, if appropriate, on an annual basis.

Compensation Committee

The Compensation Committee of the Board operates under the Compensation Committee charter adopted by our Board and available at ttec.com/investors/corporate-governance/ (“Corporate Governance” under the “Investors” tab on our public website ttec.com). It is responsible for, among other things:

●	Reviewing performance goals and approving the annual salary, incentives, and all other compensation for each executive officer, including any employment arrangements and change of control agreements with such officers;

●	Reviewing and approving compensation programs for independent Board members;

●	Reviewing and approving material employee benefit plans (and changes to such plans);

●	Reviewing and evaluating risks associated with our compensation programs;

●	Adopting and administering various equity-based incentive plans; and

●	Overseeing the company’s diversity, equality and inclusion programs.

In 2022, the members of the Compensation Committee of the Board included Tracy L. Bahl (Chair), Gregory A. Conley, Robert N. Frerichs, and Gina L. Loften. Throughout 2022, each member of the Committee was “independent,” as defined under the NASDAQ Stock Market Rules, a “non-employee director,” as defined under SEC’s Rule 16b-3.

During 2022, the Compensation Committee of the Board held four regularly scheduled meetings and two special meetings and approved four matters through unanimous written consent process. The Compensation Committee of the Board reviews and assesses the adequacy of its charter, and revises it, if appropriate, on an annual basis.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board operates under the Nominating and Governance Committee charter adopted by our Board and available at ttec.com/investors/corporate-governance/ (“Corporate Governance” under the “Investors” tab on our public website ttec.com). It is responsible for, among other things:

●	Overseeing and managing the Board of Directors’ overall governance practices;

●	Identifying and recommending to our Board qualified candidates to stand for election to the Board (or be appointed pending the election at the Annual Stockholders Meeting);

●	Overseeing development and succession planning for executive officers and the Board of Directors of the Company;

●	Overseeing TTEC’s corporate governance, including the evaluation of the Board and its committees’ performance and processes, and assignment and rotation of Board members to various committees; and

●	Overseeing TTEC’s ESG initiatives and reporting.

During 2022, the members of the Nominating and Governance Committee of the Board included Robert N. Frerichs (Chair), Tracy L. Bahl, Steven J. Anenen, and Marc L. Holtzman. Each Committee member was “independent” in accordance with the NASDAQ Stock Market Rules.

During 2022, the Nominating and Governance Committee of the Board held four regularly scheduled meetings, no special meetings, and approved no matters through unanimous written consent. The Nominating and Governance Committee of the Board reviews and assesses the adequacy of its charter, and revises it, if appropriate, on an annual basis.

Security and Technology Committee

The Security and Technology Committee of the Board operates under the Security and Technology Committee charter adopted by our Board and available at ttec.com/investors/corporate-governance/ (“Corporate Governance” under the “Investors” tab on our public website ttec.com). It is responsible for, among other things:

●	Overseeing the risk management of the Company’s security practices and resiliency capabilities of the Company’s technology used to support its business and deliver services to its clients;

●	Overseeing the practices and controls that management uses to identify, manage and mitigate risks related to cybersecurity, disaster recovery, cyber event management and response, fraud and physical security;

●	Reviewing management’s crisis preparedness and incident response plans, and the Company’s disaster recovery plans, capabilities, and testing practices;

●	Reviewing the outcomes of the Company’s internal and third-party security compliance audits;

●	Reviewing, periodically, risk assessments relevant to the Company’s security and technology conducted by, or on behalf of, the Company; and

●	Addressing any other matters as the Committee members determine relevant to the Committee’s oversight of the Company’s security and technology risk management practices.

During 2022, the members of the Security and Technology Committee of the Board included Ekta Singh-Bushell (Chair), Gregory A. Conley, and Gina L. Loften. Throughout 2022, each Committee member was “independent” in accordance with the NASDAQ Stock Market Rules.

During 2022, the Security and Technology Committee of the Board held three regularly scheduled meetings, no special meetings, and approved no matters through unanimous written consent. The Security and Technology Committee of the Board reviews and assesses the adequacy of its charter, and revises it, if appropriate, on an annual basis.

Executive Committee

The Board’s Executive Committee is a standing committee of the Board appointed to take certain action, between regularly scheduled Board meetings that are otherwise reserved to the full Board, under a delegation of authority from the Board. All actions taken by the Executive Committee of the Board are reported to and reviewed by the full Board at the Board meeting immediately following the action taken. The Executive Committee of the Board is authorized to consider and approve, among other things:

●	Mergers, acquisitions, and divestiture transactions at a level in excess of management’s authority but below a certain specific authority limit exclusively reserved to the full Board, provided that such transactions are not inconsistent with TTEC’s overall strategy as approved by the Board;

●	Capital expenditure transactions at a level in excess of management’s authority but below a certain specific authority limit designated by the Board, provided that such transactions are consistent with the annual business plan approved by the Board; and

●	Funding for the share repurchase program at a level in excess of management’s authority but below a certain specific limit designated by the Board.

During 2022, the members of the Executive Committee of the Board included Kenneth D. Tuchman (Chair), Tracy L. Bahl, and Steven J. Anenen.

The Executive Committee of the Board held no meetings during 2022.

Ethics Code for Executive and Financial Officers

We have adopted an Ethics Code for Senior Executive and Financial Officers that guides the behavior of our senior executives and financial officers beyond our code of business conduct that applies to all employees, including our Chief Executive Officer, Chief Financial Officer, chief executive officers leading each of our business segments, General Counsel, Treasurer, Controller, senior accounting and finance executives who support our key business segments, financial directors, and controllers of each of our business segments and any person performing similar functions. The Ethics Code for Senior Executive and Financial Officers is available on our website at ttec.com/investors/corporate-governance/ (“Corporate Governance” under the “Investors” tab on our public website ttec.com) and we intend to disclose any waiver of, or amendments to, the Ethics Code for Senior Executive and Financial Officers on our website. You may also obtain a copy of the document without charge via email at corporatesecretary@ttec.com or by writing to:

TTEC Holdings, Inc.

9197 South Peoria Street

Englewood, CO 80112

Attention: Corporate Secretary

In addition to our Ethics Code for Senior Executive and Financial Officers, TTEC also has a code of business conduct (Ethics Code: How TTEC Does Business). This document mandates rules of ethical business conduct for all TTEC employees, members of our Board of Directors, and our suppliers and partners, including our executives and financial officers. We maintain a confidential web-based and telephone hotline, where employees can seek guidance or report concerns about violations of laws, our policies, or either of the ethics codes, including any concerns about financial reporting, misconduct, or fraud.

Director Compensation Overview

During 2022, the independent directors’ compensation was as follows:

●	An annual retainer of $75,000;

●	Additional annual retainer fees for Board committee service as follows:

Chair of Audit Committee	$ 27,000
Members of Audit Committee	$ 13,500
Chair of Compensation Committee	$ 20,000
Members of Compensation Committee	$ 10,000
Chair of Nominating and Governance Committee	$ 15,000
Members of Nominating and Governance Committee	$ 7,500
Chair of the Security and Technology Committee	$ 15,000
Members of the Security and Technology Committee	$ 7,500

●	An annual grant of $130,000 of restricted stock units in TTEC stock, based on the fair market value of our common stock on the grant date. The annual grant of restricted stock units vest on the earlier of the first anniversary of the grant date or the date of the succeeding year’s Annual Meeting of Stockholders, or any change-in-control event (as defined in the relevant restricted stock unit agreement).

The employee directors do not receive additional compensation for their Board service.

The following table summarizes the actual compensation earned by independent directors during 2022 without regard to how it was paid:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) [1,2]	Total ($)
Steven J. Anenen	$89,250	$129,987	$219,237
Tracy L. Bahl	$102,500	$129,987	$232,487
Gregory A. Conley	$115,750	$129,987	$245,737
Robert N. Frerichs	$113,500	$129,987	$243,487
Marc L. Holtzman	$78,750	$129,987	$208,737
Gina L. Loften	$83,750	$129,987	$213,737
Ekta Singh-Bushell	$99,750	$129,987	$229,737

1.	Reflects the aggregate dollar amounts recognized for stock awards for financial statement reporting purposes in accordance with the guidance in Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). For information regarding assumptions used to compute grant date fair-market value with respect to the stock awards, see Note 19 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022.

2.	As of December 31, 2022, independent directors held 1,990 unvested restricted stock unit awards. Based on the closing stock price on the date of grant of $65.32, 1,990 shares with a fair-market value of $129,987 were issued for the annual grant.

In February 2023, the Board of Directors of TTEC Holdings, Inc., on the recommendation of the Compensation Committee of the Board, reviewed the Board’s compensation with the independent compensation consultant, Meridian, against benchmarks for our Compensation Peer Group and recommended changes in the compensation arrangements for the independent directors of the Company to be effective as of the start of the 2023/2024 board cycle in May 2023. The recommended changes involve the equity component of the Board members’ compensation only and will not impact either the cash retainer or Committee fees. For the Board cycle 2023/2024, each director will receive the annual equity grant of $190,000, which will bring the Board member’s equity compensation to the 50th percentile of market.

AUDIT COMMITTEE REPORT

The TTEC Audit Committee of the Board (the “Audit Committee”) is comprised entirely of independent directors who meet the independence requirements of the U.S. Securities and Exchange Commission (the “SEC”) and NASDAQ Stock Market’s Listing Rules. TTEC’s Board of Directors has determined that at least three members of the Audit Committee have accounting and other relevant financial management expertise, and, therefore, qualify as “audit committee financial experts,” as that term is defined by the SEC. The Audit Committee operates pursuant to a charter that is reviewed annually and updated to comply with the relevant regulatory requirements. The Audit Committee charter was most recently reviewed and updated in May 2022 and is available in the Investor Relations section of our website at https://investors.ttec.com/static-files/081c5dc8-a944-4805-b2ab-d20675ca20a4.

In performing its functions, the Audit Committee acts in an oversight capacity. The Committee is responsible for overseeing TTEC’s financial reporting processes and internal control structure on behalf of the Company’s Board of Directors, while management is responsible for the preparation, presentation, and integrity of the financial statements, and the effectiveness of TTEC’s internal controls over financial reporting. TTEC’s independent auditor, PricewaterhouseCoopers LLC (“PwC” or the “Auditor”), is responsible for auditing TTEC’s financial statements and providing an opinion on the conformity of TTEC’s consolidated financial statements with generally accepted accounting principles and on the effectiveness of TTEC’s internal control over financial reporting.

In 2022, the Audit Committee met eight times. The Audit Committee’s agenda for each meeting was set by the Committee’s chairperson in consultation with and on the recommendation of TTEC’s Chief Financial Officer. During the meetings, the Audit Committee met with the senior members of TTEC’s financial management team, and, when appropriate, had separate executive sessions with TTEC’s Chief Financial Officer, PwC, TTEC General Counsel, and the Internal Audit Executive to discuss financial management, legal and compliance matters, accounting, IT controls and system dependencies, the status of internal and external audits, and internal control issues.

As part of its oversight function, the Audit Committee reviews TTEC’s quarterly and annual reports on Form 10-Q and Form 10-K prior to their filing with the SEC and has detailed discussions with management about the quality and reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, the Audit Committee asks for management’s representations and reviews certifications prepared by TTEC’s Chief Executive Officer and Chief Financial Officer that the unaudited quarterly and audited annual consolidated financial statements of the Company fairly represent, in all material respects, the financial condition, results of operations and cash flows of TTEC.

Early in 2022, the Committee engaged with management regarding the status of the Company’s ongoing enhancements to the cybersecurity and data privacy protocols, and information technology resilience. Based on these discussions and the growing complexity of cybersecurity issues around the globe, the Committee recommended to the Board that it should stand up a separate Board committee that would focus exclusively on topics of technology resiliency and cybersecurity. Based on this recommendation, in May 2022, the TTEC Board launched its Security & Technology Committee of the Board, staffed with Board members who have special expertise on the issues of cybersecurity and technology, and technology related risk management. The Audit and Security & Technology Committees of the Board have overlapping members and exchange information regularly, especially in connection with information technology controls that are relevant to internal controls over financial reporting. During 2022, the Audit Committee continued to oversee TTEC’s evolving strategy for its enterprise resources planning (ERP) systems and the professional services automation (PSA) platforms and how they support the Company’s internal controls over financial reporting and the accuracy and reliability of its financial reporting. During the year, the Audit Committee also received periodic status reports on the effectiveness of the Company’s treasury function, including the Company’s liquidity; its foreign exchange exposure management; the impact on the Company due to changes in interest rates; its tax function and its global tax planning practices; the Company’s acquisition integration activities; and its investor relations activities.

Further in 2022, the Audit Committee periodically reviewed TTEC’s Enterprise Risk Management program and steps that the Company had taken to execute against its risk management priorities. The Committee’s risk oversight continued to focus on strategy execution in the uncertainty of the post pandemic economy, regulatory and business continuity risks specific to the distributed work-from-home environment, critical incident response planning, and business-as-usual risks critical to the business, including the competitiveness of the Company’s technology solutions, M&A execution and integration effectiveness, fraud in the business, the risks inherent in the complexities of the Company’s international operations, and regulatory compliance framework that affects TTEC’s business.

The Audit Committee also monitored, throughout the year, the Company’s confidential hotline activities, focusing on procedures that the Company has in place for confidential submission of employee concerns about accounting, financial reporting practices and internal controls, possible violations of laws and policies, and other concerns about the business. The Committee also periodically reviewed the processes that the Company uses to ensure that the Company’s employees are familiar with its code of business conduct (Ethics Code: How TTEC Does Business), the Ethics Code for Senior Executive and Financial Officers, and the training that the Company provides on these codes of conduct and Company values.

The Audit Committee periodically reviews the rules and regulations adopted, from time to time, by the Public Company Accounting Oversight Board (the “PCAOB”) and works with the Auditor to ensure that its opinion conforms with these requirements. During 2022, the Audit Committee discussed with the Auditor those matters that are required to be discussed under the applicable requirements of the PCAOB and the SEC and received required written disclosures and the letter from the Auditor required by the applicable requirements of the PCAOB regarding the Auditor’s communication with the Audit Committee concerning the Auditor’s independence.

As part of its oversight responsibilities, the Audit Committee also oversees TTEC’s annual audit by its independent auditor, PwC, including the Auditor’s audit approach, audit plan, and critical audit matters; and whether the provision of minor non-audit services is appropriate given the Auditor’s independence. The Audit Committee also works with the Auditor to make sure that the PwC audit team that serves TTEC has the appropriate level of professional expertise to oversee the conduct of the TTEC annual independent audit and is appropriately supported by PwC partners with specific experience in key countries where TTEC does business, and by other PwC subject matter experts as necessary.

Each year, the Audit Committee evaluates the performance of PwC and its senior engagement team and determines whether to re-engage the Auditor for the coming year. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the Auditor, the Auditor’s global capabilities, the Auditor’s technical expertise including innovation and technologies that the Auditor uses to provide its services to the Company, the Auditor’s tenure as TTEC’s independent auditor, its knowledge of the Company’s global operations and industry, the competitiveness of the Auditor’s pricing for the services, and the quality of the Auditor’s interactions with the Audit Committee of the Board. Based on this evaluation, the Audit Committee decided to engage PwC as TTEC’s independent auditor for the year ended December 31, 2022. This appointment was ratified by TTEC stockholders at the 2022 Annual Stockholders Meeting.

The Audit Committee also considered the fees that PwC charged the Company for services in 2022 and determined them to be reasonable and adequate to ensure a comprehensive audit. In 2022, PwC’s total fees were $4.6 million, a $0.3 million increase year over year, primarily related to the integration of Avtex, a significant acquisition for the TTEC Digital business segment made in 2021, into TTEC business processes, including the internal controls over financial reporting; and the acquisition of public sector citizen experience assets from Faneuil, Inc. for the TTEC Engage business segment in 2022.

In accordance with SEC rules, the Auditor’s engagement partner for TTEC is subject to the five-year rotation requirement. 2022 was the last year in PwC’s current engagement partner’s rotation period; and, therefore, during the year, the Audit Committee worked with PwC to identify a new engagement partner for the Company and to ensure an orderly transition. In reviewing prospective engagement partners, the Audit Committee considered candidates’ industry experience, experience with complex international operations similar to TTEC, and the physical proximity of the candidates to locations of TTEC consolidated accounting and financial reporting leaders. After extensive review and consideration, in consultation with TTEC Chief Financial Officer and TTEC Controller, the Audit Committee selected a new engagement partner who shadowed the work related to the 2022 audit of TTEC consolidated financial statements, and who will take over the responsibilities for the Company’s independent audit for the 2023 fiscal year.

The Audit Committee reviewed and discussed with management TTEC’s audited annual consolidated financial statements for the year ended December 31, 2022. Based on this review, discussions with management, and in reliance on the reports and opinions of the Auditor, the Audit Committee unanimously recommended to the TTEC Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Although the Audit Committee has the sole authority to appoint the independent auditor, the Committee will continue its long-standing practice of recommending that the Board ask the stockholders, at the Annual Stockholders Meeting, to ratify the appointment of the independent auditor for the coming year (see, Proposal No. 2 on page 66).

Audit Committee

Gregory A. Conley	Chair
Robert N. Frerichs
Ekta Singh-Bushell
Steven J. Anenen

STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT, AND CERTAIN BENEFICIAL OWNERS

The table below sets forth information, as of March 31, 2023, concerning the beneficial ownership of the following persons and entities:

●	Each person or entity known to us to beneficially own more than 5% of our outstanding common stock;

●	Each of the directors on our Board;

●	Each of our executive officers, including our Named Executive Officers; and

●	All of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the SEC rules. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and/or investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 47,253,110 shares of common stock outstanding as of March 31, 2023. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity in accordance with the SEC rules, we deemed outstanding shares of common stock: (1) subject to stock options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2023; and (2) issuable upon the vesting of restricted stock units (“RSUs”) or performance-based restricted stock units (“PRSUs”) within 60 days of March 31, 2023. In accordance with the SEC rules, we did not deem outstanding these two categories of shares of common stock for the purpose of computing the percentage ownership of any other person or entity.

The information provided in the table is based solely on our records, and information filed with the SEC with respect to the owners of our shares of common stock, except where otherwise noted. Unless otherwise indicated, the address of each beneficial owner listed in the table is c/o TTEC Holdings, Inc., 9197 South Peoria Street, Englewood, CO 80112.

	Shares Beneficially Owned
Name of the Beneficial Owner	Common Stock	Options Vested and Options and RSUs Vesting Within 60 Days of March 31, 2023		Total Beneficial Ownership as of March 31, 2023		Percent of Class
5% Stockholders
Kenneth D. Tuchman	27,853,207	[1]	-	27,853,207	[1]	58.9%
BlackRock Inc.	3,156,131	[2]	-	3,156,131	[2]	6.7%
The Vanguard Group	2,455,949	[3]	-	2,455,949	[3]	5.2%
Executive Officers, Directors
Kenneth D. Tuchman	27,853,207	[1]	-	27,853,207	[1]	58.9%
Steven J. Anenen	19,839		1,990	21,829		*
Tracy L. Bahl	15,945		1,990	17,935		*
Gregory A. Conley	15,035		1,990	17,025		*
Robert N. Frerichs	16,160		1,990	18,150		*
Marc L. Holtzman	26,579 [4]		1,990	28,569 [4]		*
Gina L. Loften	2,205		1,990	4,195		*
Margaret B. McLean	49,388		-	49,388		*
Regina M. Paolillo	217,898 [5]		-	217,898		*
Dustin J. Semach	4,211		-	4,211		*
David J. Seybold	-		-	-		*
Ekta Singh-Bushell	14,795		1,990	16,785		*
Michelle “Shelly” R. Swanback	-		12,191	-		*
All directors, director nominees and executive officers as a group (12 persons)	28,017,364		26,121	28,031,294		59.3%

*	Less than 1%.

1.	Includes 27,843,207 shares subject to sole voting and investment power, and 10,000 shares with shared voting and investment power. The shares with sole voting and investment power consist of: (i) 6,526,401 shares held by Mr. Tuchman; (ii) 14,766,806 shares held by a limited liability partnership controlled by Mr. Tuchman; and (iii) 6,550,000 shares held by a revocable trust controlled by Mr. Tuchman. The shares with shared voting and investment power consist of 10,000 shares owned by Mr. Tuchman’s spouse. Mr. Tuchman is the beneficial owner of 59.2% of the shares of common stock entitled to vote at the meeting.

2.	The common stock shown for BlackRock, Inc. located at 55 East 52nd Street New York, NY 10055, corresponds with their 13G filed as of December 31, 2022 and includes 3,112,875 shares with sole voting power, 3,156,131 shares with sole dispositive power and 3,156,131 shares in the aggregate.

3.	The common stock shown for The Vanguard Group located at 100 Vanguard Boulevard, Malvern, PA 19355, corresponds with their 13G filed as of December 31, 2022 and includes 32,364 shares with shared voting power, 2,404,774 shares with sole dispositive power, 51,175 shares with shared dispositive power and 2,455,949 shares in the aggregate.

4.	Includes 23,279 shares held by Mr. Holtzman directly and 3,300 shares held for Mr. Holtzman’s minor children.

5.	This number of shares is based on information available to the Company as of March 1, 2023, and further includes shares that vested during March of 2023.

TTEC Insider Trading Policy – Hedging/Pledging Restrictions

The Company’s insider trading policy prohibits its directors, officers, employees, and members of TTEC supply chain from engaging in hedging and pledging transactions with TTEC securities. Under the policy, TTEC Chairman of the Board and Chief Executive Officer, who is the Company’s controlling shareholder, is permitted to pledge his shareholdings, with prior review and approval of the TTEC Board of Directors, provided such pledge does not involve a material portion of his overall holdings.

RELATED-PARTY TRANSACTIONS

In accordance with our Related-Party Transaction Policy, the Audit Committee of the Board is responsible for review and approval of transactions required to be disclosed as a “related-party” transaction under applicable law, including the SEC rules (generally, transactions involving amounts in excess of $120,000 in which a related person has a direct or indirect material interest). TTEC management monitors all related-party transactions, and reports about their status to the Audit Committee quarterly. TTEC executive officers and directors complete a questionnaire during the first quarter of each fiscal year, in which they provide information about the terms of all their related-party transactions (as defined in Item 404(a) of Regulation S-K) that occurred during the prior year and that are expected to occur during the current year. In reviewing related-party transactions, the Audit Committee of the Board considers whether these transactions are executed at “arms-length” by reviewing all relevant facts and circumstances, including among others, the commercial reasonableness of the terms, the actual and perceived benefit to the Company, opportunity costs of alternate transactions, the materiality and character of the related-party’s interest, the actual and apparent conflict of interests, the impact on a director’s independence (if the related-party is a director, an immediate family member of a director, or an entity controlled by a director), and the terms on which a similar transaction can be secured from unrelated third parties.

During 2022, TTEC has undertaken the following related-party transactions with prior approval of the Audit Committee of the Board:

The Company entered into an agreement under which Avion, LLC (“Avion”) and Airmax LLC (“Airmax”) provide certain aviation flight services as requested by the Company. Such services include the use of an aircraft and flight crew. Kenneth D. Tuchman, Chairman and Chief Executive Officer of the Company, has an indirect 100% beneficial ownership interest in Avion and Airmax. During 2022, 2021, and 2020, the Company expensed $500,000, $600,000, and $400,000, respectively, to Avion and Airmax for services provided to the Company. There was $111,000 in payments due and outstanding to Avion and Airmax as of December 31, 2022. While in 2023 TTEC continues to proactively manage its overhead expenses including business travel, we anticipate that the Avion and Airmax expenses will continue to grow.

EXECUTIVES AND EXECUTIVE COMPENSATION

TTEC Executive Officers

Michelle “Shelly” R. Swanback, 54, serves as President of the Company and chief executive officer of TTEC Engage. She joined the Company in May 2022 as the chief executive officer of TTEC Engage and was named President for TTEC Holdings, Inc. in November 2022. With a proven track record driving growth in the digital environment, Shelly is both a market maker and a strong cultural leader with over 30 years of experience in digital transformation, strategic consulting, technology, services, analytics and M&A.

Prior to TTEC, Ms. Swanback lead Accenture Digital, building it into a global transformation powerhouse with more than $20 billion in annual revenue. As President of Product and Platform at Western Union (WU), she led the company’s digital transformation journey, evolved the business model to a customer centric platform and doubled the WU digital business to $1 billion.

Shelly is currently a board member of Willis Towers Watson (NASDAQ:WTW). Ms. Swanback holds bachelor’s degrees in Finance and Computer Information Systems from Colorado State University.

David J. Seybold, 57, joined TTEC in 2022 as the chief executive officer for TTEC Digital. An experienced, global business leader with a passion for technology, Mr. Seybold’s career is characterized by driving growth through digital transformation at scale.

Prior to joining TTEC, Mr. Seybold, was chief executive officer, Americas for Atos SE, a Euronext-listed technology transformation company. Between 2015 and 2021, he served as the president, North America and chief operating officer for Avanade (a Microsoft – Accenture joint venture); and prior to that, Mr. Seybold spent more than 26 years in various senior executive roles for IBM (IBM:NYSE).

Dave holds a bachelor’s degree in Quantitative Business Analysis and a degree in Economics from Penn State University; a master’s of science degree in Operations Management and an MBA from the University of Maryland, Robert H. Smith School of Business.

Dustin J. Semach, 41, serves as Chief Financial Officer of TTEC. He joined TTEC in 2020, as part of planned CFO succession, assuming the role of TTEC CFO in Q3 2021.

Prior to TTEC, Mr. Semach was the chief financial officer for Rackspace (NASDAQ:RXT); and held senior financial roles in the technology services and business process outsourcing industries, including DXC Technology (NYSE:DXC), Computer Services Corporation (NYSE:CSC), and IBM (NYSE:IBM).

Dustin holds an MBA from Northeastern University and a bachelor’s degree in Computer Science from Clemson University.

Mr. Semach notified TTEC that he is leaving the Company effective April 14, 2023, to pursue another opportunity.

Francois Bourret, 43, interim Chief Financial Officer effective April 14, 2023, brings to the role over 20 years of financial experience with public companies and private equity owned businesses. Mr. Bourret joined TTEC in 2016, as part of TTEC’s acquisition of Atelka, a Canadian customer care outsourcing company, where he served as the chief financial officer and a member of the board of directors. Prior to Atelka, Mr. Bourret worked for Kilmer Capital Partners, a private equity fund, and for KPMG.

Since joining TTEC, Mr. Bourret served in various significant roles in the TTEC finance and accounting organization, including chief financial officer for the TTEC Engage business segment between 2018 and 2022, and, starting in June 2022, as the global controller for TTEC with overarching responsibilities for the Company’s accounting organization and public company reporting.

Mr. Bourret holds a Master of Business Administration degree from Université Laval in Québec, Canada; and is a Chartered Financial Analyst (“CFA”).

Margaret B. McLean, 59, serves as General Counsel and Chief Risk Officer of TTEC. She joined TTEC in 2013.

Prior to TTEC, Ms. McLean was a senior executive at CH2M (now part of Jacobs Engineering Group (NYSE:JEC)), a global engineering and program management company, serving as that company’s chief legal officer. Prior to CH2M, Ms. McLean was a corporate finance and M&A partner at a major law firm, working in its Denver, London, and Moscow offices. Ms. McLean started her career in IT at Hewlett Packard (NYSE:HPE) and led the application systems department for Science Applications Int’l (NYSE:SAIC).

She holds a JD from the University of Michigan, an MBA from the University of Colorado, and bachelor’s degrees in Management Information Systems and Computer Science from the University of Arizona.

Information regarding Kenneth D. Tuchman, Chairman and Chief Executive Officer, is provided under the heading “2023 Director Nominees.”

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we discuss our compensation philosophy and describe the 2022 compensation program for our Chief Executive Officer, Chief Financial Officer, and three additional highest compensated members of our executive leadership team, whom we refer to as our Named Executive Officers (“NEOs”). We describe compensation earned by each of our Named Executive Officers and explain how our Compensation Committee of the Board determined this compensation, including its rationale for specific 2022 compensation decisions.

2022 Performance Highlights

Our 2022 performance is summarized below:

●	Our revenue was $2.44 billion, an increase of 7.5% over the year ago period.

●	Our income from operations was $168.5 million or 6.9% of revenue, a 22.4% decrease year over year. Income from operations on a non-GAAP basis[1] was $248.5 million, or 10.2% of revenue, compared to 12.6% in the prior year.

●	Our net cash provided by operating activities was $137.0 million compared to $251.3 million in the prior year.

●	We booked $762 million in new business, a 1.5% increase over the prior year.

●	Our diluted earnings per share were $2.18 compared to $2.97 in the prior year, and $3.68[1] compared to $4.62 in the prior year on a non-GAAP basis.

●	We paid a total of $48.1 million in cash dividends to our shareholders.

1.	TTEC presents company performance metrics on a non-GAAP basis to more accurately convey the performance of the business, which adjusts for non-operating items including, but not limited to, asset impairment, restructuring charges, cybersecurity incident-related costs, equity-based compensation expense, depreciation and amortization expense, changes in acquisition contingent consideration, changes in tax valuation allowances, return to provision adjustments, and one-time non-recurring items. For additional information, please review GAAP to Non-GAAP Reconciliation of Performance Metrics on page 57 of this Proxy Materials.

Named Executive Officers

●	Kenneth D. Tuchman, Chairman of the Board and Chief Executive Officer.

●	Michelle “Shelly” R. Swanback, President, TTEC Holdings, Inc. and chief executive officer, TTEC Engage.

●	David J. Seybold, chief executive office, TTEC Digital.

●	Dustin J. Semach, Chief Financial Officer.

●	Regina M. Paolillo, Global Chief Operating Officer, retired from TTEC as of December 31, 2022.

2022 Executive Compensation Summary

Our executive compensation program is designed to reward financial results and effective strategic leadership, which we believe are key elements in building sustainable value for stockholders. Our compensation programs’ performance metrics align the interests of our stockholders and senior executives by correlating the timing and amount of actual pay to the Company’s short- and long-term performance goals. Our compensation programs encourage ethical and responsible conduct in pursuit of these goals and the alignment of our leaders with TTEC’s vision, mission, and values.

We carefully benchmark our compensation decisions against a relevant group of peer companies, all of which are our potential competitors, for the caliber of executive talent required to manage a global and complex business like TTEC.

Our executive compensation programs include three principal elements:

	Compensation Element	Purpose
Base Salary	Provides competitive fixed dollar compensation.
Annual Performance-Based Cash Incentive Awards	Provides “at risk” annual variable cash consideration that aligns executive compensation to the Company and individual achievements of short-term (annual) performance objectives, as established by the Board of Directors.
Equity Grants

Provides “at risk” long-term performance-based and short-term time-based equity compensation opportunity. Our annual equity incentive program includes two components: one that rewards the prior year’s performance but vests over time, and another that is forward looking and rewards growth of key performance indicators like revenue and operating income three years into the future. By emphasizing a longer-term view in equity performance incentives, the Company aligns our Executive Officers’ interests with the interests of and value creation for our stockholders. By emphasizing long-term growth objectives for Executive Officers’ compensation purposes, we continue to align their interests with the interests of our stockholders.

In 2022, we also introduced a one-time-equity program that set stretch growth goals for the Company through 2025 and aligned the achievement of these goals with payout opportunities for executive officers (“Value Creation Program”). By emphasizing long-term growth objectives for executive officers, the Value Creation Program further aligns their interests with the interests of our stockholders.

In 2022, we paid the following to our Named Executive Officers:

Named Executive Officers	Actual Total Direct (TDC) Compensation [1]	Market TDC at 25th	Market TDC at 50th	Market TDC at 75th	Percentile
Kenneth D. Tuchman [2]	$1	$5,850,000	$7,208,000	$9,370,000	<25th
Dustin J. Semach	$994,465	$2,199,000	$2,728,000	$3,333,000	<25th
Michelle “Shelly” R. Swanback [3]	$5,396,624	$1,991,000	$3,157,000	$3,980,000	--
Regina M. Paolillo [4]	$2,351,906	$1,014,653	$1,975,945	$3,886,554	50th
David J. Seybold [5]	$3,306,052	$841,611	$1,502,389	$3,108,217	--

1.	Actual TDC represents base salary earned in 2022, bonus paid in 2022 for 2021 performance, fair market value (FMV) RSU equity grants awarded in 2022, performance-based shares granted at target achievement under the 2022 annual long-term incentive plan and new hire RSU award that vests over five years for Ms. Swanback and Mr. Seybold. The TDC excludes grants made in 2022 under the Value Creation Program (VCP). Based on current outlook and the current targets, it unlikely the VCP awards will vest.

2.	As previously disclosed, at Mr. Tuchman’s request, the Compensation Committee approved Mr. Tuchman’s base salary to be $1 per year.

3.	Ms. Swanback was hired in May 2022 as CEO of TTEC Engage, and gained additional responsibility as President, TTEC Holdings, Inc. in November 2022. Market data above aligns with Ms. Swanback’s current role. We have not compared her 2022 actual TAD against market due to her limited tenure in this role.

4.	Ms. Paolillo retired from her role as Global Chief Operating Officer effective December 31, 2022.

5.	Mr. Seybold was hired in November 2022. His actual TDC represents base salary earned in 2022, as well as a new hire RSU grant. We have not compared his 2022 actual compensation against the market due to his limited tenure with the company.

The mix of base and variable “at risk” compensation for 2022 was as follows and excludes our CEO as well as Ms. Swanback and Mr. Seybold, who were hired in 2022:

CONSIDERATION OF “SAY-ON-PAY” VOTE

At our 2020 Annual Meeting of Stockholders, 99.77% of the votes cast in our stockholder advisory vote approved the compensation of our Named Executive Officers (our “Say-On-Pay” vote). In light of this stockholder support, the Compensation Committee of the Board made no significant changes to the overall design of our compensation programs since 2020 but continued its pay-for-performance philosophy by putting a substantial portion of executives compensation at risk and aligning executive officers’ interests with value generation for TTEC stockholders.

The Compensation Committee of the Board will continue to review best practices in executive compensation and adjust the structure of TTEC executive compensation to be consistent with market trends, our pay-for-performance philosophy, and to make sure that TTEC’s executive compensation aligns the interest of the executive leadership team with the interests of the Company’s stockholders.

At the upcoming 2023 Annual Stockholders’ Meeting on May 24, 2023, TTEC stockholders once again will be asked to provide an advisory input in the Say-On-Pay vote and the Compensation Committee of the Board will continue to take into account this input when making future compensation decisions for our Named Executive Officers.

CONSIDERATION OF 2017 “FREQUENCY ON SAY-ON-PAY” VOTE

At our 2017 Annual Meeting of Stockholders, we asked stockholders to consider how often they wish to vote, on an advisory basis, on the Say-On-Pay matters (the “Frequency of Say-On-Pay” vote). A majority of our stockholders supported holding the advisory vote on executive compensation every three years by a vote of 82.96%. In the six years prior to the 2017 Frequency of Say-On-Pay vote, TTEC stockholders approved the Company’s executive compensation by an average margin of greater than 95%. In the six years after the 2017 Frequency on Say-On-Pay vote, TTEC stockholders approved the Company’s executive compensation by an average margin of greater than 99.6%. The stockholders will have the opportunity to consider how often they wish to vote on matters involving executive compensation as part of the 2023 Annual Meeting of Stockholders.

EXECUTIVE LEADERSHIP TEAM COMPENSATION APPROACH AND STRUCTURE

Our Approach to Executive Leadership Compensation

We structure our executive compensation to attract and retain executive talent who can maximize our performance results. Our compensation program is designed to motivate our executive leadership team to remain focused on delivering superior performance that creates long-term investor value. Our executive compensation program also places significant weight on how our leaders align their conduct with TTEC’s vision, mission, and values as they achieve their personal goals and the Company’s performance goals.

Our Compensation Practices Include:
Pay for Performance. We encourage a results-oriented culture through pay-for-performance compensation, and annually review executive compensation against the Company’s overall performance and its annual goals.
Competitive Compensation Targets. The Compensation Committee of the Board annually sets each executive’s target total direct compensation based on a review of market benchmarks.
Rigorous Performance Metrics. The Compensation Committee of the Board annually reviews and re-sets executive performance targets to assure that they appropriately reflect the goals of the business and are challenging, but achievable.
Stockholder Alignment. Through our compensation practices, we align the interests of our Named Executive Officers, other executive officers and our stockholders to maximize long-term performance goals of the Company.
Affordability of Rewards. We ensure that our rewards are affordable by aligning them to the Company’s results of operation as they compare to our annual business plan.
Significant “at risk” Component. We structure our compensation programs with a significant portion of variable or “at risk” to ensure that actual compensation realized by Named Executive Officers directly and demonstrably links to individual and Company-wide performance.
Share Ownership Guidelines. Our CEO Engage and TTEC Holdings President, as well as our CEO Digital are expected to hold TTEC equity in an amount of at least 4 times their base compensation; our Chief Financial Officer is expected to hold TTEC equity in the amount of at least 3 times his base compensation; other members of the executive leadership team are expected to hold equity equal to 1.5 to 2.5 times their base compensation based on their position level.
Restrictive Covenants. Members of our executive leadership team are subject to market appropriate restrictive covenants, effective on separation from TTEC. These restrictive covenants include non-competition, client and employee non-solicitation, and customary non-disclosure obligations.
Individual Accountability. Our compensation program is designed to ensure that our Named Executive Officers remain focused on our company and their group financial goals to build the foundation for our long-term success.
Review of Compensation Peer Group. Our Compensation Committee of the Board reviews our executive compensation program against our peer group annually and adjusts, when necessary, to make sure that it remains relevant and appropriate.

EXECUTIVE LEADERSHIP TEAM COMPENSATION STRUCTURE

To achieve its overarching objectives, our executive compensation program consists of the following three principal elements:

Compensation Element	Characteristics	Purpose	Philosophy
Base salary	Fixed annual compensation that provides a competitive level of base compensation.	Compensate senior executives for their level of experience and responsibility.	We believe base salary should be competitive.
Annual performance-based cash incentive awards	Variable annual cash compensation opportunity funded based on objective Company performance targets (operating income) and paid based on subjective measures of individual performance.	Motivate and reward senior executives for performance against short-term Company goals.	We believe in providing appropriate incentives to drive the Company’s short-term financial and operational objectives.
Equity awards

Variable equity compensation granted annually, usually, in the form of restricted stock units (RSUs), or stock options or performance-based award opportunities as deemed appropriate.

Our equity incentive program includes two components: one that rewards the prior year’s performance but vests over time, and another that is forward looking and rewards growth of key performance indicators like revenue and operating income over a three-year period. By emphasizing a longer-term view in equity performance incentives, the Company aligns our Executive Officers’ interests with the interests of and value creation for our stockholders.

During 2022, a one-time performance-based RSU grant was made with the objective of driving significant business results by achieving stretch revenue and Adjusted EBITDA targets by year-end 2025. The program is referred to as the Value Creation Program, or VCP, and has one performance measurement occurring at year-end 2025. As of the date of this proxy, the likelihood that these performance-based grants will vest is remote.

Motivate and retain a select group of leadership and influencers deemed critical to delivering accelerated growth over multiple years aligned with stockholder interests. The equity will vest only with extraordinary financial results measured once at the end of four years.

We believe that annual equity grants that vest over multiple years encourage the executive management team to focus on the long-term stock value appreciation.

We also believe that multi-year performance targets offer important alignment between stockholders’ and executives’ interests over longer-term.

These incentives in the aggregate provide a market-competitive equity opportunity.

The intent of this one-time equity award, with a cliff vesting at the end of four years, was to provide a further stake in TTEC, strengthen our relationship and retention of top talent, foster an ownership culture and rally under a singular mission to maximize shareholder value.

In addition to these primary components of compensation, our senior executives are also eligible to participate in our general health and wellness programs, 401(k) plan, life insurance program, and other employee benefit programs. Although to be competitive, we pay as perquisites all or a portion of certain Named Executive Officers’ healthcare premiums, we believe that perquisites should be limited in scope and value, and, historically, they have not constituted a significant portion of executive compensation.

OVERSIGHT OF OUR EXECUTIVE COMPENSATION PROGRAM

Role of the Compensation Committee of the Board

Our Compensation Committee of the Board determines all compensation for our Named Executive Officers, on an annual basis. In doing so, the Compensation Committee of the Board:

●	Evaluates the compensation received during the year by each executive and considers the Company’s performance, the individual performance of each executive and his/her skills, experience and responsibilities to determine if any change in the executive’s compensation is appropriate.

●	Reviews with the Chief Executive Officer the performance of the other Named Executive Officers.

●	Reviews peer group data and the advice of the compensation consultant as a measure of the competitive market for executive talent in our industry.

●	Considers the executive’s contribution to the Company’s overall operating effectiveness, strategic success, and profitability, and considers the quality of the executive’s decision-making.

●	Considers the executive’s role in developing and maintaining key client relationships.

●	Considers the Company’s financial results for the year and how the executive contributed to these results, but does not adhere to strict formulas to determine the mix of base salary, equity grants and cash incentives.

●	Evaluates the level of responsibility, scope and complexity of such executive’s position relative to other Company executives.

●	Determines the composition and amount of compensation for each Named Executive Officer and uses subjective judgment in determining the amount of each compensation element in order to retain and motivate current executives.

●	Assesses the executive’s leadership growth and management development over the past year.

The Compensation Committee of the Board utilizes these subjective factors because it believes they are critical to increasing stockholder value. These factors are not quantified or weighted for importance, and the Compensation Committee of the Board’s use of these factors is tied directly to the individual role and the responsibilities of each executive officer.

Funding for performance-based cash incentives and our equity grants are based on objective Company performance targets set at the beginning of each year. As a result, there is uncertainty with respect to the achievement of these funding targets at the time they are set. The Compensation Committee of the Board has the authority to modify the funding for these variable incentives, in its sole discretion, when material changes in the business warrant it.

Our ability to achieve the funding target is heavily dependent not only on factors within our control, but also on current economic conditions, exchange rate movements, weather events and other performance variables outside of our control. In measuring our performance against pre-determined performance targets, the Compensation Committee of the Board may make (and over the years has made) adjustments to these targets for items outside of the executive leadership team’s control.

In addition to its discretion with respect to the performance-based cash incentives and equity grants, during those years in which our actual performance resulted in a lower than anticipated level of funding for the variable incentives, the Compensation Committee of the Board may from time to time determine that funding should be provided outside of the objective Company performance criteria to fund discretionary bonuses and equity awards to retain or to reward executive officers for their exceptional individual contribution (measured on a subjective basis). Although the Compensation Committee of the Board has this discretion, it utilizes it infrequently to maintain the integrity of the Company’s compensation structure and philosophy.

How We Use Compensation Consultants

From time to time, and as needed, the Compensation Committee of the Board retains services of compensation consultants, law firms, and other professional advisors to act as independent advisors to the Compensation Committee of the Board. In selecting its consultants, the Compensation Committee of the Board takes measures to assure that no member of our Board or any Named Executive Officer has any affiliations with such consultants. The Compensation Committee of the Board requires that all of its consultants provide it with annual certification of their independence. In 2022, the Compensation Committee of the Board utilized the services of Meridian Compensation Partners, LLC (Meridian), an executive compensation consulting firm, as the Compensation Committee of the Board’s independent advisor. The Committee did not use services of other advisors in 2022, but they were available to the Committee as directed by the Committee chair.

Meridian

At least every other year, Meridian will provide the Compensation Committee of the Board with independent compensation advice on various aspects of executive compensation, including:

●	A periodic review of our compensation practices, trends, and philosophy;

●	A competitive assessment of our executive compensation levels and pay-for-performance linkage;

●	An analysis of peer group companies that compete with us and that follow similar compensation models, along with benchmark compensation and benefits data for the peer group;

●	A review of our equity award and cash incentive programs;

●	A review of our compensation practices compared to peer group companies and current trends related to executive employment agreements; and

●	Assistance in developing recommendations for compensation for our executive officers, including our Named Executive Officers.

Meridian takes its direction solely from, and provides reports to, the Compensation Committee of the Board, or to members of our in-house human capital department at the direction and on behalf of the Compensation Committee of the Board. All costs of Meridian’s services are paid by the Company at the direction of the Compensation Committee of the Board chair. Although Meridian provides recommendations on the structure of our compensation programs, Meridian does not determine the amount or form of compensation for any of our Named Executive Officers. From time to time, Meridian may also provide advice to the Company, with knowledge and consent of the Compensation Committee of the Board.

In those years when Meridian is not utilized by the Compensation Committee of the Board, similar compensation analysis is performed by members of our in-house human capital department who have special expertise in executive compensation.

How We Use Peer Group, Survey, and Benchmark Data

Each year, the Compensation Committee of the Board reviews the competitiveness of our compensation program against our peer group and market benchmarks. The Compensation Committee of the Board, with the assistance of Meridian, identifies a peer group of companies.

During 2022, the Compensation Committee of the Board, with the assistance of Meridian, reviewed the Company’s peer group. The previously established peer group reflects relevant industries and companies within reasonable range of TTEC’s revenue and operating income, ideally positioning TTEC near the group’s median. As a result of the review, three companies were removed due to acquisitions and limited data availability, and four companies were added to the peer group to increase the group’s size with relevantly-sized industry competitors. This peer group also competes with us for executive talent and follows similar compensation models. The Compensation Committee of the Board reviewed the compensation practices of this peer group to effectively design compensation arrangements to attract new executives in our highly competitive, rapidly changing market and to confirm proper levels of compensation for our Named Executive Officers.

TTEC’s 2022 peer group includes:

●	8 x 8, Inc.

●	Avaya Holdings Corp.

●	CSG Systems International, Inc.

●	Concentrix Corp.

●	Conduent Inc.

●	EPAM Systems, Inc.

●	ExlService Holdings, Inc.

●	Five9, Inc.

●	Genpact United

●	ManTech International Corp.

●	Sabre Corporation

●	TELUS International, Inc.

●	Unisys Corp.

This peer group data for executive officers performing the same or similar roles is one factor the Compensation Committee of the Board uses in establishing Named Executive Officer base salaries, and performance-based cash incentive and equity grants, and in otherwise determining the overall mix of equity grants, cash incentives and base salaries for executive compensation. The Compensation Committee of the Board does not adhere to strict formulas or benchmarking in its review of this peer group data to determine the mix of our executive’s compensation elements. The peer group data is instructive, but it is neither binding nor a dispositive factor in how the Compensation Committee of the Board makes its compensation decisions for the Company.

CEO COMPENSATION

Mr. Tuchman, our Chief Executive Officer, beneficially owns 58.9% of the Company. His interest in the Company’s performance, therefore, is very closely and personally aligned with that of our other stockholders. At Mr. Tuchman’s request, the Compensation Committee of the Board approved Mr. Tuchman’s base salary to be $1 for 2022. Mr. Tuchman’s salary has remained at this level since 2012. Under Mr. Tuchman’s employment agreement, he does not participate in our variable compensation plans. Accordingly, the Compensation Committee of the Board did not award any cash incentives or equity grants to Mr. Tuchman.

2022 BASE SALARY COMPENSATION FOR NAMED EXECUTIVE OFFICERS

The Compensation Committee of the Board analyzed benchmarks for competitive base salaries using the peer group as the guide for the Named Executive Officers’ base salaries. Based on these benchmarks, effective January 1, 2023, the Compensation Committee of the Board approved a base salary increase for Mr. Semach from $400,000 to $500,000 and Ms. Swanback from $625,000 to $700,000 to reflect updated market data and changes in their roles due to changes in scope and their recent promotions.

The Committee determined that the base salaries for other Named Executive Officers were appropriate, except for Mr. Tuchman’s base salary, which has been set at $1 based on Mr. Tuchman’s request. Base salaries for our Named Executive Officers during 2021, 2022 and as of this filing for 2023 have been as follows:

Executive	Base Salary			Considerations for Base Salary Determination
	2023	2022	2021
Kenneth D. Tuchman	$1	$1	$1	At Mr. Tuchman’s request, his annual salary is $1.
Dustin J. Semach	$500,000	$400,000	$400,000	Based on the role, scope of responsibilities, and market benchmarks.
Michelle “Shelly” R. Swanback	$700,000	$625,000	--	Based on the role, scope of responsibilities, and market benchmarks.
Regina M. Paolillo	--	$475,000	$425,000	Based on the role, scope of responsibilities, and market benchmarks.
David J. Seybold	$625,000	$625,000	--	Based on the role, scope of responsibilities, and market benchmarks.

PERFORMANCE-BASED CASH INCENTIVE AWARDS

Performance-Based Cash Incentives Funding Criteria

The Compensation Committee of the Board resets the variable cash incentive award funding targets at the beginning of each year. For 2022, the Compensation Committee of the Board selected Adjusted Operating Income1 targets in setting our variable incentive funding because this target was consistent with the Company’s long-term growth objectives and aligned the interests of management with the interests of our stockholders. As part of its compensation philosophy, the Compensation Committee of the Board sets reasonable stretch targets that are difficult to achieve, but which it believes are achievable.

Cash Award Funding and Adjusted Operating Income Results for 2021 Performance

With respect to cash incentives paid in 2021 and 2022 related to 2021 performance, the Compensation Committee of the Board approved the funding of $16.39 million based on performance results against the 2021 Adjusted Operating Income targets as reflected in the table below. The bonus pool funding of $16.39 million represented 83.8% of the target bonus opportunity based on each segment’s performance against their annual Adjusted Operating Income targets.

With respect to cash incentives paid to the Named Executive Officers, the Compensation Committee of the Board approved awards of $1.6 million based on their performance against 2021 Adjusted Operating Income targets. The paid incentives of $1.6 million comprised of bonuses paid in the third quarter of 2021 and the first quarter of 2022 for 2021 performance.

For purposes of determining the cash incentive funding for 2021 performance, the Compensation Committee of the Board made adjustments to 2021 results of operations due to foreign exchange fluctuations, which account for variance between FX rates used to set 2021 targets and the actual 2021 FX rates. The Compensation Committee of the Board determined that such adjustments were appropriate because these events were outside of direct control of the Company and the management team.

The 2021 Adjusted Operating Income results measured against the targets were as follows:

Performance-Based Cash Incentive Funding Metrics	2021 Target	2021 Performance	2021 Performance – Adjusted for FX	Total Performance-Based Cash Award Funding for 2021 Performance
Adjusted Operating Income[1]	$242.7 million	$251.4 million	$244.9 million	$16.39 million

1.	TTEC presents company performance metrics on a non-GAAP basis to more accurately convey the performance of the business, which adjusts for non-operating items including, but not limited to, asset impairment, restructuring charges, cybersecurity incident-related costs, and one-time non-recurring items.

Cash Incentives Paid in 2021 and 2022 With Respect to 2021 Performance

In 2021 and 2022, the Compensation Committee of the Board awarded cash incentives to the Named Executive Officers for 2021 performance as follows:

Named Executive Officer	Target Cash Incentives % Base Salary	Cash Incentives Paid in 2021 for 2021 Performance	Cash Incentives Paid in 2022 for 2021 Performance	Total Incentive Paid for 2021 Performance	Basis for Cash Incentive Award
	Target	Actual	Actual
Kenneth D. Tuchman	0% [1]	–	–	–	Under Mr. Tuchman’s employment agreement, he does not participate in this program.
Dustin J. Semach	71% [2]	$76,500	$194,527	$271,027	Based on Mr. Semach’s contribution to TTEC’s achievement of 2021 performance targets.
Michelle “Shelly” R. Swanback	--	--	--		Ms. Swanback was hired in May 2022 and was not eligible for this incentive based on 2021 performance.
Regina M. Paolillo	Up to 100%	$144,500	$280,500	$425,000	Based on Ms. Paolillo’s contribution to TTEC achievement of 2021 performance targets, including significant contribution to strategy execution.
David J. Seybold	--	--	--	--	Mr. Seybold was hired in November 2022 and was not eligible for this incentive based on 2021 performance.
1.	As noted elsewhere in these proxy materials, at Mr. Tuchman’s request, he does not participate in this program.

2.	Mr. Semach’s incentive target represents the proration from his previous incentive target and his updated incentive target aligned with his promotion to Chief Financial Officer in 2021. His cash incentives paid for 2021 performance were prorated based on his time in each role during the year.

Performance-Based Cash Award Funding and Adjusted Operating Income Results for 2022 Performance

For purposes of determining the cash incentive funding 2022 performance, the Compensation Committee of the Board adjusted 2022 results of operations due to foreign exchange fluctuations, which account for variance between FX rates used to set 2022 targets and the actual 2022 FX rates. The Compensation Committee of the Board determined that such adjustments were appropriate because these events were outside of direct control of the Company and the management team.

While the cash incentive plan provided a minimal level of funding based on 2022 performance, with respect to cash incentives that would have been paid in 2022 and 2023 related to 2022 performance, the Compensation Committee of the Board, elected not to pay bonuses to NEOs based on performance results against the 2022 Adjusted Operating Income targets as reflected in the table below.

The 2022 Adjusted Operating Income results measured against the targets were as follows:

Performance-Based Cash Incentive Funding Metrics	2022 Target	2022 Performance	2022 Performance – Adjusted for FX	Total Performance-Based Cash Award Funding for 2022 Performance
Adjusted Operating Income[1]	$295.98 million	$197.8 million	$193.2 million	$7.77 million

1.	TTEC presents company performance metrics on a non-GAAP basis to more accurately convey the performance of the business, which adjusts for non-operating items including, but not limited to, asset impairment, restructuring charges, cybersecurity incident-related costs, and one-time non-recurring items.

Cash Incentives Paid in 2023 With Respect to 2022 Performance

In 2023, based on 2022 company financial performance, the Compensation Committee of the Board elected not to award cash incentives to the Named Executive Officers based on performance results against the 2022 Adjusted Operating Income targets as above.

Named Executive Officer	Target Cash Incentives % Base Salary	Actual Cash Incentives Paid in 2023 for 2022 Performance	Basis for Cash Incentive Award
Kenneth D. Tuchman	0% [1]	–	Under Mr. Tuchman’s employment agreement, he does not participate in this program.
Dustin J. Semach	Up to 100%	--	--
Michelle “Shelly” R. Swanback	Up to 100%	--	--
Regina M. Paolillo	Up to 100%	--	--
David J. Seybold	--	--	Mr. Seybold was hired in November 2022, and was not eligible to participate in the incentive plan for 2022 performance.
1.	As noted elsewhere in these proxy materials, at Mr. Tuchman’s request, he does not participate in this program.

Individual Performance Targets and Awards for Performance-Based Cash Incentives

If and when any cash incentives are available, based on the overall performance of the Company, how the funds are allocated to each Named Executive Officer is determined by the Compensation Committee of the Board, at its discretion, based on the recommendation of the Chief Executive Officer, and based on the Compensation Committee of the Board’s view of the executive’s contribution to the execution of the Company’s strategic priorities as set forth below:

Strategic Priorities

●    Execute against our go to market strategy.

●    Maintain our market share in our key markets, with our key clients, in our offerings.

●    Deliver innovative solutions in emerging digital CX technology and services.

●    Optimize how we do business (people, technology, and facilities).

●    Attract and retain the best CX talent.

Performance Objectives

●    Sign new business and grow revenue.

●    Improve year-over-year operating income and free cash flow.

●    Increase client satisfaction and retention.

●    Increase employee satisfaction and retention.

●    Improve overhead efficiency.

Under the TTEC pay-for-performance philosophy there is a clear correlation between the Company’s financial results of operations and the amount of the cash incentives payable to individual executives under the variable cash incentive plan, once the minimum target levels of financial performance necessary to fund the plan, as determined by the Compensation Committee of the Board, are achieved by the Company. The Compensation Committee of the Board has discretion, however, to adjust cash incentives based on special circumstances and performance milestones that may not have translated into financial performance of a business segment or a function in a given year; yet positioned the Company for material gains in the future; or reduce such incentives if an executive failed to meet specific goals.

Our cash incentives provide for the adjustment or recovery of amounts paid to a Named Executive Officer if the results in a previous year are subsequently restated or adjusted in a manner that would have originally resulted in the payment of a different amount.

2022 Equity Grants

Annual Grants

In 2022, the Compensation Committee of the Board considered annual restricted stock unit (RSU) equity awards aligned to the Company’s 2021 performance, peer company benchmarks and each individual Named Executive Officer’s performance. Based on this review, and the equity compensation pool based on the Company’s 2021 performance against financial targets, the Compensation Committee of the Board approved RSU grants to Named Executive Officers, Ms. Paolillo and Mr. Semach. Neither Ms. Swanback nor Mr. Seybold were eligible for this annual RSU equity grant given their hire dates in 2022.

Generally, the primary characteristics of TTEC annual RSUs granted to Executives are:

●	Annual RSU grants vest in four-year increments with 25% of the award vesting on each of the award anniversary dates.

●	Executive officers must remain employed by the Company through the vesting date for each portion of the grant to vest.

●	The awards are structured to have a strong retention value and align executives’ interests to stockholders’ interests over a longer term.

●	RSUs provide a long-term incentive to balance shorter-term incentives provided by cash awards and base salaries.

●	Vesting of RSUs may be affected by a change of control, as discussed below under “Executive Compensation Tables - Potential Payments upon Termination or Change in Control.”

Named Executive Officer	2022 FMV RSU Annual Grant	2022 RSU Shares Granted	Considerations for 2022 Determination
Kenneth D. Tuchman [1]	–	–	Under Mr. Tuchman’s employment agreement, he does not participate in this program.
Dustin J. Semach	$199,972	2,933	Mr. Semach’s annual RSU equity grant made in 2022 is based on his contribution and execution of established performance goals for performance year 2021.
Michelle “Shelly” R. Swanback	--	--	Ms. Swanback was hired in May 2022 and was not eligible for this annual RSU grant based on 2021 performance.
Regina M. Paolillo	$590,030	8,654	Ms. Paolillo’s annual RSU grant made in 2022 is based on her contribution and execution of established performance goals for performance year 2021.
David J. Seybold	--	--	Mr. Seybold was hired in November 2022 and was not eligible for this annual RSU grant based on 2021 performance.
1.	As noted elsewhere in these Proxy materials, at Mr. Tuchman’s request, he does not participate in this program.

Based on 2022 company performance, while there is a minimum level of equity funding available, our Named Executive Officers will not be eligible for an annual RSU grant in 2023 related to performance year 2022.

Long-Term Incentive Plans (LTIP)

In 2019, we restructured our equity compensation program for our Executive Officers. We introduced a long-term equity incentive opportunity based on the Company’s performance over a three-year period and bifurcated the previously available incentive opportunity that was based on annual performance metrics and vested over time. By emphasizing long-term growth objectives for Executive Officers’ compensation purposes, we continue to align their interests with the interests of our stockholders. The transition from the annual performance-based to multi-year performance-based equity incentive program was fully implemented by 2022.

The Compensation Committee of the Board adopted a three-year long-term incentive program (the “LTIP”). Grants made under this LTIP program in 2019 and 2020 were designed to be transitional with shorter measurement periods; while the grants in 2021 and 2022 are based on the entire three-year measurement period.

The LTIP program provides select senior executives with an incentive opportunity in addition to TTEC’s regular annual RSU equity grant. In 2019, the Company implemented the LTIP and bifurcated the executive’s previous time-based equity grant opportunity to align to 50% time-based RSUs and 50% performance-based RSUs. The performance- based RSUs provide an opportunity for over performance of up to 200%. The chart outlines how we transitioned to Performance-Based RSUs for half of the target LTIP value delivered annually, as well as evolved to a single three-year performance period by 2021. The chart also helps clarify the 2022-related LTIP events that will be discussed below.

Illustration of LTIP Transition to Three-Year Measurement Period

	2019	2020	2021	2022	2023	2024	2025	2026
2019 LTIP	Performance Measurement (3 One-Year Periods)
Settlement (following each Performance Period)
2020 LTIP			Performance Measurement (2 One-Year Periods)
Settlement (following each Performance Period)
2021 LTIP			Performance Measurement at the end of 3-year period
Settlement
2022 LTIP				Performance Measurement at the end of 3-year period
Settlement
2023 LTIP					Performance Measurement at the end of 3-year period
Settlement

2019 Long-Term Incentive Plan (LTIP) – Tranche Three of Three

The 2019 LTIP was designed to provide equity awards to select senior executives for achieving Adjusted Operating Income targets for three measurement periods -- fiscal years 2019, 2020 and 2021, with one-third of the total award opportunity aligned to each measurement period. With payment for the third tranche completed in 2022 based on 2021 performance, all outcomes of this 2019 LTIP grant are now complete.

Each senior executive who is eligible to participate in the 2019 LTIP was provided the opportunity to receive an equity award valued from 0% to 200% of the respective award target, depending on the Adjusted Operating Income performance of the Company during each of the three measurement periods. If earned, the equity awards are structured to be issued in March of the year following the measurement period year, with vesting at the time of the grant.

The performance criteria for the 2019 LTIP, at max target, is aligned with an average 10% annual growth rate in the Company’s Adjusted Operating Income over the combined 2019-2021 period.

Adjusted Operating Income[1] Targets (amounts in millions)
2019		2020		2021		Award Opportunity
Adjusted Operating Income[1]	CAGR	Adjusted Operating Income[1]	CAGR	Adjusted Operating Income[1]	CAGR
$117.50	10.70%	$122.50	7.45%	$127.50	6.32%	Threshold – 50%
$120.50	13.60%	$125.00	8.54%	$130.00	7.01%	Target – 100%
$123.00	15.90%	$128.00	9.84%	$133.00	7.82%	Above Target – 150%
$126.00	18.80%	$134.00	12.38%	$141.20	10.00%	Max Target – 200%

With respect to the 2021 measurement period, eligible senior executives earned 200% of their targets. In determining the Company’s 2021 LTIP funding, the only adjustments the Compensation Committee of the Board considered whereas for foreign exchange fluctuations (the variance between foreign exchange rate estimates used to set 2021 performance targets and the actual 2021 foreign exchange rates) and the cost related to an acquisition. The Compensation Committee of the Board determined that such adjustments were appropriate because these events were outside of direct control of the Company and the management team and could not have been reasonably anticipated by them.

Based on the Company’s 2021 Adjusted Operating Income and the terms of 2019 LTIP, the Compensation Committee of the Board approved $975,000 of funding under the plan for all participants including $333,332 in funding to one eligible Named Executive Officer.

The 2021 Adjusted Operating Income results measured against the targets set for the 2021 measurement period were as follows:

2019 Performance-Based LTIP Metric for 2021 Performance Year	2021 Target	2021 Performance	2021 Performance – Adjusted for FX and Acquisition Cost	Total Performance-Based Cash Award Funding for 2021 Performance
Adjusted Operating Income [1]	$130.0 million	$233.5 million	$228.1 million	$975,000

1.	TTEC presents company performance metrics on a non-GAAP basis to more accurately convey the performance of the business, which adjusts for non-operating items including, but not limited to, asset impairment, restructuring charges, cybersecurity incident-related costs, and one-time non-recurring items.

Named Executive Officer	2022 FMV RSU Grant Earned for 2021 Performance Measurement Period Three	2022 RSU Grant Earned for 2021 Performance Measurement Period Three	Considerations for Determination
Kenneth D. Tuchman [1]	–	–	Mr. Tuchman does not participate in this program.
Dustin J. Semach	–	–	Mr. Semach was hired in December 2020 and was not eligible for a grant from the 2019 plan based on 2021 performance.
Michelle “Shelly” R. Swanback	–	–	Ms. Swanback was hired in May 2022 and was not eligible for a grant from the 2019 plan based on 2021 performance.
David J. Seybold	–	–	Mr. Seybold was hired in November 2022 and was not eligible for a grant from the 2019 plan based on 2021 performance.
Regina M. Paolillo	$333,332	4,323 Shares	The grant issued in March 2022 is based on over achievement of pre-established Adjusted Operating Income targets for performance year 2021.

1.	As noted elsewhere in these proxy materials, at Mr. Tuchman’s request, he does not participate in this program.

2020 Long-Term Incentive Plan (LTIP) – Tranche One of Two

In February of 2020, the Compensation Committee of the Board approved performance targets for the 2020 LTIP award as follows: Revenue and Adjusted Operating Income with each performance target weighted 50%. The 2020 LTIP includes two measurement periods -- fiscal years 2021 and 2022, with one-half of the total award opportunity aligned to each measurement period. This section will discuss the performance and settlement for performance during the 2021 performance tranche of the 2020 LTIP. The next section will review outcome for the 2022 performance tranche of the 2020 LTIP.

Each senior executive eligible to participate in 2020 LTIP may earn between 0% to 200% of the award target, based on the Revenue and Adjusted Operating Income performance of the Company during each measurement period. The performance criteria, at max target, for the 2020 LTIP are aligned with an average 10% annual growth rate in the Company’s Revenue, compared to 2019, and with Adjusted Operating Income expanding at a premium over the Revenue growth rate, at a 13.5% annual growth rate in Adjusted Operating Income1, over the combined 2020-2022 period.

Revenue Targets (amounts in millions)				Adjusted Operating Income Targets (amounts in millions)				Award Opportunity
2021	CAGR	2022	CAGR	2021	CAGR	2022	CAGR
$1,829.50	5.5%	$1,930.10	5.5%	$147.90	7.0%	$158.30	7.0%	Threshold – 50%
$1,864.30	6.5%	$1,985.50	6.5%	$152.10	8.5%	$165.00	8.5%	Target – 100%
$1,917.20	8.0%	$2,070.60	8.0%	$157.80	10.5%	$174.30	10.5%	Above Target – 150%
$1,988.90	10.0%	$2,187.80	10.0%	$166.40	13.5%	$188.90	13.5%	Max Target – 200%

With respect to the 2021 measurement period of the 2020 LTIP, senior executives earned 200% of their targets. In determining the Company’s 2021 LTIP funding, the only adjustments the Compensation Committee of the Board considered were for foreign exchange fluctuations (the variance between foreign exchange rate estimates used to set 2021 performance targets and the actual 2021 foreign exchange rates). The Compensation Committee of the Board determined that such adjustment was appropriate because this impact is outside of direct control of the Company and the management team and could not have been reasonably anticipated by them.

Based on the Company’s 2021 Adjusted Operating Income and the terms of the 2020 LTIP, in March of 2022, the Compensation Committee of the Board approved the settlement of 37,674 shares for all participants including 12,264 performance-based restricted stock units to one Named Executive Officer.

Named Executive Officer	2020 FMV Performance- Based Equity Grant	2020 Target Performance- Based Equity Grant (in shares) [1]
Kenneth D. Tuchman [2]	--	--
Dustin J. Semach [3]	--	--
Michelle “Shelly” R. Swanback [4]	--	--
Regina M. Paolillo	$500,003	12,264
David J. Seybold [5]	--	--
1.	Shares were calculated based on the fair market value of the grant divided by the closing stock price of our common stock on the grant date.
2.	As noted elsewhere in these proxy materials, at Mr. Tuchman’s request, he does not participate in this program.
3.	Due to Mr. Semach’s hire date in December 2020, he was not eligible to participate in the 2020 long-term incentive plan.
4.	Due to Ms. Swanback’s hire date in May 2022, she was not eligible to participate in the 2020 long-term incentive plan.
5.	Due to Mr. Seybold’s hire date in November 2022, he was not eligible to participate in the 2020 long-term incentive plan.

2020 Long-Term Incentive Plan (LTIP) – Tranche Two of Two

With respect to the 2022 measurement period of the 2020 LTIP (tranche two), senior executives earned 200% of their targets. In determining the Company’s 2022 achievement under the LTIP, the Compensation Committee of the Board considered adjustments related to foreign exchange fluctuations (the variance between foreign exchange rate estimates used to set 2022 performance targets and the actual 2022 foreign exchange rates). The Compensation Committee of the Board determined that such adjustments were appropriate because these events were outside of direct control of the Company and the management team and could not have been reasonably anticipated by them.

Based on the Company’s 2022 Adjusted Operating Income and Revenue and the terms of 2020 LTIP, the Compensation Committee of the Board approved the settlement at 200% of target resulting in 35,870 shares for all participants.

The 2022 Revenue and Adjusted Operating Income results measured against the targets set for the 2022 measurement period of the 2020 LTIP (Tranche 2) were as follows:

2020 Performance-Based LTIP Metric for 2022 Performance Year	2022 Target	2022 Performance	2022 Performance – Adjusted for FX and Acquisition Cost	Total Performance-Based Restricted Stock Unit Settlement for 2022 Performance
Adjusted Operating Income[1]	$165.0 million	$194.2 million	$189.6 million	17,935
Revenue	$1,985.5 million	$2,443.7 million	$2,467.5 million	17,935

1.	TTEC presents company performance metrics on a non-GAAP basis to more accurately convey the performance of the business, which adjusts for non-operating items including, but not limited to, asset impairment, restructuring charges, cybersecurity incident-related costs, and one-time non-recurring items.

Named Executive Officer	2020 FMV Performance- Based Equity Grant	2020 Target Performance- Based Equity Grant (in shares) [1]
Kenneth D. Tuchman [2]	--	--
Dustin J. Semach	--	--
Michelle “Shelly” R. Swanback [3]	--	--
Regina M. Paolillo [4]	$541,210	12,264
David J. Seybold [5]	--	--
1.	Shares were calculated based on the fair market value of the grant divided by the closing stock price of our common stock on the grant date.
2.	As noted elsewhere in these proxy materials, at Mr. Tuchman’s request, he does not participate in this program.
3.	Due to Ms. Swanback’s hire date in May 2022, she was not eligible to participate in the 2020 long-term incentive plan.
4.	Per Ms. Paolillo’s separation agreement effective December 31, 2022, she remained eligible for this award.
5.	Due to Mr. Seybold’s hire date in November 2022, he was not eligible to participate in the 2020 long-term incentive plan.

2021 Long-Term Incentive Plan (LTIP)

In March of 2021, the Compensation Committee of the Board approved performance metrics of Revenue and Adjusted Operating Income for the 2022 LTIP award. Each performance metric is weighted 50%. The 2021 LTIP has one measurement period – the end of fiscal year 2023 (three-year measurement period).

Each senior executive eligible to participate in the 2021 LTIP may earn between 0% to 200% of the award target, based on the Revenue and Adjusted Operating Income performance of the Company during the measurement period.

Under the 2021 LTIP, the performance criteria, at max target, are aligned with an average 10% annual growth rate in the Company’s Revenue and 10% annual growth rate in Adjusted Operating Income, compared to 2020 financial results, over the three-year measurement period (2021-2023).

Revenue Targets		Adjusted Operating Income[1] Targets		Award Opportunity
(amounts in millions)		(amounts in millions)
2023	CAGR	2023	CAGR
$2,256.21	5.0%	$244.95	5.0%	Threshold – 50%
$2,354.29	6.5%	$255.60	6.5%	Target – 100%
$2,455.18	8.0%	$266.56	8.0%	Above Target – 150%
$2,594.12	10.0%	$281.64	10.0%	Max Target – 200%
1.	TTEC presents company performance metrics on a non-GAAP basis to more accurately convey the performance of the business, which adjusts for non-operating items including, but not limited to, asset impairment, restructuring charges, cybersecurity incident-related costs, and one-time non-recurring items.

Named Executive Officer	2021 FMV Performance- Based Equity Grant	2021 Target Performance- Based Equity Grant (in shares) [1]
Kenneth D. Tuchman [2]	-	-
Dustin J. Semach	$112,491	1,330
Michelle “Shelly” R. Swanback
Regina M. Paolillo [3]	$500,037	5,912
David J. Seybold
1.	Shares were calculated based on the fair market value of the grant divided by the closing stock price of our common stock on the grant date.
2.	As noted elsewhere in these proxy materials, at Mr. Tuchman’s request, he does not participate in this program.
3.	As Ms. Paolillo is no longer an employee of TTEC, she is no longer eligible for this award when the outcome is known in 2024.

2022 Long-Term Incentive Plan (LTIP)

In March of 2022, the Compensation Committee of the Board approved performance metrics of Revenue and Adjusted earnings before interest, taxes, depreciation and amortization1 (Adjusted EBITDA) for the 2022 LTIP award. Each performance metric is weighted 50%. The 2022 LTIP has one measurement period – end of fiscal year 2024 (three-year measurement period).

Each senior executive eligible to participate in the 2022 LTIP may earn between 0% to 200% of the award target, based on the Revenue and Adjusted EBITDA of the Company during the measurement period.

Under the 2022 LTIP, the performance criteria, at max target, are aligned with an average 9.8% annual growth rate in the Company’s Revenue and 12.1% annual growth rate in Adjusted EBITDA, compared to 2021 financial results, over the three-year measurement period (2022-2024).

Revenue Targets		Adjusted EBITDA[1] Targets		Award Opportunity
(amounts in millions)		(amounts in millions)
2024	CAGR	2024	CAGR
$2,767.4	6.8%	$442.30	8.6%	Threshold – 50%
$2,845.7	7.8%	$454.70	9.6%	Target – 100%
$2,925.5	8.8%	$470.60	10.9%	Above Target – 150%
$3,006.7	9.8%	$486.90	12.1%	Max Target – 200%
1.	TTEC presents company performance metrics on a non-GAAP basis to more accurately convey the performance of the business, which adjusts for non-operating items including, but not limited to, asset impairment, restructuring charges, cybersecurity incident-related costs, equity-based compensation and one-time non-recurring items.

Named Executive Officer	2022 FMV Performance- Based Equity Grant	2022 Target Performance- Based Equity Grant (in shares) [1]
Kenneth D. Tuchman [2]	-	-
Dustin J. Semach	$199,966	2,644
Michelle “Shelly” R. Swanback	$499,977	6,772
Regina M. Paolillo [3]	$674,998	8,925
David J. Seybold	--	--
1.	Shares were calculated based on the fair market value of the grant divided by the closing stock price of our common stock on the grant date.

2.	As noted elsewhere in these proxy materials, at Mr. Tuchman’s request, he does not participate in this program.

3.	As Ms. Paolillo is no longer an employee of TTEC, she is no longer eligible for this award when the outcome is known in 2025.

2023 Long-Term Incentive Plan (LTIP)

In March of 2023, the Compensation Committee of the Board approved performance metrics of Revenue and Adjusted earnings before interest, taxes, depreciation and amortization1 (Adjusted EBITDA) for the 2023 LTIP award. Each performance metric is weighted 50%. The 2023 LTIP has one measurement period – end of fiscal year 2025 (three-year measurement period).

Each senior executive eligible to participate in the 2023 LTIP may earn between 0% to 200% of the award target, based on the Revenue and Adjusted EBITDA of the Company during the measurement period.

Under the 2023 LTIP, the performance criteria, at max target, are aligned with an average 8.6% annual growth rate in the Company’s Revenue and 10.3% annual growth rate in Adjusted EBITDA, compared to 2022 financial results, over the three-year measurement period (2023-2025).

Revenue Targets		Adjusted EBITDA Targets[1]		Award Opportunity
(amounts in millions)		(amounts in millions)
2025	CAGR	2025	CAGR
$2,880	5.6%	$393	6.4%	Threshold – 50%
$2,957	6.6%	$408	7.7%	Target – 100%
$3,046	7.6%	$423	9.0%	Above Target – 150%
$3,128	8.6%	$438	10.3%	Max Target – 200%
1.	TTEC presents company performance metrics on a non-GAAP basis to more accurately convey the performance of the business, which adjusts for non-operating items including, but not limited to, asset impairment, restructuring charges, cybersecurity incident-related costs, equity-based compensation and one-time non-recurring items.

2022 Value Creation Program

In March 2022, the Compensation Committee of the Board approved a one-time value creating equity program that set stretch growth goals for the Company, through 2025, and aligned the achievement of these goals with opportunities for a select group of senior executives whose roles placed them in the best position to execute against these stretch growth goals. This program, known as a “Value Creation Program” or “VCP”, created three sets of Revenue and Adjusted earnings before interest, taxes, depreciation and amortization1 (Adjusted EBITDA) goals for TTEC Digital and Engage operating groups within TTEC business, with executives aligned to each of the operating groups having an opportunity to maximize their VCP award value, based on their operating group-specific metrics. Revenue and Adjusted EBITDA performance metrics were weighted 60% and 40%, respectively, toward the achievement of VCP payout. The 2022 VCP has one measurement period – end of fiscal year 2025 (four-year measurement period).

Each senior executive eligible to participate in the 2022 VCP may earn between 0% to 200% of the award target, based on the revenue and Adjusted EBITDA performance of the executive’s specific operating group during the measurement period; with a small group of enterprise level executives having the opportunity to earn their awards 30% based on the revenue goal achievement for TTEC Digital, 20% based on the Adjusted EBITDA goal achievement for TTEC Digital, 30% based on the revenue goal achievement for TTEC Engage, and 20% based on the Adjusted EBITDA goal achievement for TTEC Engage.

Under the 2022 VCP, the performance criteria, at max target, for:

●	TTEC Digital operating group is aligned with 22.7% annual growth rate in TTEC Digital’s Revenue and 30.4% annual growth rate in TTEC Digital’s Adjusted EBITDA; and
●	TTEC Engage operating group is aligned with 12.7% annual growth rate in TTEC Engage’s Revenue and 15% annual growth rate in TTEC Engage’s Adjusted EBITDA each compared to 2021 financial results for the same operating groups, over the four-year measurement period (2022-2025).

	2025 Performance (amounts in millions)
	2021 Actuals	Revenue	% of Change Based on 2021 Results	Payout %
TTEC Digital	$414.104	$805.0	18.1% CAGR	Threshold – 0%
Revenue		$907.0	21.7% CAGR	Target – 100%
		$938.0	22.7% CAGR	Maximum – 200%

	2025 Performance (amounts in millions)
	2021 Actuals	Adjusted EBITDA [1]	% of Change Based on 2021 Results	Payout %
TTEC Digital	$71.147	$140.0	18.4% CAGR	Threshold – 0%
Adjusted		$188.0	27.5% CAGR	Target – 100%
EBITDA		$206.0	30.4% CAGR	Maximum – 200%

	2025 Performance (amounts in millions)
	2021 Actuals	Revenue	% of Change Based on 2021 Results	Payout %
TTEC Engage	$1,858.958	$2,624.0	9.0% CAGR	Threshold – 0%
Revenue		$2,908.0	11.8% CAGR	Target – 100%
		$2,999.5	12.7% CAGR	Maximum – 200%

	2025 Performance (amounts in millions)
	2021 Actuals	Adjusted EBITDA [1]	% of Change Based on 2021 Results	Payout %
TTEC Engage	$274.236	$400.0	9.9% CAGR	Threshold – 0%
Adjusted		$457.0	13.6% CAGR	Target – 100%
EBITDA		$480.0	15.0% CAGR	Maximum – 200%

1.	TTEC presents company performance metrics on a non-GAAP basis to more accurately convey the performance of the business, which adjusts for non-operating items including, but not limited to, asset impairment, restructuring charges, cybersecurity incident-related costs, equity-based compensation and one-time non-recurring items.

This opportunity for senior executives of the Company to participate in a special value creation program was designed to motivate TTEC key employees to meet stretch longer term financial targets; reward their contribution to the growth of specific TTEC operating groups, where the executive’s performance has the opportunity to directly influence the financial results of operations; strengthen TTEC’s relationships with and retention of top talent; foster an ownership culture among those who manage TTEC, as if it was their own business; and align under a singular mission – maximizing client, employee and shareholder value.

EMPLOYMENT AGREEMENTS

As a matter of policy, the Company does not enter into employment agreements, except in circumstances when required to do so by law or in special circumstances when management believes that such agreements are necessary to attract an executive or retain an executive in highly competitive market conditions. The Compensation Committee of the Board reviews, but is not required to approve, employment agreements with senior executive officers, except those related to our Chief Executive Officer and Chief Financial Officer. The primary terms of our employment arrangement with Named Executive Officers are summarized below.

Tuchman Agreement

●	TTEC entered into an employment agreement with Mr. Tuchman in 2001.

●	Base Salary and Incentives. Pursuant to the terms of the agreement, Mr. Tuchman is entitled to base salary, annual cash, and equity incentives. But beginning in 2012, Mr. Tuchman requested that the Compensation Committee limit his base compensation to $1 and award him no annual cash or equity incentives.

●	Benefits. Mr. Tuchman and members of his family are entitled to participate in all TTEC employee benefits at the Company’s expense.

●	Life Insurance. The Company agreed to provide Mr. Tuchman with a $4 million term life insurance policy, premiums fully paid by the Company. The policy and its proceeds are owned by Mr. Tuchman and may continue post termination of employment, subject to Mr. Tuchman paying all the premiums.

●	Severance. Subject to customary releases, Mr. Tuchman is entitled to severance in the amount of 24 months of base pay, if he is terminated without cause or terminates his employment for “good reason.”

●	Change in Control Provisions. The employment agreement includes change in control provisions that result in accelerated vesting of all unvested equity awarded to Mr. Tuchman, subject to certain conditions that have been superseded by change in control provisions of specific equity grant documents (see, “Executive Compensation Tables - Potential Payments upon Termination or Change in Control” section of the Proxy Statement).

●	Non-Disparagement. The agreement provides that on separation of affiliation, whatever the reason, TTEC will refrain from any comments regarding Mr. Tuchman and his affiliation with TTEC. A breach of this provision provides for a $200,000 liquidated damages payment. Mr. Tuchman is similarly precluded from making disparaging comments about the Company.

Swanback Agreement

●	TTEC entered into an employment agreement with Ms. Swanback in May 2022, when she joined the Company as Chief Executive Officer for TTEC Engage business segment; and thereafter amended that agreement effective January 2023, to reflect Ms. Swanback’s additional responsibilities as President TTEC Holdings, Inc.

●	Base Salary. Ms. Swanback’s annual base salary is $700,000 amended from time to time at the Compensation Committee of the Board’s discretion.

●	Annual Cash Incentives. Ms. Swanback is eligible to participate in the Company’s annual variable cash incentive plan of up to 100% of her base salary. The opportunity is tied to the annual targets and goals of the business as set by the Company’s CEO and the Board of Directors. Ms. Swanback’s annual award, if any, will be based on a combination of metrics tied to the overall performance of the Company and her individual performance.

●	Equity Grants. Ms. Swanback is eligible to participate in the Company’s annual equity program with $2.5 million grant opportunity (“Equity Opportunity”). The actual amount of the Equity Opportunity to be awarded is not guaranteed. It is based on TTEC’s overall performance, the performance of the TTEC Engage business segment for which Ms. Swanback is directly responsible, and her individual performance against annual goals set by the Company’s Board of Directors. The Board of Directors has discretion to modify the structure of the Equity Opportunity, as long as the overall benefit is not materially impacted. Currently, the Equity Opportunity is structured as a time-based equity grant of up to $1.25 million, vesting over four years; and a performance- based equity grant with a $1.25 million target and a payout of between 0 and 200%, depending on the Company’s performance in the third year of the measurement period.

●	Benefits. Ms. Swanback is entitled to participate in all customary wellness benefits offered to TTEC executives. No special perquisites are included in Ms. Swanback’s compensation arrangement.

●	Severance. Subject to customary releases, if Ms. Swanback is terminated without cause or for ‘good reason’ by the Company, she is entitled to severance in the amount of 18 months of base salary and 12 months of benefits continuation.

●	Change in Control Provision. The agreement provides that if the executive is terminated without cause or for ‘good reason’ during the period starting three months prior to and 15 months following a change in control event, the executive will receive a change in control benefit of 2x of base salary and 12 months of continuation of benefits; the executive will also be entitled to the acceleration of vesting for all equity grants held at the time of such termination, including performance-based equity grants with variable value, with value for vesting purposes to be set at target.

Seybold Agreement

●	TTEC entered into an employment agreement with Mr. Seybold effective December 2022, when he joined the Company as chief executive officer for TTEC Digital business segment.

●	Base Salary. Mr. Seybold’s annual base salary is $625,000 amended from time to time at the Compensation Committee of the Board’s discretion.

●	Annual Cash Incentives. Mr. Seybold is eligible to participate in the Company’s annual variable cash incentive plan of up to 100% of his base salary. The opportunity is tied to the annual targets and goals of the business as set by the Company’s CEO and the Board of Directors. Mr. Seybold’s annual award, if any, will be based on a combination of metrics tied to the overall performance of the Company, the TTEC Digital business segment’s performance and his individual performance.

●	Equity Grants. Mr. Seybold is eligible to participate in the Company’s annual equity program with $625,000 grant opportunity (“Equity Opportunity”). The actual amount of the Equity Opportunity to be awarded is not guaranteed. It is based on TTEC’s overall performance, the performance of the TTEC Digital business segment for which Mr. Seybold is directly responsible, and his individual performance against annual goals set by the Company’s Board of Directors. The Board of Directors has discretion to modify the structure of the Equity Opportunity, as long as the overall benefit is not materially impacted. Currently, the Equity Opportunity is structured as a time based equity grant of up to $312,500, vesting over four years; and a performance-based equity grant with a $312,500 target and a payout of between 0 and 200%, depending on the Company’s performance in the third year of the measurement period.

●	Benefits. Mr. Seybold is entitled to participate in all customary wellness benefits offered to TTEC executives. No special perquisites are included in Mr. Seybold’s compensation arrangement.

●	Severance. Subject to customary releases, if Mr. Seybold is terminated without cause or for ‘good reason’ by the Company, he is entitled to severance in the amount of 18 months of base salary and 18 months of benefits continuation.

●	Change in Control Provision. The agreement provides that if the executive is terminated without cause or for ‘good reason’ during the period starting three months prior to and 15 months following a change in control event, the executive will receive a change in control benefit of 2x of base salary and 24 months of continuation of benefits; the executive will also be entitled to the acceleration of vesting for all equity grants held at the time of such termination, including performance-based equity grants with variable value, with value for vesting purposes to be set at target.

Semach Agreement

●	TTEC entered into an employment agreement with Mr. Semach in 2021, in connection with his appointment as TTEC Chief Financial Officer; and thereafter amended that agreement effective January 2023, to reflect his broader responsibility in the business.

●	Base Salary. Mr. Semach is entitled to receive a base salary of $500,000 amended from time to time at the Compensation Committee of the Board’s discretion.

●	Annual Cash Incentives. Mr. Semach is eligible to participate in the Company’s annual variable cash incentive plan with an opportunity up to 100% of base salary. The opportunity is tied to the annual targets and goals of the business as set by the CEO and the Company’s Board of Directors. Mr. Semach’s annual award, if any, will be based on a combination of metrics tied to the overall results of the business and his individual performance.

●	Equity Grants. Mr. Semach is eligible to participate in the Company’s annual equity program with $1.2 million grant opportunity (“Equity Opportunity”). The actual amount of the annual equity grant to be awarded is not guaranteed and is based on TTEC’s performance overall and Mr. Semach’s individual performance against targets set by the Company’s Board of Directors annually. The Board of Directors has discretion to modify the structure of this equity grant opportunity provided that the overall benefit is not materially impacted. Currently, the Equity Opportunity is structured as a time-based equity grant of up to $600,000 vesting over four years; and a performance-based equity grant with a $600,000 target and a payout of between 0 and 200%, depending on the Company’s performance in the third year of the measurement period.

●	Benefits. Mr. Semach is entitled to participate in all customary wellness benefits offered to TTEC executives. No special perquisites are included in Mr. Semach’s compensation arrangement.

●	Severance. Subject to customary releases, Mr. Semach is entitled to severance in the amount of 15 months of base salary and 12 months benefit continuation, if he is terminated without cause or terminates his employment for good reason. With Mr. Semach’s decision to resign, these provisions are no longer relevant.

●	Change in Control Provision. The agreement provides for change in control benefit equal to 1.5x of his base salary, 12 months of continuation of benefits, provided the executive is terminated without cause during three months prior to and 12 months following such change in control event and acceleration of vesting for all equity grants held at the time of such termination. With Mr. Semach’s decision to resign, these provisions are no longer relevant.

Paolillo Agreement

●	TTEC entered into an amended and restated employment agreement with Ms. Paolillo in 2022, to replace her prior 2018 employment arrangement. TTEC also entered into a settlement and release of claims agreement in connection with Ms. Paolillo’s separation from the Company in December 2022.

●	Base Salary. Ms. Paolillo’s annual base salary was $475,000 amended from time to time at the Compensation Committee of the Board’s discretion.

●	Annual Cash Incentives. Ms. Paolillo was eligible to participate in the Company’s annual variable cash incentive plan up to 100% of base salary. The opportunity is tied to the annual targets and goals of the business as set by the CEO and the Company’s Board of Directors. Ms. Paolillo’s annual award, if any, will be based on a combination of metrics tied to the overall results of the business and her individual performance.

●	Equity Grants. Ms. Paolillo was eligible to participate in the Company’s annual equity program with $1.325 million grant opportunity (“Equity Opportunity”).

●	Benefits. Ms. Paolillo was entitled to participate in all customary wellness benefits offered to TTEC executives. No special perquisites were included in Ms. Paolillo’s compensation arrangement, except that the Company paid premiums for her $4 million life insurance policy for the duration of employment with the Company.

●	Severance. Subject to customary releases, Ms. Paolillo was entitled to severance in the amount of 18 months of Base Salary and 12 months benefits continuation, if she was terminated without cause or for good reason. Pursuant to the settlement and release of claims agreement between the Company and Ms. Paolillo, the Company agreed to pay severance in the amount of 18 months of base salary and 12 months benefits continuation following Ms. Paolillo’s separation from the Company on December 31, 2022. Pursuant to the terms of the same settlement and release of claims agreement, Ms. Paolillo’s equity awards also continued vesting through March 31, 2023.

Provisions in our Named Executive Officers’ employment agreements relating to severance, termination and change in control are discussed in greater detail in the section below entitled “Executive Compensation Tables - Potential Payments upon Termination or Change in Control.”

COMPENSATION RISK ASSESSMENT

As discussed above under the heading “Board Risk Oversight” we conduct an annual assessment of our compensation policies and practices for all employees. We review and discuss the results of this assessment with the Compensation Committee of the Board. Based upon this assessment, review, and discussion, we believe that our compensation policies and practices do not create unreasonable risk to the business.

TAX CONSIDERATIONS

Section 409A of the Internal Revenue Code (the “Code”) imposes additional income taxes on executive officers for certain types of deferred compensation that do not comply with Section 409A of the Code. In 2008, we revised several of our compensation plans and agreements with technical changes designed to cause any non-qualified deferred compensation payable under such plans and agreements to comply with, or be exempt from, Section 409A. We did so because we provide certain executives, including our Named Executive Officers, with the opportunity to contribute up to 75% of their salaries or cash incentives to a deferred compensation plan. We do not provide deferred compensation to the Named Executive Officers in excess of their individual contributions.

ACCOUNTING CONSIDERATIONS

The Compensation Committee of the Board also considers the accounting and cash flow implications of our executive compensation program. In our financial statements, we record salaries and cash incentives as expenses in the amount paid, or to be paid, to the Named Executive Officers. Accounting rules also require us to record equity awards as an expense in our financial statements even though equity awards are not paid as cash to employees. The accounting expense of equity awards to employees is calculated in accordance with the guidance in FASB ASC Topic 718. The Compensation Committee of the Board believes, however, that the advantages of equity compensation programs, as discussed above, outweigh the non-cash compensation expense associated with them.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table for 2022

The following table sets forth the compensation for the services in all capacities to us and our subsidiary companies paid for the years ended December 31, 2022, 2021, and 2020 to our Named Executive Officers:

Name and Principal Position	Year	Salary ($)	Performance- Based RSU (PRSU) Awards Under VCP ($)[1]	Annual Performance - Based RSU (PRSU) Awards ($)[2]	Restricted Stock Unit Awards ($)[3]	Stock Awards Total ($)	Non-Equity Incentive Plan Compensation ($)[4]	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)[5]	All Other Compensation ($)[5]	Total ($)[6]
Kenneth D. Tuchman (Chief Executive Officer)	2022	1	–	–	–	–	–	--	69,682	69,683
	2021	1	–	–	–	–	–	567,932	64,202	632,135
	2020	1	–	–	–	–	–	571,247	57,047	628,295
Dustin J. Semach (Chief Financial Officer)	2022	400,000	1,163,132	199,966	199,972	1,563,070	194,527	--	9,330	2,166,927
	2021	380,770		–	112,491	112,491	76,500	–	4,185	573,946
	2020	–		–	–	–	–	–	–	–
Michelle “Shelly” R. Swanback (President, TTEC Holdings)	2022	396,635	5,537,250	499,977	4,500,012	10,537,239	--	--	962	10,934,835

Regina M. Paolillo (former Global Chief Operating Officer)	2022	473,077	4,899,000	1,008,299	590,030	6,497,329	280,500	--	18,348	7,269,254
	2021	425,000		–	1,587,546	1,587,546	1,144,500	1,376,152	20,222	4,553,420
	2020	425,000		–	1,707,973	1,707,973	400,383	1,303,383	10,382	3,847,121
David J. Seybold (CEO, Digital)	2022	36,058	2,288,500		2,999,995	5,288,495	--	--	--	5,324,552

1.	Amounts in this column include awards under the Value Creation Plan aligned to stretch performance targets measured at the end of fiscal year 2025, as follows: Mr. Semach - $1,163,132, Ms. Swanback - $5,537,250, Ms. Paolillo - $4,899,000 and Mr. Seybold - $2,288,500. At maximum achievement, 200%, the following shares would vest: Mr. Semach - 29,600, Ms. Swanback - 150,000 and Mr. Seybold - 100,000. Based on current outlook and the current targets, it is unlikely these VCP awards will vest. As Ms. Paolillo is no longer employed by TTEC, this award would not vest.

2.	Amounts in this column represent the aggregate grant date fair value of PRSU awards at the Target performance. We calculated the grant date fair value based on the closing price of our common stock on date of grant multiplied by the number of target shares granted. The grant date fair value of these awards includes awards under the 2022 PRSU annual grant which are aligned to performance targets at the end of 2024 as follows: Mr. Semach - $199,966, Ms. Swanback - $499,977 and Ms. Paolillo - $674,998. At maximum performance, 200%, the following shares would vest: Mr. Semach - 5,288 and Ms. Swanback - 13,444. As Ms. Paolillo is no longer employed by TTEC, this award would not vest.

3.	We calculate the fair value for RSUs based on the closing price of our common stock on the date of grant multiplied by the number of shares granted.

4.	For 2022, the amounts summarized include payments made in 2022 for the discretionary 2021 performance-based cash incentive awards.

5.	Amounts are summarized below in the section entitled “Non-qualified Deferred Compensation Table.” Pursuant to Instruction 3 to Item 402(c)(viii) of Regulation S-K, negative amounts are disclosed in the Non-qualified Deferred Compensation table and are excluded from the Summary Compensation Table. Under the deferred compensation plan, the Company does not match employee contributions; the amounts summarized solely represent market gains on invested funds.

6.	Amounts for 2022 are summarized below under the heading “All Other Compensation”.

7.	The Summary Compensation table should be read in conjunction with additional tables and narrative descriptions that follow. The Grants of Plan-Based Awards table, and the accompanying description of the material terms of the RSU awards granted in 2022, provides information regarding the long-term equity incentives awarded to Named Executive Officers in 2022. The Outstanding Equity Awards at Year-End and Option Exercises and Stock Vested tables provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.

Non-qualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings or Losses in Last Fiscal Year ($) [1]	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($) [2]
Kenneth D. Tuchman	–	–	(741,047)	–	4,100,230
Dustin J. Semach	–	–	–	–	–
Michelle “Shelly” R. Swanback	–	–	–	–	–
Regina M. Paolillo	–	–	(1,752,035)	–	6,941,088
David J. Seybold	–	–	–	–	–
1.	Amounts set forth in this column are not included in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the Summary Compensation Table above for the Named Executive Officers due to their negative values for 2022.

2.	Amounts set forth in this column were reported as compensation to the Named Executive Officers in the Summary Compensation Table for previous years.

All Other Compensation Table

The following table describes the perquisites and other compensation received by the Named Executive Officers during 2022:

Perquisite	Mr. Tuchman	Mr. Semach	Ms. Swanback	Ms. Paolillo	Mr. Seybold
Use of Aircraft	$10,042[1]	–	–	–	–
Automobile	$33,952	–	–	–	–
Executive Health/Dental/Vision Premiums	$24,500	–	–	$8,010	–
Group Term/Executive Life Premiums	$1,188	$180	–	$1,188	–
Company Contribution to Deferred Compensation Plan	–	–	–	–	–
401(k) Plan Matching Contributions	–	$9,150	$962	$9,150	–
Total	$69,682	$9,330	$962	$18,348	–

1.	This represents $6,608 taxable usage value plus a gross up of $3,434 for applicable taxes.

Grants of Plan-Based Awards

Each of the Non-Equity Incentive Plan Awards reported in this “Grants of Plan-Based Awards” table refers to discretionary performance-based cash incentive award payments. The material terms of these incentive awards are described in the section entitled “Compensation Discussion and Analysis.” The following table sets forth information about the discretionary performance-based cash incentive awards or discretionary cash bonuses for the Named Executive Officers in 2022, the equity award opportunity under the 2022 long-term compensation plan and the RSU stock awards to each Named Executive Officer during 2022:

Name	Grant Date	Stock Award Description	Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards [2]			All Other Stock Awards: Number of Shares of Stock Or Units (#) [3]	Grant Date Fair Value of Stock and Option Awards ($) [4]
			Threshold ($)	Target ($)	Maximum ($)	Threshold (Share$)	Target (Share$)	Maximum (Share$)
Kenneth D. Tuchman	–		–	–	–	–	–	–	–	–
Dustin J. Semach	–		--	400,000	--	--	--	--	--	--
	03/04/2022	Annual PRSU	--	--	--	1,322	2,644	5,288		199,966
	03/15/2022	Value Creation Plan Award	--	--	--	7,400	14,800	29,600	--	1,163,132
	07/01/2022	Annual RSU	--	--	--	--	--	--	2,933	199,972
Michelle “Shelly” R. Swanback	–		–	625,000	--	–	–	–	–	–
	05/02/2022	New Hire Grant	–	–	–	–	–	–	60,951	4,500,012
	05/02/2022	Annual PRSU	--	--	--	3,361	6,722	13,444	--	499,977
	05/02/2022	Value Creation Plan Award	–	--	–	37,500	75,000	150,000	--	5,537,250
Regina M. Paolillo	–		–	475,000	–	–	–	–	–	–
	03/04/2022	Annual PRSU	--	--	--	4,463	8,925	17,850	–	674,988
	03/04/2022	Settlement of 2019 LTIP	--	--	--	--	--	--	4,407	333,301
	05/26/2022	Value Creation Plan Award	–	--		37,500	75,000	150,000	--	4,899,000
	07/01/2022	Annual RSU	–	–	–	–	–	–	8,654	590,030
David J. Seybold	12/07/2022	New Hire Grant	–	–	–	--	--	--	65,545	2,999,995
	12/07/2022	Value Creation Plan Award	--	--	--	25,000	50,000	100,000	--	2,288,500
1.	Amounts summarized in this column reflect the target bonus opportunity under our 2022 performance-based cash award plan. Mr. Tuchman has elected not to participate in prior year performance-based cash incentive awards, and he again elected not to receive such awards in 2022. However, on December 31, 2022, Mr. Tuchman was still eligible to receive payments for such awards.

2.	Under the 2022 long-term incentive plan approved by the Compensation Committee of the Board in 2022, senior executives have an opportunity to earn between 0% to 200% of shares granted based on the level of achievement to pre-established performance targets. The amounts shown represent the threshold, target and maximum number of shares that may be earned under the 2022 long-term incentive plan for each senior executive.

3.	Amounts set forth in this column represent the number of shares underlying time-in-service-based RSU awards.

4.	Amounts set forth in this column represent the grant date fair value as determined pursuant to the guidance in FASB ASC Topic 718. We calculate the fair value for RSUs based on the closing price of our common stock on the date of grant multiplied by the number of shares granted. The grant date value shown for awards subject to performance conditions is based on “target” level achievement and the closing price of our common stock on date of grant.

Outstanding Equity Awards at Year-End

The following table presents information regarding the outstanding equity awards held by each of the Named Executive Officers as of December 31, 2022, including the vesting dates for the portions of these awards that had not vested as of that date. All equity awards listed below were issued from our Equity Incentive Plans.

Name	Grant Date	Number of Shares of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested At Threshold Performance (#)[1]
Kenneth D. Tuchman	-	-	-	-	-
Dustin J. Semach	12/07/2020	8,351 [2]	368,530	-	-
	03/03/2021	-	-	1,330 [6]	29,346
	03/04/2022	-	-	2,644 [7]	58,340
	03/15/2022	-	-	14,800 [8]	326,562
	07/01/2022	2,933 [3]	129,433	-	-
Michelle “Shelly” R. Swanback	05/02/2022	60,951 [4]	2,689,768	6,772 [9]	149,424
	05/02/2022	-	-	75,000 [8]	1,654,875
Regina M. Paolillo	-	-	-	12,264[10]	541,210[11]
David J. Seybold	12/07/2022	65,545 [5]	2,892,501	50,000 [8]	1,103,250

1.	The dollar amounts are determined by multiplying (i) the number of shares units reported at threshold (50% of the award) by (ii) $44.13 (the closing price of our common stock on December 30,2022, the last trading day of 2022).

2.	The unvested portion of this time-in-service-based RSU award vests in three equal installments beginning on December 7, 2023 and on each anniversary thereafter, subject to continued employment.

3.	The unvested portion of this time-in-service-based RSU award vests in four equal installments beginning on July 1, 2023 and on each anniversary thereafter, subject to continued employment.

4.	The unvested portion of this time-in-service-based RSU award vests in five equal installments beginning on May 2, 2023 and on each anniversary thereafter, subject to continued employment.

5.	The unvested portion of this time-in-service-based RSU award vests in four equal installments beginning with 40% vesting on November 28, 2024 and three equal installments vesting on each anniversary thereafter, subject to continued employment.

6.	In connection with the 2021 long-term incentive plan, the unvested portion of this performance-based RSU granted on March 3, 2021 includes one measurement period at the end of fiscal year 2023. Vesting is subject to (i) achievement of Revenue and Adjusted Operating Income and (ii) the continued employment of the award holder.

7.	In connection with the 2022 long-term incentive plan, the unvested portion of this performance-based RSU granted on March 4, 2022 includes one measurement period at the end of fiscal year 2024. Vesting is subject to (i) achievement of Revenue and Adjusted EBITDA and (ii) the continued employment of the award holder.

8.	The unvested portion of this Value Creation Plan award includes one measurement period at the end of fiscal year 2025. Vesting is subject to (i) achievement of Revenue and Adjusted Operating Income and (ii) continued employment of the award holder. Should award holder be employed during 2024 and exit before the end of the measurement period, award may vest on a pro-rated basis. Based on current targets and outlook, limited probability that the award will vest.

9.	In connection with the 2022 long-term incentive plan, the unvested portion of this performance-based RSU granted on May 2, 2022 includes one measurement period at the end of fiscal year 2024. Vesting is subject to (i) achievement of Revenue and Adjusted EBITDA and (ii) the continued employment of the award holder.

10.	In connection with the 2020 long-term incentive plan, the unvested portion of this performance-based RSU granted on March 6, 2020 includes two measurement periods (fiscal years 2021 and 2022). Vesting is subject to achievement of Revenue and Adjusted Operating Income with each performance target weighted 50%; as Ms. Paolillo was employed at the end of the measurement period, as part of the separation agreement, the Board of Directors awarded full vesting.

11.	In connection with the 2020 long-term incentive plan, the dollar amounts are determined by multiplying (i) the number of shares or units reported by (ii) $44.13 (the closing price of our common stock on December 30, 2022, the last trading day of 2022, as performance has exceeded target.

Option Exercises and Stock Vested

The following table presents information regarding the vesting of RSUs and performance-based RSUs held by Named Executive Officers during 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) [1]
Kenneth D. Tuchman	–	–	–	–
Dustin J. Semach	–	–	5,567	254,802
Michelle “Shelly” R. Swanback	–	–	–	–
Regina M. Paolillo	–	–	27,589	1,992,390
David J. Seybold	–	–	–	–
1.	The dollar amounts reflected above for value realized on stock awards’ vesting are determined by multiplying (i) the number of shares of common stock issued because of RSU vesting by (ii) the per-share price of our common stock as of market close on the date of vesting.

Potential Payments Upon Termination or Change in Control

The RSU agreements that the Named Executive Officers entered into prior to and during 2018 have provisions for accelerated vesting, if there is a change in control of TTEC. For agreements entered into after 2018, accelerated vesting occurs only if Named Executives’ employment with the Company is terminated without cause during three months prior to a change in control event and from 12 to 24 months after such change in control event, depending on the executive.

Named Executive Officers are also entitled to certain severance and continuation of benefits, if they are terminated without cause during the above-stated change in control termination window. The amount of severance varies among Named Executive Officers and is disclosed as part of Employment Agreement disclosures in this Proxy statement.

The following table lists the Named Executive Officers and the estimated amounts they would have become entitled to on December 31, 2021: (a) upon termination without cause or resignation for good cause; (b) upon termination for cause or voluntary resignation; (c) upon death; (d) upon disability; and (e) upon a change in control occurring on such date:

Change in Control Table

The following table lists the Named Executive Officers and the estimated amounts they would have become entitled to on December 31, 2022: (a) upon termination without cause or resignation for good cause; (b) upon termination for cause or voluntary resignation; (c) upon death; (d) upon disability; and (e) upon a change in control occurring on such date:

Name		Termination Without Cause or Resignation for Good Reason ($)	Termination for Cause or Voluntary Resignation ($)	Death ($)	Disability ($) 1	Termination in Connection with Change in Control ($)
Kenneth D. Tuchman	Cash	2	–	–	3,000	2
	Equity Acceleration [2]	–	–	–	–	–
	Continued Benefits [3]	119,280	–	–	–	119,280
	Accidental Death & Dismemberment Insurance (“AD&D”)	–	–	200,000	200,000	–
	Life Insurance	–	–	200,000 [5]	–	–
	Total	119,282	–	400,000	203,000	119,282

Dustin J. Semach	Cash	500,000	–	–	33,333	600,000
	Equity Acceleration [2]	–	–	–	–	1,163,312
	Continued Benefits [4]	22,261	–	–	–	22,261
	AD&D	38 [4]	–	200,000	200,000	38 [4]
	Life Insurance	427	–	200,000 [5]	–	427
	Total	522,726	–	400,000	233,333	1,786,038

Michelle “Shelly” R. Swanback	Cash	937,500	–	–	52,083	1,250,000
	Equity Acceleration [2]	–	–	–	–	5,470,928
	Continued Benefits [4]	–	–	–	–	–
	AD&D	38 [4]	–	200,000	200,000	38 [4]
	Life Insurance	427	–	200,000 [5]	427	427
	Total	937,865	–	400,000	252,510	6,721,393

Regina M. Paolillo	Cash	712,500	–	–	–	–
	Equity Acceleration	541,210	–	–	–	–
	Continued Benefits	8,692	–	–	–	–
	AD&D	38 [4]	–	–	–	–
	Life Insurance	427	–	–	–	–
	Total	1,262,867	–	–	–	–

David J. Seybold	Cash	781,250	–	–	52,083	937,500
	Equity Acceleration [2]	–	–	–	–	4,547,376
	Continued Benefits [4]	24,101	–	–	–	24,101
	AD&D	38 [4]	–	200,000	200,000	38 [4]
	Life Insurance	427	–	200,000 [5]	–	427
	Total	805,816	–	400,000	252,083	5,509,442

1.	Represents one month of short-term disability. Under the employment agreements of Semach, Swanback, Paolillo and Seybold, they are eligible to receive their full salary for the first 90 days of disability. The amount reflected represents one-month salary for disability.

2.	Upon a termination in connection with a change in control, the dollar amounts set forth in this row represent the number of unvested RSUs that would vest upon a termination in connection with a change in control multiplied by $44.13, the closing price of our common stock on December 30, 2022 (the last trading date of 2022), and the target (100%) fair-market value for the total 2021 long-term incentive plan that includes one measurement period (2023), the 2022 long-term incentive plan that includes one measurement period (2024) and the 2022 VCP grant at 75%.

3.	Pursuant to his employment agreement, Mr. Tuchman is entitled to receive the value of “continued benefits,” including personal use of the Company aircraft, an automobile allowance, executive health, dental and vision insurance premiums, life insurance premiums, deferred death benefits and 401(k) plan matching contributions, equal to two times the value at time of separation. For purposes of the auto allowance and aircraft, each such benefit will be determined as reported in the summary compensation table of the Company’s proxy statement for the prior year.

4.	Under the employment agreements of Semach, Swanback, and Seybold, they are eligible to receive 12 months of benefit continuation at the same level of welfare and health benefits in place prior to termination of employment. The dollar amounts set forth represent the cost of benefit coverage in place at December 31, 2022.

5.	Includes $200,000 of basic life insurance provided by the Company.

2022 CEO Pay Ratio

●	Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our principal executive officer, Chairman and CEO Kenneth Tuchman, and the ratio of these two amounts.

●	To determine the CEO pay ratio, we first identified our median employee. We selected October 1, 2022, as the date upon which we would identify the “median employee,” because it enabled us to make such identification in a reasonable timeframe. In determining the employee population to be used to calculate the compensation of the median employee, we included employees in all countries. TTEC is a global company, with complex operations worldwide with more than half of its employees located outside of United States, the country in which our headquarters office is located. As of October 1, 2022, TTEC’s workforce consisted of approximately 58,715 full-time, part-time, and temporary/seasonal employees.

●	We utilized 2022 actual cash compensation (base wages + allowances/premiums + variable incentives) for our consistently applied compensation measure because we believe that this measure reasonably reflects the annual compensation of our employees. We do not grant equity to a large percentage of our employee population, so using actual cash compensation is representative. We included all our full-time, part-time, and temporary/seasonal employees globally, but excluded our CEO. We annualized the compensation for all full-time and part-time employees who did not work for us for the entire fiscal year. Earnings of our employees outside the U.S. were converted to U.S. dollars using the currency exchange rates used for organizational planning purposes which rely on forecasted rates. The forecasted rates are based on historical rate trends, external market data and other factors. We did not make any cost-of- living adjustments.

●	After identifying our median employee, based on our consistently applied compensation measure, we calculated annual total compensation for this employee using the same methodology we use for our Named Executive Officers as set forth in the 2022 Summary Compensation Table included in this Proxy Statement. Based on this calculation, our median employee’s annual total compensation for 2022 was $10,008. Our CEO’s annual total compensation for 2022 was $69,683. As a result, the ratio of our CEO’s annual total compensation to that of our median employee’s annual total compensation for 2022 is 7 to 1. While our pay ratio was 7 to 1, it is important to note that the annual base salary for our CEO is $1.00. Most of Mr. Tuchman’s 2022 compensation is related to the amounts summarized under the “All Other Compensation” column in the 2022 Summary Compensation Table, which is significantly lower for 2022 because of losses to his Nonqualified Deferred Compensation balance.

Pay Versus Performance

Our executive compensation program is designed to reward financial results and effective strategic leadership, which we believe are key to building sustainable value for our stockholders. The performance-based orientation of the Company is reflected in the Board’s view that executive compensation should ensure a meaningful portion of compensation is “at risk” to align cash incentives to performance and by granting equity that vests over three-, four- and five-year periods to ensure that the actual compensation realized by executives aligns with stockholder value over the long term.

As reflected in the CD&A, more than 93% of NEOs’ 2022 average compensation, as reflected in the Summary Compensation Table (excluding our CEO Mr. Tuchman), is long-term equity-based compensation and nearly 66% of their 2022 average compensation, per the Summary Compensation Table, aligned to a one-time performance-based RSU grant that was made with the objective of driving significant business results by achieving stretch Revenue and Adjusted EBITDA targets by year-end 2025. The program is referred to as the Value Creation Program, or VCP, and has one performance measurement occurring at year-end 2025. As of the date of this proxy, the likelihood that these performance-based grants will vest is remote.

The sole performance measure to our annual, cash-based incentive program is adjusted operating income, and our long-term performance and equity-based plans measure Adjusted Operating Income, Revenue and Adjusted EBITDA, with measures varying by year. As a result, the Compensation Committee of the Board believes that the rewards and compensation payouts to our NEOs are aligned with our stockholders’ long-term interests.

In 2022, the Securities and Exchange Commission (the “SEC”) adopted Pay versus Performance (PvP) rules as required by the Dodd–Frank Wall Street Reform and Consumer Protection Act. These rules require that companies disclose how NEOs’ “Compensation Actually Paid” relates to the disclosures in the Summary Compensation Table and to the financial performance of the company.

The disclosure below summarizes the key points demonstrated in the accompanying tables.

Pay Versus Performance (PvP) Table

					Value of Initial Fixed $100 Investment Based on 12/31/19 [3]			Company Selected Measures
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total For Non-PEO NEOs[1]	Average Compensation Actually Paid to Non-PEO NEOs[2]	Total Shareholder Return	Peer Group Total Shareholder Return[4]	Net Income (thousands)	Adjusted Operating Income (thousands)[5]	Revenue (thousands)[6]	Adjusted EBITDA (millions)[7]
2022	$69,683	$69,683	$6,423,892	$1,502,297	$119	$125	$117.3	$248.5	$2,443.7	$326.6
2021	$632,135	$632,135	$2,045,642	$2,745,100	$241	$194	$158.2	$286.2	$2,273.1	$354.4
2020	$628,295	$628,295	$1,917,864	$2,325,816	$192	$129	$129.3	$242.4	$1,949.2	$304

1.	The NEOs (in addition to our CEO Mr. Tuchman) reflected for years 2021 and 2020 of the PvP Table are represented by the following individuals: 2021 includes Messrs. Erickson and Semach, and Mses. Hand, McLean and Paolillo; 2020 includes Messrs. DeGhetto and Erickson and Mses. Hand, McLean and Paolillo.

2.	In calculating the Compensation Actually Paid we included the following adjustments:

a.	For 2022, we excluded the following performance-based equity awards that were made in 2022 as the awards are aligned to internal financial performance metrics aligned to 2024 and 2025. As the awards are measured solely on 2024 and 2025 performance for the respective grants, there is currently no expense related to these awards; the expense will begin at the start of each requisite service period.

The grant date fair value of these awards includes awards under the 2022 performance-based RSU annual grant which are aligned to performance targets at the end of 2024 as follows: Mr. Semach - $199,966, Ms. Swanback - $499,977 and Ms. Paolillo - $674,998. In addition, the amounts in this column include awards under the Value Creation Plan, aligned to stretch performance targets measured at the end of fiscal year 2025, as follows: Mr. Semach - $1,163,132, Ms. Swanback - $5,537,250, Ms. Paolillo - $4,899,000 and Mr. Seybold - $2,288,500. Based on current performance and current targets, it is unlikely the VCP awards will vest. We have included the value of the following performance-based awards: Tranche 2 of the 2020 performance-based RSU for Ms. Paolillo in the amount of $541,210 that vested at 200%.

b.	For 2021, we excluded the following performance-based equity awards that were made in 2021 as the awards are aligned to internal financial performance metrics aligned to 2023. As the awards are measured solely on 2023 performance for the respective grant, there is currently no expense related to these awards; the expense will begin at the start of each requisite service period. The grant date fair value of these awards were as follows: Mr. Semach - $112,500, Mr. Erickson - $105,000, Ms. Hand - $400,000, Ms. McLean - $175,000 and Ms. Paolillo - $500,000. We have included the value of the following performance-based awards: Tranche 1 of the 2020 performance-based RSU, valued at December 31, 2021, for Ms. Paolillo - $1,110,505, Ms. Hand - $888,477 and Ms. McLean - $388,641 and Mr. Erickson - $162,990; these awards vested at 200%.

c.	For 2020, we excluded the following performance-based equity awards that were made in 2020 as the awards are aligned to internal financial performance metrics aligned to 2021 and 2022. As the awards are measured solely on 2021 and 2022 performance for the respective grant, there is currently no expense related to these awards; the expense will begin at the start of each requisite service period. The grant date fair value of these awards were as follows: Mr. Erickson - $97,470, Ms. Hand - $400,000, Ms. McLean - $175,000 and Ms. Paolillo - $500,000.

3.	Assumes that the value of the investment in TTEC stock and each peer company stock was $100 on December 31, 2019, and that all dividends were reinvested.

4.	The customized peer group selected by the Company is comprised of the following companies and is the same peer group utilized in our annual 10-K Stock Performance Graph: Accenture Plc, Cognizant Technology Solutions Corp., Concentrix, Globant S.A., Teleperformance, Telus International.

5.	We use Adjusted Operating Income as a performance measure in our annual, cash-based incentive plan as well as for performance-based equity awards granted in 2019, 2020 and 2021 (100% weight in 2019, and 50% weight in 2020 and 2021). TTEC presents company performance metrics on a non-GAAP basis to more accurately convey the performance of the business, which adjusts for non-operating items including, but not limited to, asset impairment, restructuring charges, cybersecurity incident-related costs, and one-time non-recurring items.

6.	Beginning in 2020, we introduced Revenue as a performance measure for our annual performance-based equity awards (50% weight). Revenue is also a performance measure under our 2022 Value Creation Plan (60% weight).

7.	Beginning with our 2022 LTIP award, we introduced Adjusted EBITDA as a performance measure under our annual performance-based equity awards (50% weight) as well as our Value Creation Plan (40% weight). TTEC presents company performance metrics on a non-GAAP basis to more accurately convey the performance of the business, which adjusts for non-operating items including, but not limited to, asset impairment, restructuring charges, cybersecurity incident-related costs, equity-based compensation, and one-time non-recurring items.

GAAP vs. Adjusted Performance[1]
Year	GAAP Operating Income $ (thousands)	Adjusted Operating Income $ (thousands)	EBITDA $ (millions)	Adjusted EBITDA $ (millions)
2022	168.5	248.5	290.5	326.6
2021	217.2	286.2	316.2	354.4
2020	204.7	242.4	265.0	304.0
1.	TTEC presents company performance metrics on a non-GAAP basis to more accurately convey the performance of the business, which adjusts for non-operating items including, but not limited to, asset impairment, restructuring charges, cybersecurity incident-related costs, and one-time non-recurring items.

Company TSR and Peer Group TSR

We believe that our annually selected peer group companies are relevant to our current business model, a dynamic and highly competitive market, TTEC’s market capitalization and our two segments TTEC Digital and TTEC Engage. As noted in the PvP table above, the cumulative TSR of our common stock significantly outperformed the peer group average for the year ending December 31, 2020, with TTEC TSR increasing 92% year-over-year and peers increasing an average of 29%. At year-end 2021, TTEC’s TSR results grew an additional 25% year-over-year, with TTEC’s ending, cumulative TSR of 241 substantially exceeding peers at 194. At year-end 2022, TTEC’s cumulative three-year average TSR had moved to 119 and the peer group averaged 125 for the same period. Therefore, in two of the three years, TTEC’s cumulative TSR far exceeded the average of its peer group and ended slightly behind peers on a cumulative basis for the three-year period at 119 versus peers at 125.

The TSR peer group’s returns are market-capitalization-weighted and it is worth noting that Accenture’s performance singularly accounted for over 70% of the peer group’s three-year cumulative TSR average.

Summary Compensation Table to Compensation Actually Paid Reconciliation

The values reported in the Summary Compensation Table (SCT) are based on grant date value fair market value for TTEC stock. Compensation Actually Paid (CAP) is based on the fair value of equity awards made during a calendar year, determined at year-end based on either (a) the change in the fair value of the underlying restricted stock shares or (b) as the change in estimated results (impacting the underlying stock value) for performance-based awards.

Therefore, the SCT represents the multi-year value of equity awards while CAP reflects the equity awards granted in the applicable reporting year and the change in value of prior year awards for years 2019, 2020 and 2021.

To calculate the CAP reflected in the PvP table above, the following amounts were deducted from and added to SCT total compensation for each fiscal year for our CEO and the average of our other NEOs:

SCT Total to CAP Reconciliation1

CEO SCT Total to CAP Reconciliation
Year	Salary	Bonus/Non Equity	Other Comp[3]	SCT Total	Deductions[4]	Additions[5]	CAP
2022	1	0	69,682	69,683	0	0	69,683
2021	1	0	64,202	632,135	0	0	632,135
2020	1	0	57,047	628,295	0	0	628,295

Avg NEO SCT Total to CAP Reconciliation
Year[2]	Salary	Bonus/Non Equity	Other Comp[3]	SCT Total	Deductions[4]	Additions[5]	CAP
2022	326,442	118,757	7,160	6,423,892	5,971,533	1,049,939	1,502,297
2021	388,846	608,373	14,569	2,045,642	758,623	1,458,081	2,745,100
2020	346,885	303,340	13,216	1,917,864	966,385	1,374,337	2,325,816

1.	No pension-related adjustments were necessary in the calculation of Compensation Actually Paid as TTEC does not have a pension plan.

2.	The non-principal executive officer (PEO) Named Executive Officers (NEOs) reflected for 2021 represent the following individuals: Messrs. Erickson and Semach, and Mses. Hand, McLean and Paolillo. The non-principal executive officer (PEO) named executive officers (NEOs) reflected for 2020 represent the following individuals: Messrs. DeGhetto and Erickson and Mses. Hand, McLean and Paolillo.

3.	Reflects “all other compensation” reported in the SCT for each year shown.

4.	Represents the grant date fair value of equity-based awards granted each year. Mr. Tuchman, our CEO, does not currently participate in our equity grant program.

5.	Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. Mr. Tuchman, our CEO, does not currently receive equity grants.

The following supplemental table details the average equity component of CAP for each fiscal year for our NEOs other than our CEO, who would have no entries in these tables.

2022 CAP Equity Valuation

Award Type	Fair Value of Awards Granted in Current Year Outstanding and Unvested as of 12/31/22 [1]	Change in Value of Outstanding and Unvested Prior Year Awards as of 12/31/22 [2]	Change in Value of Prior Years Awards Vested in Current Period	Awards Granted and Vested in Current Year [3]	Fair Value of Awards Forfeited or Cancelled in 2022	Equity Value in Compensation Actually Paid
	(a)	(b)	(c)	(d)	(e)	(a)+(b)+(c)+(d)+(e)
Restricted Stock Units (RSUs)	$1,427,926	($96,913)	($126,588)		($338,408)	$866,016
Performance-Based Equity (PRSUs)		$135,303		$48,620		$183,923
Total	$1,427,926	$38,389	($126,588)	$48,620	($338,408)	$1,049,939
1.	For 2022, we excluded the following performance-based equity awards that were made in 2022; these awards are aligned to internal financial performance metrics aligned to 2024 and 2025. As the awards are measured solely on 2024 and 2025 performance for the respective grants, there is currently no expense related to these awards; the expense will begin at the start of each requisite service period.

2.	The grant date fair value of these awards includes awards under the 2022 performance-based RSU annual grant which are aligned to performance targets at the end of 2024 as follows: Mr. Semach - $199,966, Ms. Swanback - $499,977 and Ms. Paolillo - $674,998. In addition, we excluded awards under the Value Creation Plan, aligned to stretch performance targets measured at the end of fiscal year 2025, as follows: Mr. Semach - $1,163,132, Ms. Swanback - $5,537,250, Ms. Paolillo - $4,899,000 and Mr. Seybold - $2,288,500. Based on current outlook and current targets, it is unlikely the VCP awards will vest.

3.	Includes the change in value of Tranche 2 of the 2020 performance-based RSU that vested at 200% based on the closing price of TTEC stock on December 31, 2022 of $44.13.

4.	Represents the settlement of Tranche 3 under the 2019 LTIP based on the closing price of TTEC stock on December 31, 2022 of $44.13. The 2019 LTIP was issued in value at the time of the award vs. converted to shares at the time of the award. If earned, the value is converted to shares at the time of settlement and vested immediately.

2021 CAP Equity Valuation

Award Type	Fair Value of Awards Granted in Current Year Outstanding and Unvested as of 12/31/20 [1]	Change in Value of Outstanding and Unvested Prior Year Awards as of 12/31/20 [2]	Change in Value of Prior Years Awards Vested in Current Period	Awards Granted and Vested in Current Year [3]	Fair Value of Awards Forfeited or Cancelled in 2020	Equity Value in Compensation Actually Paid
	(a)	(b)	(c)	(d)	(e)	(a)+(b)+(c)+(d)+(e)
Restricted Stock Units (RSUs)	$315,295	$243,470	$235,747		$0	$794,512
Performance-Based Equity (PRSUs)		$510,122		$153,446		$663,569
Total	$315,295	$735,592	$235,747	$153,446	$0	$1,458,051
1.	For 2021, we excluded the following performance-based equity awards that were made in 2021; these awards are aligned to internal financial performance metrics aligned to 2023. As the awards are measured solely on 2023 performance for the respective grant, there is currently no expense related to these awards; the expense will begin at the start of each requisite service period. The grant date fair value of these awards were as follows: Mr. Semach - $112,500, Mr. Erickson - $105,000, Ms. Hand - $400,000, Ms. McLean - $175,000 and Ms. Paolillo - $500,000.

2.	Includes the change in value of Tranche 1 of the 2020 performance-based RSU that vested at 200% based on the closing price of TTEC stock on December 31, 2021 of $90.55.

3.	Represents the settlement of Tranche 2 under the 2019 LTIP based on the closing price of TTEC stock on December 31, 2021 of $90.55. The 2019 LTIP was issued in value at the time of the award vs. converted to shares at the time of the award. If earned, the value is converted to shares at the time of settlement and vested immediately.

2020 CAP Equity Valuation

Award Type	Fair Value of Awards Granted in Current Year Outstanding and Unvested as of 12/31/22 [1]	Change in Value of Outstanding and Unvested Prior Year Awards as of 12/31/22	Change in Value of Prior Years Awards Vested in Current Period	Awards Granted and Vested in Current Year [2]	Fair Value of Awards Forfeited or Cancelled in 2022	Equity Value in Compensation Actually Paid
	(a)	(b)	(c)	(d)	(e)	(a)+(b)+(c)+(d)+(e)
Restricted Stock Units (RSUs)	$797,796	$297,612	$38,641		($135,374)	$998,675
Performance-Based Equity (PRSUs)				$375,662		$375,662
Total	$797,796	$297,612	$38,641	$375,662	($135,374)	$1,374,337
1.	For 2020, we excluded the following performance-based equity awards that were made in 2020; these awards are aligned to internal financial performance metrics aligned to 2021 and 2022. As the awards are measured solely on 2021 and 2022 performance for the respective grant, there is currently no expense related to these awards; the expense will begin at the start of each requisite service period. The grant date fair value of these awards were as follows: Mr. Erickson - $97,470, Ms. Hand - $400,000, Ms. McLean - $175,000 and Ms. Paolillo - $500,000.

2.	Represents the settlement of Tranche 1 under the 2019 LTIP based on the closing price of TTEC stock on December 31, 2021 of $72.93. The 2019 LTIP was issued in value at the time of the award vs. converted to shares at the time of the award. If earned, the value is converted to shares at the time of settlement and vested immediately.

Most Important Company-Selected Measures in Determining 2022 Compensation Actually Paid

The three Company-selected performance measures listed below, without any ranking, represent the most important metrics TTEC used to determine NEO Compensation Actually Paid for 2022 as further described in our Compensation Discussion and Analysis (CD&A).

Most Important Company Performance Measures

●	Adjusted Operating Income

●	Revenue

●	Adjusted EBITDA

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2022, the number of shares of our common stock to be issued upon exercise of outstanding options, RSUs, warrants and rights, the weighted-average exercise price of outstanding options, warrants and rights, and the number of securities available for future issuance under equity-based compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, RSUs, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Second Column)
Equity compensation plans approved by security holders	1,358,723[1]	–	2,368,080
Equity compensation plans not approved by security holders	–	–	–
Total	1,358,723[1]		2,368,080

1.	Reflects 53,066 RSUs/PRSUs outstanding under the 2010 equity incentive plan and 1,305,657 RSUs/PRSUs outstanding under the 2020 equity incentive plan. 2,368,080 shares are available for issuance under the 2020 equity incentive plan.

COMPENSATION COMMITTEE REPORT

The Committee evaluates and establishes compensation for TTEC executive officers and oversees the equity-based compensation plans, performance-based cash incentive plans, and other management incentives and perquisite programs. The Committee also considered the impact of the COVID-19 pandemic on the performance of the Company and executive compensation.

The Committee reviewed and discussed with the Company’s management the entitled “Compensation Discussion and Analysis” (“CD&A”) materials presented in this Proxy Statement. Based on this review and discussion, the Committee recommended to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as incorporated by reference from this Proxy Statement.

Compensation Committee
Tracy L. Bahl,	Chair
Gregory A. Conley
Robert N. Frerichs
Gina L. Loften

GAAP TO NON-GAAP RECONCILIATION OF PERFORMANCE METRICS

The following tables reconcile our operating income and Earnings Per Share (“EPS”) from the GAAP results to the Non-GAAP comparisons for years ended December 31, 2022 and 2021.

	Twelve Months ended December 31,

	2022	2021
Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$168.5	$217.2
Restructuring charges, net	5.7	3.8
Grant income for pandemic relief	-	(8.1)
Cybersecurity incident related impact, net of insurance recovery	(3.6)	13.7
Software accelerated amortization	8.5	-
Write-off of acquisition related receivable	0.9	-
Equity-based compensation expenses	17.6	16.4
Amortization of purchased intangibles	37.2	32.0

Non-GAAP Income from Operations	$248.5	$286.2
Non-GAAP Income from Operations Margin	10.2%	12.6%

	Twelve Months ended December 31,

Reconciliation of Non-GAAP EPS:	2022	2021

Net Income	$117.3	$158.2
Add: Asset impairment and restructuring charges	19.4	15.1
Add: Equity-based compensation expenses	17.6	16.4
Add: Amortization of purchased intangibles	37.2	32.0
Add: Cybersecurity incident related impact, net of insurance recovery	(3.6)	13.7
Add: Software accelerated amortization	8.5	-
Add: Changes in acquisition contingent consideration	1.8	1.2
Add: Write-off of acquisition related receivable	0.9	-
Less: Grant income for pandemic relief	-	(8.1)
Less: Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	(24.7)	(9.5)

Non-GAAP Net Income	$174.4	$218.9
Diluted shares outstanding	47,335	47,386
Non-GAAP EPS	$3.68	$4.62

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL NO. 1: ELECTION OF DIRECTORS

We are seeking your support to elect eight Board member candidates who we have nominated for the 2023-2024 Board cycle. We believe that these candidates have qualifications and experience appropriate for a public technology and business process outsourcing company with a global operational footprint. The Board believes that the nominees have the experience and perspective to guide the Company as we continue our transformation from a customer care business process outsourcing company to a global integrated customer engagement technology and digital solutions service provider. The candidates also have the experience necessary to support TTEC as we compete in global markets, innovate, and adjust to rapidly changing technologies and client demands. Each member of our Board is elected for a term of one year. Our Board, on the recommendation of the Nominating and Governance Committee of the Board, is recommending to stockholders that the following candidates be elected to the Board at the 2023 Annual Meeting. The candidates are current TTEC directors and each of the eight director-nominees has confirmed his or her willingness to serve.

Director	Age	Director Since	Independent	Qualifications
Kenneth D. Tuchman	63	1994

●   Business Transformation Experience

●   Capital Markets or M&A Experience

●   Global Experience

●   Industry Experience

●   Operator or CEO Experience

●   Public Company CEO and Board Experience

●   Risk Management Experience

●   Service Industry Experience

●   Technology Sector Experience

●   TTEC Founder

Steven J. Anenen	70	2016

●   Business Transformation Experience

●   Capital Markets or M&A Experience

●   Global Experience

●   Industry Experience

●   Operator or CEO Experience

●   Public Company CEO and Board Experience

●   Risk Management Experience

●   Service Industry Experience

Tracy L. Bahl	61	2013

●   Business Transformation Experience

●   Capital Markets or M&A Experience

●   Industry Experience

●   Operator or CEO Experience

●   Public Company Audit Experience

●   Public Company Board Experience

●   Risk Management Experience

●   Service Industry Experience

Gregory A. Conley	68	2012

●   Business Transformation Experience

●   Capital Markets or M&A Experience

●   Global Experience

●   Industry Experience

●   Operator or CEO Experience

●   Public Company Audit Experience

●   Public Company Board Experience

●   Risk Management Experience

●   Service Industry Experience

●   Technology Sector Experience

Robert N. Frerichs	71	2012

●   Business Transformation Experience

●   Capital Markets or M&A Experience

●   Global Experience

●   Industry Experience

●   Operator or CEO Experience

●   Public Company Audit Experience

●   Public Company Board Experience

●   Public Sector Experience

●   Risk Management Experience

●   Service Industry Experience

●   Technology Sector Experience

Marc L. Holtzman	63	2014

●   Business Transformation Experience

●   Capital Markets or M&A Experience

●   ESG Experience

●   Global Experience

●   Industry Experience

●   Operator or CEO Experience

●   Public Company Board Experience

●   Public Company Audit Experience

●   Public Sector Experience

●   Risk Management Experience

●   Service Industry Experience

Gina L. Loften	57	2021

●   Business Transformation Experience

●   Capital Markets or M&A Experience

●   ESG Experience

●   Global Experience

●   Industry Experience

●   Public Sector Experience

●   Public Board Experience

●   Risk Management Experience

●   Service Industry Experience

●   Technology Sector Experience

Ekta Singh-Bushell	51	2017

●   Business Transformation Experience

●   ESG Experience

●   Global Experience

●   Public Company Audit Experience

●   Public Company Board Experience

●   Public Sector Experience

●   Risk Management Experience

●   Service Industry Experience

●   Technology Sector Experience

Limits on Director Service on Other Public Company Boards

TTEC has a highly effective and engaged Board, and we believe that our directors’ service on other companies’ boards enables them to contribute valuable knowledge and perspective to TTEC’s Board activities. Nonetheless, the Board is sensitive to the external obligations of its directors and the potential for overboard to compromise their ability to effectively serve the Company. Our Corporate Governance Guidelines limit each director’s service on other boards of public companies to 1-4, depending on their circumstances. Directors whose main job is to sit on boards are limited to four (4) public company board memberships, other than the TTEC Board, and to two (2) audit committee memberships; while those who are employed by a public company may only be on a TTEC board in addition to the board of their employer. Further, the ability of each director to devote sufficient time and attention to director duties is expressly considered as part of the annual Board evaluation process, which aims to evaluate the effectiveness and engagement of TTEC’s directors.

While the Board considers its directors’ outside directorships during this evaluation process, the Board recognizes that this is one of many outside obligations which could potentially impair a director’s capacity to dedicate sufficient time and focus to their service on the TTEC Board. As such, the Board evaluates many factors when assessing the effectiveness and active involvement of each director. Such other factors include:

●	The director’s attendance at Board and committee meetings.

●	The director’s participation and level of engagement during these meetings.

●	The role played by the director on the Board, as well as on the other boards, including committee membership and chairmanship.

●	The experience and expertise of the director, including both relevant industry experience and service on other public company boards which enable the director to serve on multiple boards effectively.

Directors Term, Availability and Ability to Serve

We schedule our Board and committee meetings up to three full years in advance to ensure directors’ availability and maximum participation. Directors are elected for a one-year term only and, accordingly, there is an opportunity to evaluate annually each director’s ability to serve.

If any of the nominees become unable or unwilling to serve before the Annual Stockholder Meeting, shares represented by valid proxies will be voted FOR the election of such other person as our Board may nominate, or the number of directors that constitutes the full Board may be reduced to eliminate the vacancy. Those elected to the TTEC Board at the 2023 Annual Meeting of Stockholders are expected to hold office until the next Annual Meeting when their successors are duly elected and qualified.

Nominations of Directors

While our Board and its Nominating and Governance Committee have not set specific minimum qualifications for director qualifications, they believe that it is important that TTEC directors, as a group, have the following attributes:

●	Exceptional business savvy and leadership experience;

●	Highest integrity;

●	Exceptional business judgment proven in prior roles;

●	Public company board or operational experience;

●	Diversity of perspectives;

●	Global/international experience;

●	Industry and technical experience relevant to TTEC’s business and aligned with its growth strategy;

●	Financial expertise;

●	Risk management experience;

●	Technology, digital, artificial intelligence, and machine learning experience;

●	Knowledge of our client verticals;

●	Objective, independent, and pragmatic approach to business decisions;

●	Willingness to devote time and attention to TTEC’s affairs and its stockholders’ interests; and

●	Appreciation of the role of the corporation in society and commitment to sustainable business strategy and social responsibility.

As part of the nomination process, the Nominating and Governance Committee of the Board carefully considers strategic objectives of the Company and evaluates them against the Board composition and skill set of each director. The Nominating and Governance Committee of the Board considers potential candidates for membership on the Board of Directors throughout the year based on the recommendations brought forward by members of the Board, members of management, professional executive search firms, and stockholders. When evaluating candidates for recommendation to stand for election to the Board, the Nominating and Governance Committee of the Board considers each potential nominee’s skills, experience in areas of current significance to the Company, diversity, independence, the Board’s skills and dynamic as a group, and the candidate’s ability to devote adequate time to the Board’s duties. Candidates selected by the Nominating and Governance Committee of the Board are recommended to our Board for consideration and the Board recommends the candidates as a nominated slate to stockholders.

The Nominating and Governance Committee of the Board will consider stockholder recommendations for Board candidates if the names and qualifications of such candidates are submitted in writing to our Corporate Secretary in accordance with our Amended and Restated Bylaws. The Nominating and Governance Committee of the Board considers properly submitted stockholders’ nominees in the same manner as it evaluates other candidates.

2023 Director Nominees

Kenneth D. Tuchman

Age: 63

Director since 1994

TTEC Board Committees:

●       Executive (Chair)

Directorships:

●       Tuchman Family Foundation

●       Denver Center for the Performing Arts

Mr. Tuchman has more than 35 years of experience in the business process outsourcing industry, driving innovation growth and profitability in all economic cycles. As the founder and the controlling stockholder of TTEC, Mr. Tuchman is an essential member of our Board of Directors.

Mr. Tuchman founded TTEC’s predecessor company in 1982 and has served as the Chairman of the Board since 1994. Mr. Tuchman served as TTEC Chief Executive Officer from 1994 until 1999 and resumed the position in 2001.

Steven J. Anenen

Age: 70

Director since 2016

TTEC Board Committees:

●     Audit

●     Nominating and Governance

●     Executive

Past Directorships:

●     CDK Global (NASDAQ:CDK)

●     DealerSocket

Mr. Anenen’s extensive experience as a senior executive at a global public technology company, and his chief executive and automotive industry and technology experience bring relevant and necessary skills and perspective to our Board.

In 2014, Mr. Anenen led the spin-off of the Automatic Data Processing (NASDAQ:ADP) Dealer Services Group to create CDK Global (NASDAQ:CDK); and served as its CEO between 2014 and his retirement in 2016. Prior to the CDK spin-off, Mr. Anenen spent almost 40 years with ADP, serving as the president of ADP Dealer Services, a leading provider of technology solutions to the automotive industry, between 2004 and 2014. During his tenure with ADP, Mr. Anenen oversaw the global expansion of the business into more than 100 countries, grew the dealer services business to over $2 billion in revenue, and led the transition to digital through the transformational acquisitions.

Tracy L. Bahl

Age: 61

Director since 2013

TTEC Board Committees:

●     Compensation (Chair)

●     Nominating and Governance

●     Executive

Directorships:

●     andros*

●     Glooko, Inc.

Past Directorships:

●     MedExpress

●     Gustavus Adolphus College

Mr. Bahl’s extensive experience in the healthcare industry and his public company and private equity experience bring relevant and necessary skills, experience, and perspective to our Board.

Since 2020, Mr. Bahl has served as an operating partner for the healthcare group at Welsh, Carson, Anderson & Stowe, a private equity firm specializing in healthcare and technology investments (WCAS); and as a managing partner for Valtruis, and member of the board of directors for Wayspring Health, Oncology Care Partners, and Interwell Health, WCAS’ portfolio companies.

Previously, Mr. Bahl served as the president and CEO of OneOncology, a General Atlantic portfolio company that provides administrative, operational, and scientific support to oncology practices throughout the U.S. Between 2013 and 2018, Mr. Bahl served as executive vice president, health plans for CVS Health. From 2007 to 2013, he served as a special advisor to General Atlantic, supporting various of its portfolio companies in leadership roles. Prior to 2007, Mr. Bahl held various senior executive positions as part of UnitedHealth Group, and at CIGNA Healthcare.

Gregory A. Conley

Age: 68

Director since 2012

TTEC Board Committees:

●     Audit (Chair)

●     Compensation

●     Security & Technology

Directorships:

●     CSG International (NASDAQ:CSGS)

●     Travelport Worldwide Ltd.

Past Directorships:

●     HaulHound.com

●     Odyssey Group, SA

●     Verio, Inc.

●     Tanning Technology Corporation (NASDAQ:TANN)

Mr. Conley’s extensive public company experience as chief executive officer and director of several technology companies, his leadership in technology innovation, and his legal experience bring relevant and necessary skills, experience, and perspective to our Board.

Between 2012 and 2014, Mr. Conley served as the CEO of Aha! Software, LLC, a predictive analytics and cloud computing company. Between 2009 and 2011, Mr. Conley served as the CEO of Odyssey Group, SA, a European-based technology services and software company, and oversaw the sale of the company to Temenos Group AG. Between 2004 and 2005, Mr. Conley was the president and CEO of Verio, Inc., a leading global provider of hosting and network services and a subsidiary of Nippon Telephone & Telegraph. From 2001 to 2003, Mr. Conley was the president and CEO Tanning Technology Corporation, a NASDAQ listed information technology solutions provider, sold to Platinum Equity in 2003. Prior to 2001, Mr. Conley was a senior executive responsible for e-markets, travel, and transportation at International Business Machines (NYSE:IBM) and an attorney at Covington & Burling LLP.

Robert N. Frerichs

Age: 71

Director since 2012

TTEC Committees:

●     Nominating and Governance (Chair)

●     Audit

●     Compensation

Directorships:

●     Wedgewood Enterprises Corporation

Past Directorships:

●     Accenture (NYSE:ACN)

●     Merkle, Inc.

●     Avanade (a JV between Accenture and Microsoft)

●     Cyandia, Inc.

Mr. Frerichs’ extensive global business experience, his public company and consulting industry experience, and his financial credentials bring relevant and necessary skills, experience, and perspective to our Board.

Mr. Frerichs spent 36 years with Accenture (NYSE:ACN) in various leadership roles including group chief executive for North America, chief risk officer and chief operating officer of the communication and high-tech operating group, and chairman of the capital committee; culminating his career as the International Chairman of Accenture, Inc. Between 2012 and 2013, Mr. Frerichs was the chairman of the Aricent Group, a global innovation and technology services company.

Mr. Frerichs is a Certified Public Accountant.

Marc L. Holtzman

Age: 63

Director since 2014

TTEC Committees:

●     Nominating and Governance

Directorships:

●     Astana Financial Services Authority

●     CBZ Holdings Ltd.

●     Bank of Kigali

Past Directorships:

●     KazKommertsBank

●     FTI Consulting (NYSE:FCN)

●     Duddell Street Acquisition Corp. (NASDAQ:DSAC)

Mr. Holtzman’s extensive international experience along with his financial, investment banking, and public company board experience bring relevant and necessary skills, experience, and perspective to our Board.

Mr. Holtzman served as the chairman of Meridian Capital HK, a Hong Kong private equity firm from 2012 until 2014, and as the executive vice chairman of Barclays Capital from 2008 and 2012. Between 2003 and 2005, Mr. Holtzman was president of the University of Denver. He also served in the cabinet of Colorado Governor Bill Owens as Secretary of Technology between 1999 and 2003.

Gina L. Loften

Age: 57

Director since 2021

TTEC Committees:

●    Compensation

●    Security & Technology

Directorships:

●     Teachers Insurance & Annuity Association of America (TIAA)

●     Thoughtworks Holding, Inc. (NASDAQ:TWKS)

●     Modernizing Medicine, Inc.

●     Foursquare Labs Inc.

●     Interwell Health

Past Directorships:

●     Rise Against Hunger

●     George Mason University research foundation.

Ms. Loften’s extensive experience in technology, cyber security, public sector, business transformation credentials, and diversity bring relevant and necessary skills, experience, and perspective to our Board.

Ms. Loften most recently served as chief technology officer for Microsoft USA (NASDAQ:MSFT), the position from which she retired in 2021. Prior to Microsoft, since 2004, Ms. Loften served in roles of growing responsibility with IBM (NYSE:IBM), including global consulting leader in cloud application innovation for IBM Global Business Services, chief innovation officer for IBM Research, and global public sector leader for IBM Watson Group.

Ekta Singh-Bushell

Age: 51

Director since 2017

TTEC Board Committees:

●    Security & Technology (Chair)

●    Audit

Directorships:

●     Chargepoint Holdings, Inc. (NYSE:CHPT)

●     Huron Consulting Group (NASDAQ:HURN)

●     Lesaka Technologies, Inc. (fka Net 1 UEPS Technologies, Inc.) (NASDAQ:UEPS)

●     Women’s Health Access Matters (a non-profit Board)

Past Directorships:

●     Designer Brands, Inc. (NYSE:DBI)

●     Datatec Limited (JSE:DTC)

Ms. Singh-Bushell’s experience in finance, audit, technology, and cyber security, as well as her international experience and ESG credentials bring relevant and necessary skills, experience, and perspective to our Board.

From 2016 to 2017, Ms. Singh-Bushell served as deputy to the first vice president, chief operating officer executive office, at the Federal Reserve Bank of New York. Prior to 2016, Ms. Singh-Bushell spent more than 20 years at Ernst & Young, serving in various leadership roles including global IT Effectiveness leader, US innovation & digital strategy leader; and chief Information security officer.

Ms. Singh-Bushell is a Certified Public Accountant and holds advanced international certifications in governance, information systems security, audit, and controls; and is an FSA (fundamentals of sustainability account) credential holder.

In considering Ms. Singh-Bushell’s nomination to the Board for 2023, the Board’s Nominating and Governance Committee evaluated all of Ms. Singh-Bushell’s board commitments and determined that they, in the aggregate, do not interfere with her commitments to TTEC. Moreover, the Committee determined that the knowledge and experience that Ms. Singh-Bushell attains from these additional commitments provide an important dimension to TTEC Board, especially in the healthcare, financial services, and retail areas which are all directly relevant to TTEC’s business.

Board Diversity Matrix

Board Diversity Matrix
Board Size:
Total Number of Directors		8
Gender:
	Female	Male	Non-Binary	Did not Disclose Gender
Directors	2	6	-	-
Number of Directors who identify in Any of the Categories Below:
African American or Black	1	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian (other than South Asian)	-	-	-	-
South Asian	1	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	6	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+ (none have self-identified)		-
Persons with Disabilities (none have self-identified)
Total Number of Directors: 8

Required Vote

The eight director nominees receiving the highest number of affirmative votes of the outstanding shares of common stock present or represented by proxy and voting at the Annual Meeting will be elected as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Recommendation of the Board

Our Board recommends that you vote “FOR” all of the nominees for election to our Board.

PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (PwC) served as TTEC’s independent registered public accounting firm in 2022. The Audit Committee of the Board determined that the current audit team, supported by PwC’s partners experienced with TTEC business in key countries where TTEC has material operations, and other PwC subject matter experts, have the appropriate level of professional expertise to oversee the completion of the TTEC annual independent audit. Although the Audit Committee of the Board has the sole authority to appoint the independent auditor, the Audit Committee of the Board continues its long-standing practice of recommending that the Board ask the stockholders to ratify the appointment of the independent auditor.

In accordance with its charter, the Audit Committee of the Board has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2023 and recommends to the stockholders that they ratify this appointment. If the appointment is not ratified by our stockholders, the Audit Committee of the Board may consider whether it should appoint another independent registered public accounting firm. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting, where they will be available to respond to stockholders’ questions.

Fees Paid to Accountants

PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since May of 2007. The following table shows the fees for the audit and other services provided by PricewaterhouseCoopers LLP for the years ended December 31, 2022 and 2021 (amounts in thousands).

	2022	2021
Audit fees	$4,546	$4,145
Audit-related fees	$-	$-
Tax fees	$-	$-
All other fees	$69	$135
Total	$4,615	$4,280

Audit Fees

This category includes the audit of our annual financial statements; review of financial statements included in our quarterly reports on Form 10-Q; the audit of management’s assessment of the effectiveness of our internal control over financial reporting, as well as the audit of the effectiveness of our internal control over financial reporting included in our 2022 Annual Report on Form 10-K and as required by Section 404 of the Sarbanes-Oxley Act of 2002; and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for current and prior years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions, and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees

This category consists of assurance and related services provided by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” Audit-related fees included accounting consultations and other attestation procedures.

Tax Fees

This category consists of professional services rendered by the independent registered public accounting firm, primarily in connection with our tax planning and compliance activities, including the preparation of tax returns in certain overseas jurisdictions and technical tax advice related to the preparation of tax returns.

All Other Fees

This category consists of professional services related to expatriate services and other nonrecurring miscellaneous services.

The Audit Committee of the Board has considered whether the independent registered public accounting firm’s provision of non-audit services is compatible with their independence and determined that it is compatible. All of the services provided by PricewaterhouseCoopers LLP were approved by the Audit Committee of the Board pursuant to its policy on pre-approval of audit and permissible non-audit services.

Policy on Audit Committee of the Board Pre-Approval of Audit and Non-Audit Services

All audit and non-audit services provided by PricewaterhouseCoopers LLP to us must be permissible under Section 10A of the Securities Exchange Act of 1934, as amended, and must be pre-approved in advance by the Audit Committee of the Board. The Audit Committee of the Board has delegated to the Chair of the Audit Committee of the Board the authority to pre-approve non-audit service projects with a total cost of up to $200,000 per fiscal year. However, if pre-approval is obtained from the Audit Committee of the Board Chair, the service may be performed but must be ratified by the Audit Committee of the Board at the next scheduled meeting. In accordance with this policy, the Audit Committee of the Board pre-approved all services performed and to be performed by PricewaterhouseCoopers LLP.

Required Vote

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023 requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of PricewaterhouseCoopers LLP.

Recommendation of the Board and the Audit Committee

Our Board and the Audit Committee of the Board recommend that you vote “FOR” Proposal No. 2.

PROPOSAL NO. 3: APPROVE AN ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES

Pursuant to rules of the U.S. Securities and Exchange Commission, specifically Section 14A of the Exchange Act pursuant to the Dodd-Frank Act (“Dodd-Frank Act”), TTEC is required to submit to stockholders a non-binding, advisory vote on the frequency with which stockholders believe an advisory vote on executive compensation, or a so-called “Say-on-Pay” vote, should occur. Stockholders may indicate whether they prefer that we hold a “Say-on-Pay” vote every three years, every two years or every one year, or they may abstain from this vote.

The Board has recommended that the stockholders hold an advisory vote on executive compensation every three years, because a three-year cycle will provide investors with sufficient time to evaluate the effectiveness of the Company’s short-term and long-term compensation programs, compensation and incentive compensation strategies and the Company’s performance; and further will provide the Board of Directors and the Compensation Committee of the Board with sufficient time to evaluate thoughtfully, and respond to stockholder input and implement effectively any desired changes to the Company’s executive compensation program.

As previously noted, as required by the Dodd-Frank Act, the vote cast by the stockholders on the frequency with which the stockholders should consider executive compensation is an advisory vote only. Stockholders are not ultimately voting to approve or disapprove the Board’s recommendation. As this is an advisory vote, it is not binding on the Company, and the Compensation Committee of the Board and the Board may decide that it is in the best interest of the Company and the stockholders to hold a “Say-on-Pay” vote more or less frequently than the preference receiving the highest number of votes of our stockholders. The Board and the Compensation Committee of the Board do value the opinions of the Company’s stockholders as expressed through their votes and other communications. Although the vote is non-binding, the Board and Compensation Committee of the Board will strongly consider the outcome of the Frequency of ‘Say-on-Pay’ vote and other communications from stockholders, when making future decisions regarding the Frequency of Say-on-Pay votes.

Required Vote

Proposal No. 3 is advisory and non-binding, but we will consider stockholders to have approved the frequency of “Say-on-Pay” to be THREE YEARS, if the frequency of three years receives the greatest number of votes by our stockholders.

Recommendation of the Board

Our Board recommends that you vote “FOR” holding a Say-On-Pay vote every THREE YEARS under Proposal No. 3.

PROPOSAL NO. 4: APPROVE AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by the rules of the U.S. Securities and Exchange Commission, our stockholders are asked to provide an advisory, not-binding, vote on the compensation of our executive officers. To provide stockholders with the information necessary to express their view about our executive compensation, we included detailed information about the composition, design and effectiveness of our executive compensation program in the section entitled Executive Compensation – Compensation Discussion and Analysis of these proxy materials.

As further described in the Compensation Discussion and Analysis section of the proxy materials, our executive compensation program is designed to attract, motivate and retain a talented, entrepreneurial and creative team of executives who provide leadership for our success in a competitive global market. Our compensation policies and practices are designed based on a pay-for-performance philosophy and are strongly aligned with our stockholders’ long-term interests. We believe that our executive compensation, which emphasizes cash awards aligned with the performance of the Company and long-term equity awards, satisfies this goal. See, the “Executive Compensation Summary” of the Compensation Discussion and Analysis section of the proxy materials for information on key components of our 2022 Named Executive Officer compensation; and read the entire Compensation Discussion and Analysis section of the proxy materials for details about our compensation philosophy and how it is achieved.

We are asking our stockholders to indicate their support of our executive officer compensation as described in this Proxy Statement. This proposal (commonly known as “Say-on-Pay” proposal) gives our stockholders the opportunity to express their views on our executive compensation. The vote is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our executive officers and the actual size of the compensation, as described in this Proxy Statement in accordance with the compensation disclosure rules of the U.S. Securities and Exchange Commission.

It is important to note that this vote is advisory, which means that the vote is not binding on us, our Board of Directors or the Compensation Committee of the Board. We value the opinions expressed by our stockholders and our Board, together with the Compensation Committee of the Board, will take the results of the vote into account in future compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE FOLLOWING RESOLUTION:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”

At the Annual Meeting of Stockholders held in May 2020, our stockholders approved our executive compensation with a vote of 99.77%. Except as otherwise discussed in the Compensation Discussion and Analysis section of the proxy materials, in light of the stockholder support, and given that performance-based incentive compensation and compensation the value of each is directly tied to the performance of the Company is generally preferred, the Compensation Committee of the Board made no significant changes to the overall design of our compensation program during 2022, except by adding a one-time grant under the Value Creation Program. By emphasizing long-term growth objectives for Executive Officers, the Value Creation Program further aligns their interests with the interests of our stockholders.

This year, in Proposal No. 3, the Board is asking TTEC stockholders to consider how often they prefer that the Company hold a “Say-on-Pay” vote. The Board will consider the results of this advisory vote to be expressed as part of the voting results at our 2023 Annual Meeting of Stockholders, and our Board will determine whether to hold a stockholder advisory vote on executive compensation every three years, every two years or every year. Based on that determination, the next stockholder advisory vote on executive compensation may be held at the 2024, 2025 or 2026 Annual Meeting of Stockholders.

Required Vote

Proposal No. 4 is advisory and non-binding, but we will consider stockholders to have approved the compensation of our Named Executive Officers if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” the proposal.

Recommendation of the Board

Our Board recommends that you vote “FOR” Proposal No. 4.

ADDITIONAL INFORMATION

Stockholder Submission of Nominations and Proposals

In order for a proposal of a stockholder to be included in the Proxy Statement and form(s) of proxy relating to our 2024 Annual Meeting of Stockholders, the proposal must be in writing and received by our Corporate Secretary at 9197 South Peoria Street, Englewood, Colorado 80112, no later than December 13, 2023. Timely receipt of a stockholder’s proposal will satisfy only one of the various conditions established by the SEC for inclusion in our proxy materials. Stockholders who wish to have their proposals included in our proxy materials must meet the eligibility requirements as provided in the SEC’s Shareholder Proposal Rule (Rule 14a-8), and their proposals must comply with the requirements of the Rule and with our Bylaws to be included in our proxy materials.

If a stockholder wishes to present a proposal at the 2024 Annual Meeting of Stockholders and this proposal is not intended to be included in the related proxy statement and form of proxy, or this stockholder intends to submit a director nomination at the 2024 Annual Meeting of Stockholders, our Bylaws require that the stockholder notify us in writing on or before February 26, 2024, but no earlier than January 27, 2024. The notice must include the information required by our Bylaws, which may be obtained on our website at ttec.com under the “Investors” and “Corporate Governance” tabs. If the stockholder does not meet the applicable deadline or comply with the requirements found in the SEC’s Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal. In addition to satisfying the foregoing requirements and those under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 25, 2024.

Other Business

We know of no other matter to be acted upon at the 2023 Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, however, the persons named in the accompanying proxy card as proxies for the holders of our common stock will vote thereon in accordance with their best judgment.

Annual Report

Our 2022 Annual Report is being delivered to the stockholders together with this Proxy Statement. The Annual Report is not part of the proxy materials, however. Additional copies of our 2022 Annual Report may be obtained without charge upon request made to TTEC Holdings, Inc., 9197 South Peoria Street, Englewood, Colorado 80112, Attention: Investor Relations.

By Order of the Board of Directors

KENNETH D. TUCHMAN

Chairman and Chief Executive Officer

Englewood, Colorado

April 11, 2023

TTEC Holdings, Inc. (NASDAQ:TTEC) is one of the largest, global CX (customer experience) technology and services innovators for end-to-end, digital CX solutions. The Company delivers leading CX technology and operational CX orchestration at scale through its proprietary cloud-based CXaaS (Customer Experience as a Service) platform. Serving iconic and disruptive brands, TTEC’s outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step of the customer journey. Leveraging next gen digital and cognitive technology, the Company’s Digital business designs, builds, and operates omnichannel contact center technology, conversational messaging, CRM, automation (AI / ML and RPA), and analytics solutions. The Company’s Engage business delivers digital customer engagement, customer acquisition & growth, content moderation, fraud prevention, and data annotation solutions.

Founded in 1982, the Company’s singular obsession with CX excellence has earned it leading client NPS scores across the globe. The Company’s nearly 70,000 employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results.

To learn more about how TTEC is bringing humanity to the customer experience, visit ttec.com.

Corporate Headquarters

9197 South Peoria Street

Englewood, CO 80112-5833

+1.303.397.8100 or 1.800.835.3832

ttec.com

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V11623-P83650 For Withhold For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 9197 SOUTH PEORIA STREET ENGLEWOOD, CO 80112 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 23, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TTEC2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 23, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw TTEC HOLDINGS, INC. 1a. Kenneth D. Tuchman 1c. Tracy L. Bahl 1d. Gregory A. Conley 1e. Robert N. Frerichs 1f. Marc L. Holtzman 1g. Gina L. Loften 1h. Ekta Singh-Bushell 1b. Steven J. Anenen NOTE: This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, the proxy will be voted FOR all of the Board of Directors' nominees and FOR all Proposals. 1. Election of Director Nominees The Board of Directors recommends you vote FOR the following: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. Ratification of the appointment of Pricewaterhouse Coopers LLP as TTEC's Independent Registered Public Accounting Firm for 2023. The Board of Directors recommends you vote for THREE years on the following proposal: 3. Frequency of Say on Pay vote. ! ! ! 3 Years 2 Years 1 Year Abstain ! ! ! ! 4. Say on Pay shareholder vote. The Board of Directors recommends you vote FOR the following: For Against Abstain

V11624-P83650 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and TTEC Annual Report on Form 10-K and related information including TTEC CEO's Letter to Stockholders are available at www.proxyvote.com. Please date, sign and mail your proxy card in the enclosed envelope as soon as possible. This Proxy is Solicited on Behalf of The Board of Directors of TTEC HOLDINGS, INC. The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints KENNETH D. TUCHMAN and MARGARET B. McLEAN, and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of TTEC HOLDINGS, INC. owned of record by the undersigned at the 2023 Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/TTEC2023 on May 24, 2023 at 10:00 a.m., MDT, and any adjournments or postponements thereof, in accordance with the directions marked on the reverse side hereof. The proxies, or each of them, in their discretion, are authorized to vote for the election of a person nominated to the Board of Directors if any nominee named herein becomes unable to serve or if for any reason whatsoever, another nominee is required, and the proxies, or each of them, in their discretion, are further authorized to vote on other matters which may properly come before the 2023 Annual Meeting and any adjournments or postponements thereof. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote these shares unless you sign and return this card. Continued and to be signed on reverse side